AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST __, 1998
                                                       REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           LONDON FOG INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)
                                ----------------

                 DELAWARE                                  2385                              36-3425294
   (State or other jurisdiction of     (Primary Standard Industrial Classification        (I.R.S. Employer
    incorporation or organization)                     Code Number)                    Identification Number)

      1332 LONDONTOWN BOULEVARD, ELDERSBURG, MARYLAND 21784, (410) 795-5900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 EDWARD M. KRELL
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           LONDON FOG INDUSTRIES, INC.
                            1332 LONDONTOWN BOULEVARD
                           ELDERSBURG, MARYLAND 21784
                                 (410) 795-5900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF SUBSIDIARY GUARANTOR AS                             PRIMARY STANDARD INDUSTRIAL  I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER                STATE OF INCORPORATION     CLASSIFICATION CODE NUMBER  IDENTIFICATION NUMBER
--------------------------------------- ------------------------ ----------------------------- ----------------------
Clipper Mist, Inc.                      Maryland                             2385              52-0910239
London Fog Sportswear, Inc.             Delaware                             2385              58-1148067
Matthew Manufacturing Co. Inc.          Maryland                             2385              52-0910348
Pacific Trail, Inc.                     Washington                           2385              91-0502298
PTI Holding Corp.                       Nevada                               2385              36-3857281
PTI Top Company, Inc.                   Nevada                               2385              36-3857280
Star Sportswear Manufacturing Corp.     Delaware                             2385              04-1865930
The Mounger Corporation                 Washington                           2385              91-0992719
The Scranton Outlet Corporation         Delaware                             2385              36-2956896
Washington Holding Company              Georgia                              2385              43-1141194

                               ----------------
                         Copies of Communications to:

          STUART B. FISHER, ESQ.                LAWRENCE H. BUDISH, ESQ.
     SENIOR VICE PRESIDENT, GENERAL COUNSEL        PROSKAUER ROSE LLP
                     AND SECRETARY                    1585 BROADWAY
            LONDON FOG INDUSTRIES, INC.         NEW YORK, NEW YORK 10036
                    8 WEST 40TH ST.                  (212) 969-3000
              NEW YORK, NEW YORK 10018
                    (212) 790-3000


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
           TITLE OF EACH CLASS OF                AMOUNT TO BE      PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED(1)    OFFERING PRICE(1)     AGGREGATE OFFERING PRICE   REGISTRATION FEE
Common Stock, par value $.01 per share ..... 8,614,525 shares        $ 5.38                  $ 46,346,144               $13,672
10% Senior Subordinated Notes due 2003 .....   $100,000,000             100%                 $100,000,000               $29,500
                                             principal amount
Total ......................................                                                 $146,346,144               $43,172
====================================================================================================================================




(1) Estimated   solely  for the  purpose of  calculating  the  registration  fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

     The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 28, 1998

                          LONDON FOG INDUSTRIES, INC.
[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
                         8,614,525 SHARES COMMON STOCK
                                      AND
              $100,000,000 10% SENIOR SUBORDINATED NOTES DUE 2003

     This prospectus covers (i) up to 8,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of London Fog Industries, Inc., a Delaware corporation (the "Company"), that are being offered for resale by certain selling stockholders of the Company (the "Selling Securityholders"),
(ii) up to 614,525 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the "Warrants") and (iii) up to $100,000,000 principal amount of 10% Senior Subordinated Notes due 2003 (the "Notes") that are being offered for resale by the Selling Securityholders. The exercise price of the warrants is $15.72 per share. Therefore, if all of the Warrants are exercised, the Company will receive net proceeds of $9,660,333. The Company will not receive any of the proceeds from the sale of the shares of Common Stock or the Notes being offered by the Selling Securityholders.

     The Notes mature on February 27, 2003, unless previously redeemed. The Notes bear interest at the rate of 10% per annum from February 27, 1998, or from the most recent date to which interest has been paid or provided for, payable semi-annually to holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year, commencing September 1, 1998. The Notes are redeemable, in whole or in part, at the option of the Company at any time at the redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon to the date of redemption. Upon the occurrence of a Change of Control (as defined), each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, thereon to the date of repurchase.

     The Notes are subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company pursuant to an Intercreditor and Subordination Agreement (the "Subordination Agreement"). The Notes are guaranteed (the "Subsidiary Guarantees"), jointly and severally, on a senior subordinated basis by the Company's subsidiaries representing substantially all of the assets, cash flow and operations of the Company (collectively, the "Subsidiary Guarantors"). The obligations under the Notes are secured, on a senior subordinated basis, by a pledge of the capital stock of each Subsidiary Guarantor and by a security interest in substantially all of the assets of the Company and each Subsidiary Guarantor. As of May 30, 1998, the aggregate principal amount of Senior Indebtedness of the Company was approximately $90.0 million and the aggregate amount of pari passu Indebtedness (as defined) was approximately $11.2 million. In addition, as of May 30, 1998, the Company had up to an additional $110.0 million of available borrowings under the Senior Credit Facility (as defined), which borrowings would rank senior in right of payment to the Notes. The Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. The security interests granted by the Company and the Subsidiary Guarantors for the benefit of the holders of the Notes are subordinate in priority to the security interests held by the lender under the Senior Credit Facility in accordance with the terms of the Subordination Agreement.

     Prior to this offering, there has been no public market for the Common Stock or the Notes and the Company does not intend to list the Common Stock or the Notes on any securities exchange. The Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market. The Company intends to make the Common Stock eligible for trading in the PORTAL market after the registration statement relating to this Prospectus is declared effective.

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

     This Prospectus covers the distribution of shares of Common Stock and Notes being offered by the Selling Securityholders and the shares of Common Stock issuable upon exercise of the Warrants. The Common Stock and the Notes being offered by the Selling Securityholders may be offered and sold from time to time by the Selling Securityholders through underwriters, dealers or agents or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at prices prevailing at the time of sale or at prices related to such prices. The Common Stock and the Notes may be sold separately from each other. The Shares issued upon exercise of the Warrants will be freely tradeable upon issuance, and delivery of this Prospectus will not be required in connection with such sales. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is       , 1998

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus, including information under "Risk Factors".

THE COMPANY

     The Company is a leading designer, marketer and distributor of quality men's and women's rainwear and outerwear in the United States. The Company designs, markets and distributes its products under the Company-owned LONDON FOG(Reg. TM) and PACIFIC TRAIL(Reg. TM) and related brand names, as well as under the DOCKERS(Reg. TM), LEVI'S(Reg. TM) and SPERRY(Reg. TM) labels pursuant to licenses from the owners thereof, and sells its products through most major channels of distribution in its markets. The Company believes it has a dominant share of the men's rainwear market in department stores and a significant share of the men's outerwear and women's rainwear and outerwear markets in department stores. The Company also distributes its products to specialty retailers (including sport specialty retailers), national and regional chain stores, and discount and off-price retailers. In addition, the Company generates a significant portion of its sales from distributing its products through Company-operated retail stores. As of May 30, 1998, the Company operated 134 factory outlet stores, eight superstores and three Weather Stores(TM). In Fiscal 1998, the Company had net sales of approximately $336 million.

     The Company's products marketed under the LONDON FOG(Reg. TM) and the related FOG(Reg. TM) and TOWNE(Reg. TM) brands and under the SPERRY(Reg. TM) brand (licensed to the Company by the owner thereof) are referred to as the "London Fog Products" and the products marketed under the PACIFIC TRAIL(Reg.
TM), INSIDE EDGE(Reg. TM) and BLACK DOT(Reg. TM) brands, and under the DOCKERS(Reg. TM) and LEVI'S(Reg. TM) brands (licensed to the Company by the owner thereof) are referred to as "Pacific Trail Products".

BUSINESS STRENGTHS

     Management believes that the Company has several competitive advantages which are important to its business, including the following:

     IMAGE AND CONSUMER RECOGNITION. The LONDON FOG(Reg. TM) brand name was introduced in 1954 and has become one of the most well known apparel brand names in the United States, with a strong reputation for quality and value. The LONDON FOG(Reg. TM) brand name ranked 6th in the 1997 Fairchild 100 Consumer Survey of the most recognizable apparel and accessory brands. In the same survey, the LONDON FOG(Reg. TM) brand name ranked 1st among the outerwear brands. The Company has capitalized on the strength of the LONDON FOG(Reg. TM) brand name by expanding from its initial roots in formal men's rainwear to a broad range of rainwear, outerwear and related products each providing consumers with the quality, functionality and value they expect from the LONDON FOG(Reg. TM) brand. In addition, the PACIFIC TRAIL(Reg. TM) brand has developed a strong and growing niche as a competitively priced brand which targets value-conscious consumers who seek authentic, quality outerwear for recreational activities and casual wearing occasions. Management believes that the Company will be able to continue to capitalize on the strength of its brands by expanding into additional product categories, such as sportswear, and utilizing a sub-branding strategy to enable product and distribution channel extensions while preserving the identity of the LONDON FOG(Reg. TM) and PACIFIC TRAIL(Reg. TM) brand names.

     BROAD AND DIVERSIFIED DISTRIBUTION CHANNELS. The Company sells its products through a varied array of distribution channels. The Company believes that its ability to distribute its products through varied wholesale distribution channels (including department stores, specialty retailers, sport specialty retailers, national and regional chain stores, and discount and off-price retailers) and through its own retail stores (factory outlet stores and new retail concept stores) places the Company at a competitive advantage by reducing the Company's dependency on any one distribution channel.

     RETAILING AS A COMPETITIVE ADVANTAGE. For Fiscal 1998, approximately 42% of the Company's net sales were generated through its retail stores, predominantly through its factory outlet stores. The Company's factory outlet stores are located in many of the primary outlet malls throughout the United States and the Company expects to open 20-25 additional factory outlet stores this year. The Company believes that operating its own retail stores provides the Company with the following advantages: (i) mitigating the Company's inventory risk by providing a controlled channel for selling excess inventory; (ii) increasing the breadth and control of the distribution of its products; (iii) preventing the Company from being solely dependent on third party retailers; and (iv) enabling the testing of new products, new product categories and new merchandise concepts. The Company also believes that its experience in operating its own retail stores provides the Company with a better understanding of the needs of its wholesale customers and the ultimate consumers of the Company's products. To further capitalize on these advantages, the Company is seeking to expand the distribution of its products by testing new Company-operated retail concepts through its superstores, Weather Stores(TM) and other potential retail store concepts.

     VARIETY OF PRODUCTS AND TARGET CONSUMERS. Through its well-known LONDON FOG(Reg. TM), PACIFIC TRAIL(Reg. TM) and related brands, as well as under the DOCKERS(Reg. TM), LEVI'S(Reg. TM), AND SPERRY(Reg. TM) labels pursuant to licenses from the owners thereof, the Company provides consumers with a broad selection of quality products, including a full assortment of outerwear for the entire family, for different end uses and different lifestyles at a broad range of price points. The Company provides products for use in all weather conditions and for use in dress, casual, outdoor and active end-uses. The Company believes this segmentation of its product offerings, targeting specific products to meet specific consumer lifestyle and end use requirements, increases its ability to satisfy the product needs of a broad consumer base. The Company is continuing to increase the variety of products it offers through the development of its own focused men's and women's sportswear collections to be marketed solely through the Company's retail stores. In addition, the Company continues to pursue additional opportunities to develop and market products under other well known brand names through license arrangements, as evidenced by the Company's license to market outerwear under the FOSSIL(Reg. TM) and related labels beginning in the fall 1999 season.

     STABLE PRODUCT LINES. The Company believes that the stability and continuity of the Company's core product lines relative to the fashion industry generally, with a significant portion of annual revenues being generated by similar styles carried over from the previous year, makes the Company less sensitive to fashion risk.

     WORLDWIDE PRODUCT SOURCING. The Company's merchandise is produced worldwide by independent manufacturers selected, monitored and coordinated by local Company employees to assure conformity to strict quality, cost and delivery standards. The Company believes the use of independent manufacturers, together with the Company's dedicated sourcing personnel, increases its production flexibility and capacity and allows it to maintain control over all aspects of the sourcing process, while at the same time substantially reducing capital expenditures and avoiding the costs of managing a large production work force.

     INTEGRATED OPERATING STRUCTURE. The integration of the Company's design, product procurement, production planning, marketing and merchandising functions enables the Company to effectively distribute products to its wholesale and retail customers in a timely manner and to control inventory.

BUSINESS STRATEGY

     The Company's mission is to be the international leader in the design, marketing and distribution of quality rainwear, outerwear and other related products that protect consumers in all weather conditions. To achieve this objective, the Company focuses on maximizing the market penetration of its brands by executing a life style/end-use segmentation approach to the design, merchandising and marketing of the Company's broad range of products. The Company aims to develop a clearer understanding of the target customer for each of the Company's brands and product lines, and to segment its products by types of target customers, which are differentiated by gender, age group and lifestyle and end-use requirements. In implementing this strategy, the Company has adopted an approach that divides its product offerings and brands into "dress," "casual," "outdoor," and "active" categories, through which the Company offers a broad range of products to satisfy different customer preferences and end-use requirements, all of which provide a consistently high standard of quality and value at price points consistent with the positioning of each brand.

     In addition to increasing the penetration of its existing brands and product lines, the Company's business plan includes seeking to add new brands (both through licensing of well-known, third party brands and development of new brands) and new product offerings to increase the breadth of coverage of the Company's products in terms of price, distribution channels and target consumers. Such new brands and product offerings must adhere to the Company's stringent standards of product quality, value and design while being positioned appropriately in the marketplace within the Company's overall life style/end-use segmentation approach. The Company may, in the future, under appropriate circumstances, enter into complementary acquisition opportunities consistent with the foregoing strategy in order to expand its stable of brand names and augment its product lines.

     The Company's business plans are designed to build upon the steps the Company has taken to grow its outerwear businesses, continuing the Company's transformation from a significant rainwear designer, marketer and distributor to a market force in all aspects of rainwear, outerwear and related products. This continued transformation is extremely important to the Company's future growth since the market for traditional rainwear is significantly smaller than the markets for either outerwear or other apparel products, such as sportswear, and the market demand for traditional rainwear continues to be adversely affected by the growth of casual attire in the workplace. Of Fiscal 1998 total net sales of $335.6 million, outerwear comprised 68%, rainwear comprised 27% and sportswear, accessories and other (primarily consisting of sales of goods purchased from licensees and other companies for sale in the Company's retail stores, such as hats, umbrellas, gloves, scarves and luggage) comprised 5%. This compares with Fiscal 1994 total net sales of $356.6 million, of which outerwear comprised 40%, rainwear comprised 42%, and sportswear, accessories and other (primarily consisting of a wholesale sportswear line consisting primarily of men's sweaters and knit shirts, which was discontinued at the end of Fiscal 1994, and men's and women's sportswear lines marketed solely through the Company's retail stores, which were discontinued during Fiscal 1996) comprised 18%.

     The Company's strategy of augmenting its range of brands, product offerings and target consumers was advanced significantly by the acquisition of Pacific Trail in April 1994. Pacific Trail, headquartered in Seattle since 1945 and inspired by the rugged outdoor lifestyle of the Pacific Northwest, is a leading designer, marketer and distributor of authentic, moderate-priced casual, outdoor and active outerwear for men, women and children. Wholesale sales of Pacific Trail Products in Fiscal 1998 were $85.8 million.

     After having discontinued its sportswear product lines in Fiscal 1996 as part of the Company's strategy to recover from the significant deterioration of its financial condition and operating results during Fiscal 1995 by streamlining the Company's operations and refocusing its operational and financial resources on its core rainwear and outerwear product categories, the Company has decided to reenter the business of marketing sportswear. Management plans to market focused lines of men's and women's sportswear through its retail stores, and expects that sportswear will be a growing product category for the Company. Management believes that the new sportswear lines will help broaden the appeal of the Company's stores to both existing and new customers, increase store sales, reduce the seasonality of the Company's sales and provide a product base to support potential additional Company-operated retail store concepts.

     A central part of the Company's growth plan is to increase its sales through Company-operated retail stores. The Company is already the dominant provider of men's rainwear and a significant provider of women's rainwear and men's and women's outerwear to department stores. However, department stores are becoming an increasingly competitive environment as a result of the increased emphasis on private label products at lower prices and lifestyle "collection" brands at higher prices. In addition, the consolidation of department store groups over the past several years has significantly reduced the number of potential customers for the Company's products. Also, delivery problems in fall 1994 and spring 1995 had an adverse effect on the Company's relations with some of its department store customers, which contributed to a significant decrease in wholesale sales of London Fog Products. Therefore, Company-operated retail stores are an increasingly important distribution channel to the Company. In Fiscal 1998, net sales at the Company's retail stores totaled $139.9 million (41.7% of total net sales), as compared to $96.5 million (35.2% of total net sales) in Fiscal 1996. Retail sales include sales at the Company's factory outlet stores, superstores and Weather Stores(TM). At May 30, 1998, the Company operated 134 factory outlet stores. A typical factory outlet store is approximately 4,700 square feet and is located in a manufacturers' outlet mall. Factory outlet stores appeal to the value-oriented consumer and sell excess inventory, out-of-season merchandise and seconds, as well as current season, first-quality products. As of May 30, 1998, the Company operated eight test superstores. The Company's superstores, the first of which was opened in May 1997 in North Canton, Ohio, were opened to test an alternative, larger format retail distribution channel for the Company's product offerings to supplement its traditional wholesale and factory outlet store retail distribution channels. A typical superstore is located in a suburban shopping mall or strip mall and offers a superior selection of current season, first quality product for the entire family at highly competitive prices. Based on initial sales results for these test retail superstores, management has determined that most of the existing superstores, many of which are larger than 25,000 square feet, are too large to generate acceptable profitability within an acceptable period of time. The Company is currently targeting 10,000 to 12,000 square feet as the optimal size to test for its larger format superstores. In connection with adopting a plan to restructure its superstores, during the quarter ended May 30, 1998, the Company recorded a restructuring charge of $3.5 million related to the planned closing or downsizing of five of the Company's eight superstores open as of May 30, 1998. The Company expects to open one additional large format superstore during the remainder of the current Fiscal year (other than potential relocations of existing superstores in connection with their downsizing pursuant to the Company's superstore restructuring plan), an approximately 11,000 square foot store expected to open in late fall 1998 in Columbus, Ohio. The Company will continue to evaluate the optimal size and the best locations for its future superstores.

     The Company's principal executive offices are located at 1332 Londontown Boulevard, Eldersburg, Maryland 21784. The telephone number of the Company is
(410) 795-5900.

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock and the Notes.

                                 THE OFFERINGS

COMMON STOCK
------------

Shares of Common Stock
 Offered.................      8,614,525   shares,   including   614,525  shares
                               issuable upon exercise of the Warrants.

Use  of  Proceeds........      The Company  will not receive any of the proceeds
                               from  the   sale  of   Shares   by  the   Selling
                               Securityholders. If all of the Warrants are exercised, the Company will receive net proceeds of $9,660,333.

NOTES
-----

Notes  Offered...........      $100,000,000  aggregate  principal  amount of 10%
                               Senior Subordinated Notes due 2003.


Maturity Date............      February 27, 2003.

Interest  Payment Dates..      Each  March  1  and   September   1,   commencing
                               September 1, 1998.

Optional Redemption by
  the Company............      The Notes are redeemable, in whole or in part, at
                               the option of the Company at any time at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Notes -- Terms of the Notes -- Optional Redemption."

Change of Control
  Repurchase.............      Upon a Change of Control,  each of the holders of
                               the  Notes  will have the  right to  require  the
                               Company to  purchase  all or any  portion of such
                               holder's  Notes  at a price  equal to 101% of the
                               aggregate principal amount thereon,  plus accrued
                               and  unpaid  interest,  if  any,  to the  date of
                               repurchase.  See  "Description of Notes -- Change
                               of Control" for a discussion of the circumstances
                               in which the Company may be required to make such
                               a   repurchase.   The  Senior   Credit   Facility
                               prohibits the Company from  purchasing any of the
                               Notes and also  provides  that certain  change of
                               control   events  with  respect  to  the  Company
                               constitute  a  default   thereunder.   See  "Risk
                               Factors -- Possible Inability to Repurchase Notes upon Change of Control."

Security.................      The Notes are secured,  on a senior  subordinated
                               basis, by a pledge of the capital stock of each Subsidiary Guarantor, and by a security interest in substantially all of the assets of the Company and the Subsidiary Guarantors.

Subordination............      The Notes are subordinated in right of payment to
                               all existing and future  Senior  Indebtedness  of
                               the Company,  including all  indebtedness  of the
                               Company under the Senior Credit  Facility.  As of
                               May 30, 1998, the aggregate  principal  amount of
                               Senior    Indebtedness   of   the   Company   was
                               approximately  $90.0  million  and the  aggregate
                               amount  of  pari  passu  Indebtedness  was  $11.2
                               million. In addition, as of May 30, 1998, the Company had up to an additional $110.0 million of available borrowings under the Senior Credit
                               Facility, which borrowings would rank senior in right of payment to the Notes.

Subsidiary  Guarantees...      The Notes are guaranteed,  jointly and severally,
                               on a senior  subordinated  basis by the Company's
                               subsidiaries  representing  substantially  all of
                               the  assets,  cash  flow  and  operations  of the
                               Company.    The    Subsidiary    Guarantees   are
                               subordinated  in right of payment to all existing
                               and future Senior  Indebtedness of the Subsidiary
                               Guarantors  on the same  basis as the  Notes  are
                               subordinated   to  Senior   Indebtedness  of  the
                               Company.

Principal  Covenants.....      The  Indenture  for the Notes  (the  "Indenture")
                               imposes certain limitations on the ability of the
                               Company  and its  subsidiaries  to,  among  other
                               things,   incur  additional   indebtedness,   pay
                               dividends  or  make  certain   other   restricted
                               payments,  consummate  certain asset sales, enter
                               into certain transactions with affiliates,  incur
                               liens, merge or consolidate with any other person
                               or  sell  assign,  transfer,   lease,  convey  or
                               otherwise dispose of, all or substantially all of the assets of the Company.

Use  of  Proceeds........      The Company  will not receive any of the proceeds
                               from the sale of the Notes.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements that are intended to provide investors with meaningful and useful information. These forward-looking statements represent management's current expectations, estimates, beliefs and assumptions concerning future business conditions and the outlook for the Company based on currently available information. Whenever possible, the Company has identified these forward-looking statements by words such as "anticipates," "believes," "expects," "estimates," "intends," "will be," "planned," variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties related to the Company's operations, some of which are beyond the Company's control. Certain factors that could cause the Company's actual results or performance to differ materially from those expressed in these forward-looking statements are described in "Risk Factors," including, but not limited to the following: significant competition in the Company's primary product markets; significant seasonality of sales and cash flow; high degree of sensitivity of sales to weather; uncertain ability to achieve growth strategy and risks associated with the Company's superstores and new retail initiatives; impact of changing consumer preferences; dependence on key personnel; risks associated with international production and dependence on independent manufacturers; risks associated with production lead times and advance purchase of products; and the Company's substantial indebtedness, related covenants, restrictions and events of default and continued availability of financing. Given these risks and uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to update publicly any such risks and uncertainties or to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

     The summary consolidated financial information for the fiscal years ended February 26, 1994, February 25, 1995, February 24, 1996, February 22, 1997 and February 28, 1998 has been derived from the Company's audited Consolidated Financial Statements. The Consolidated Financial Statements for the fiscal years ended February 24, 1996, February 22, 1997 and February 28, 1998 and the fourteen weeks ended May 31, 1997 and thirteen weeks ended May 30, 1998 are included elsewhere in this Propectus. The summary consolidated financial information for the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 and as of May 31, 1997 and May 30, 1998 has been derived from the Unaudited Condensed Consolidated Financial Statements of the Company, which, in the opinion of management, have been prepared on the same basis as the Consolidated Financial Statements included elsewhere in this Prospectus and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations of the Company. Results for the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 are not indicative of the results for a full year. The information set forth below should be read in conjunction with the historical Consolidated Financial Statements, Unaudited Condensed Consolidated Financial Statements and related notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                                                         FISCAL YEAR ENDED

                                             --------------------------------------------------------------------------
                                              FEBRUARY 26,   FEBRUARY 25,   FEBRUARY 24,   FEBRUARY 22,   FEBRUARY 28,
                                                1994 (A)       1995 (A)         1996           1997         1998 (B)
                                             -------------- -------------- -------------- -------------- --------------
STATEMENT OF OPERATIONS DATA:
Net sales ..................................   $ 356,632      $  330,520     $  274,394    $   279,107     $ 335,621
Cost of goods sold .........................     253,429         290,372        203,469        185,102       227,405
                                               ---------      ----------     ----------    -----------     ---------
 Gross profit ..............................     103,203          40,148         70,925         94,005       108,216
Licensing revenues .........................       4,221           3,184          1,947          3,064         4,055
                                               ---------      ----------     ----------    -----------     ---------
                                                 107,424          43,332         72,872         97,069       112,271
Selling, general and administrative
 expenses ..................................      75,004         106,908         86,641         83,848        98,499
Restructuring and special charges (c) ......      28,275          61,190             --             --         7,535
Deferred compensation expense (d) ..........          --              --             --             --         2,735
Amortization of goodwill and licensing
 agreements ................................       5,253           6,643          4,024          2,487         2,126
Write-off of goodwill and licensing
 agreements (e) ............................      16,651          51,136             --             --            --
                                               ---------      ----------     ----------    -----------     ---------
 Operating income (loss) ...................     (17,759)       (182,545)       (17,793)        10,734         1,376
Interest expense, net ......................      24,624          29,506         16,790         12,530        14,664
Gain from sale of investment. ..............          --              --             --             --        (2,260)
                                               ---------      ----------     ----------    -----------     ---------
Income (loss) before provision  (benefit)
 for income taxes,  extraordinary items
 and cumulative effect of accounting
 change ....................................   $ (42,383)     $ (212,051)    $  (34,583)   $    (1,796)    $ (11,028)
                                               ---------      ----------     ----------    -----------     ---------
Income (loss) before extraordinary items
 and cumulative effect of accounting
 change ....................................   $ (32,383)     $ (212,251)    $  (34,759)   $    (1,954)    $  (5,096)
Extraordinary gain (loss) on
 extinguishment of debt, net of tax (f).....      (3,267)        (11,877)            --             --       160,855
 Net income (loss) .........................     (35,650)       (225,436)       (34,759)        (1,954)      155,759

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (g) ........................   $  90,184      $  (22,898)    $   69,276    $    72,694     $  49,000
Total assets ...............................     270,998         259,296        210,713        206,345       215,091
Total debt (h). ............................     162,706         316,579        329,533        330,325       179,498
Total stockholders' equity (deficit) .......      32,907        (127,427)      (160,813)      (162,066)       (4,589)

OTHER DATA:
EBITDA (i) .................................      36,824         (59,343)        (9,933)        18,647        20,799
Depreciation expense .......................       4,404           4,233          3,836          5,426         7,027
Adjusted cash interest (j) .................      22,811          26,971         11,461          9,210        12,211
Capital expenditures.. .....................       5,157          11,526          4,696          7,703        11,844
Ratio of EBITDA to Adjusted cash
 interest (k) ..............................        1.6 x             --             --           2.0 x         1.7 x
Retail stores open at end of period ........         110             122             99            125           136

                                                FOURTEEN     THIRTEEN
                                              WEEKS ENDED   WEEKS ENDED
                                                MAY 31,       MAY 30,
                                                  1997         1998
                                             ------------- ------------
                                                    (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Net sales ..................................  $   41,678    $  36,627
Cost of goods sold .........................      27,022       22,753
                                              ----------    ---------
 Gross profit ..............................      14,656       13,874
Licensing revenues .........................       1,010          860
                                              ----------    ---------
                                                  15,666       14,734
Selling, general and administrative
 expenses ..................................      20,039       21,754
Restructuring and special charges (c) ......       3,500        3,500
Deferred compensation expense (d) ..........          --          684
Amortization of goodwill and licensing
 agreements ................................         561          532
Write-off of goodwill and licensing
 agreements (e) ............................          --           --
                                              ----------    ---------
 Operating income (loss) ...................      (8,434)     (11,736)
Interest expense, net ......................       4,011        1,455
Gain from sale of investment. ..............          --           --
                                              ----------    ---------
Income (loss) before provision  (benefit)
 for income taxes,  extraordinary items
 and cumulative effect of accounting
 change ....................................  $  (12,445)   $ (13,191)
                                              ----------    ---------
Income (loss) before extraordinary items
 and cumulative effect of accounting
 change ....................................  $  (12,493)   $ (13,242)
Extraordinary gain (loss) on
 extinguishment of debt, net of tax (f).....          --           --
 Net income (loss) .........................     (12,493)     (13,242)

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (g) ........................  $   60,718    $  37,733
Total assets ...............................     218,728      246,232
Total debt (h). ............................     356,845      224,413
Total stockholders' equity (deficit) .......    (174,562)     (17,401)

OTHER DATA:
EBITDA (i) .................................      (2,697)      (5,062)
Depreciation expense .......................       1,676        1,958
Adjusted cash interest (j) .................       2,614        3,724
Capital expenditures.. .....................       2,173        2,212
Ratio of EBITDA to Adjusted cash
 interest (k) ..............................          --           --
Retail stores open at end of period ........         126          145

              NOTES TO SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

(a) The Company acquired Pacific Trail, Inc. and affiliated entities in April 1994. The statement of operations data and other data presented for the period preceding the acquisition do not include amounts for the acquired entities and therefore are not comparable to subsequent periods. Additionally, the statement of operations data and other data presented for the year in which the acquisition occurred are not comparable to subsequent periods.

(b) The statement of operations data and other data for the fiscal year ended February 28, 1998 are based on a 53-week year.

(c) The restructuring charge in Fiscal 1994 relates to the restructuring of the Company's operations (including the closing of three production facilities), brand repositioning (including the discontinuation of its knitwear division) and relocation of certain Company office facilities. The restructuring charge in Fiscal 1995 includes charges related to the restructuring of the Company's manufacturing, distribution, retail store and other operations, changes in senior management, the restructuring of its debt and equity capitalization, and a writedown related to an investment in a joint venture. The Fiscal 1998 charges relate to the closing of the Company's rainwear manufacturing plant located in Baltimore, Maryland and special payments made to certain executives of the Company due to the triggering of contractual "change of control" payment rights in the employment agreements of such executives. The restructuring charge in the fourteen weeks ended May 31, 1997 relates to the closing of the Company's Baltimore, Maryland rainwear manufacturing facility. The restructuring charge in the thirteen weeks ended May 30, 1998 relates to the planned closing or downsizing of five of the Company's eight test retail superstores open as of May 30, 1998. See Note 16 of Notes to Consolidated Financial Statements and Note 4 of Notes to Unaudited Condensed Consolidated Financial Statements.

(d) Deferred compensation expense in Fiscal 1998 and the thirteen weeks ended May 30, 1998 consists of compensation expense related to stock-based compensation of approximately $1,718 and $430, respectively, and compensation expense related to non-cash accruals under a deferred compensation plan of approximately $1,017 and $254, respectively. See Note 11 of Notes to Consolidated Financial Statements.

(e) The write-off of goodwill and licensing agreements in Fiscal 1994 represents a write-off of goodwill attributable to the Company's discontinued knitwear division and a write-off of intangible assets related to licensing agreements terminated or not renewed by the Company as part of the Company's brand repositioning. The Fiscal 1995 figure represents a write-off of goodwill recorded based on the Company's evaluation of the impairment of goodwill resulting from the significant declines in sales, profitability and cash flow experienced in Fiscal 1995.

(f) The extraordinary losses recorded in Fiscal 1994 and Fiscal 1995 represent the cumulative catch-up of amortization of deferred financing costs and redemption premium paid in connection with refinancings of certain of the Company's debt. The extraordinary gain recorded in Fiscal 1998 relates to the extinguishment of debt in connection with the 1998 Recapitalization. See Notes 8 and 13 of Notes to Consolidated Financial Statements.

(g) Working capital represents current assets less current liabilities. Current liabilities include future interest payments capitalized under the provisions of SFAS 15 of $10,000 at each of February 28, 1998 and May 30, 1998. See Note 8 of Notes to Consolidated Financial Statements.

(h) Total debt represents long-term debt, including current portion, plus revolving credit borrowings. Total debt includes future interest payments capitalized under the provisions of SFAS 15 of $91,533, $77,383, $50,000, $73,448 and $50,000 at February 24, 1996, February 22, 1997, February 28,
      1998, May 31, 1997 and May 30, 1998, respectively. See Note 8 of Notes to Consolidated Financial Statements.

(i) EBITDA represents operating income (loss) plus write-off of goodwill and licensing agreements, depreciation and amortization, deferred compensation expense and restructuring and special charges. The Company believes that EBITDA, as presented, provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles and should not be considered a substitute for net income as an indicator of the Company's operating performance or cash flow as a measure of liquidity. In addition, the method of calculating EBITDA set forth above may be different from calculations of EBITDA employed by other companies and, accordingly, may not be directly comparable to such other calculations.

(j) Adjusted cash interest represents interest expense less non-cash interest expense, including the accretion of principal and the amortization of deferred financing costs, plus cash interest accrued or paid during the period which was accounted for in accordance with the provisions of SFAS 15 and, therefore, is not included in interest expense.

(k) EBITDA was not sufficient to cover Adjusted cash interest in the fiscal years ended February 25, 1995 and February 24, 1996 and the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 in the amount of $86,314, $21,394, $5,311 and $8,786, respectively.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK AND NOTES OFFERED BY THIS PROSPECTUS.

INDEBTEDNESS AND LEVERAGE

     The Company is highly leveraged. As of May 30, 1998, the Company had outstanding indebtedness of $224.4 million, including $50 million of future interest payments on the $100 million principal amount of Notes capitalized in accordance with the provisions of SFAS 15. See "Capitalization." In addition, the Company's earnings have historically been insufficient to cover fixed charges and were insufficient by $11.0 million and $13.2 million for Fiscal 1998 and the thirteen week period ended May 30, 1998, respectively.

     The ability of the Company to repay or refinance its debt obligations will be dependent upon the future performance of the Company, which in turn will be subject to prevailing economic and competitive conditions and to other factors, some of which are beyond the control of the Company. Due to the highly seasonal nature of the rainwear and outerwear business, the Company's inventory and accounts receivable levels, and the associated capital needs and debt service obligations, fluctuate significantly during the year. There is no assurance that the Company's operating results, cash flow and capital resources will be sufficient to meet its debt service obligations (including the principal amount owing on the Notes when due). If such operating results, cash flow and capital resources are insufficient to meet the Company's debt service obligations, the Company will have to adopt one or more alternatives, such as reducing or delaying capital expenditures, refinancing or restructuring its debt, or selling assets in order to satisfy its debt obligations. The Company expects to need to refinance the Notes to meet the obligation to repay the principal amount owing on the Notes upon maturity. There is no assurance that any such reduction or delay of capital expenditures, refinancing or restructuring of debt (prior to or at maturity), or sales of assets could be effected on satisfactory terms, would be permitted by the Senior Credit Facility or would generate sufficient cash flow to meet such debt service obligations.

     The degree to which the Company is leveraged could have important consequences to the holders of the Notes and the Shares, including: (i) the Company's vulnerability to adverse general economic and industry conditions;
(ii) the Company's ability to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and (iii) the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations and future business opportunities.

SUBORDINATION; EFFECT OF ASSET ENCUMBRANCES

     Principal  of,  premium,  if  any,  and  interest  on  the  Notes  will  be subordinated to all existing and future Senior Indebtedness of the Company, including all indebtedness pursuant to the Senior Credit Facility. Therefore, in the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company or upon the acceleration of the Notes or any indebtedness, the assets of the Company will be available to pay obligations on the Notes only after Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. In addition, under certain circumstances, no payments may be made for a specified period with respect to the principal of, premium, if any, or interest on the Notes if a default exists with respect to certain Senior Indebtedness. See "Description of the Notes -- Subordination." As of May 30, 1998, the aggregate principal amount of Senior Indebtedness of the Company was approximately $90.0 million and the Company had up to an additional $110.0 million of available borrowings (assuming there was an adequate collateral borrowing base) under the Senior Credit Facility, which borrowings would rank senior in right of payment to the Notes. Further, the claims of holders of the Notes will be effectively subordinated to indebtedness of the Company's subsidiaries. Subject to certain exceptions and financial tests set forth in the Indenture and the Senior Credit Facility, the Company may also incur additional Senior Indebtedness, and the Company's subsidiaries may incur additional indebtedness, in the future.

     The Company's obligations under the Senior Credit Facility are secured by a pledge of substantially all of the assets of the Company and guaranteed by substantially all of the Company's subsidiaries, representing substantially all of the assets, cash flow and operations of the Company. The Company's indebtedness under the Notes is also secured by a pledge of assets of the Company and guaranteed by the Company's subsidiaries to the same extent as the Senior Credit Facility, but on a subordinated basis to the Senior Credit Facility. Therefore, if an event of default occurs under the Senior Credit Facility, the lenders thereunder will have a claim on substantially all of the assets of the Company and its subsidiaries (including trademarks) prior to any claim of the holders of the Notes. There can be no assurance that the remaining assets, if any, will be sufficient to satisfy the Company's obligations on the Notes. See "Description of the Senior Credit Facility."

RESTRICTIONS UNDER FINANCING AGREEMENTS; VARIABLE INTEREST RATE

     The Senior Credit Facility contains certain financial and other covenants, including covenants requiring the Company to maintain certain financial ratios and restricting the ability of the Company and its subsidiaries to incur indebtedness or to create or suffer to exist certain liens. The ability of the Company to comply with such provisions may be affected by events beyond its control. A failure to make any required payment under the Senior Credit Facility, or to comply with any of the financial and operating covenants included in the Senior Credit Facility, would result in an event of default thereunder, permitting the lender to accelerate the maturity of the indebtedness under the Senior Credit Facility and foreclose upon its collateral and, depending upon the action taken by such lender, delaying or precluding payment of principal of, premium, if any, or interest on the Notes. See "Description of the Senior Credit Facility." Such an acceleration could also result in the acceleration of the Company's and its subsidiaries' other indebtedness. The Indenture also has certain covenants which, if not complied with, would result in an event of default thereunder permitting holders of the Notes to accelerate the Notes. See "Description of the Notes -- Events of Default." Any such event of default or acceleration could also result in the acceleration of other indebtedness of the Company. If the lender under the Senior Credit Facility accelerates  the  maturity  of  the  indebtedness  thereunder,  there  can be no assurance that the Company will have sufficient assets to satisfy its obligations under the Notes, nor could there be any assurance that the Company would be able to repay in full such indebtedness and other indebtedness of the Company, and in such event the equity holders could lose their entire investment.

     The Company's right to borrow under the Senior Credit Facility is dependent on the Company having an adequate collateral borrowing base, which is determined by a formula based on the eligible accounts receivable and the eligible inventory of the Company plus certain amounts during certain periods of the year.

     The Company's indebtedness under the Senior Credit Facility bears interest at rates that will fluctuate with changes in certain prevailing interest rates. A substantial increase in interest rates could adversely affect the Company's ability to satisfy its debt service obligations.

POSSIBLE INABILITY TO REPURCHASE NOTES UPON CHANGE OF CONTROL.

     The Senior Credit Facility prohibits the Company from purchasing any of the Notes and also provides that certain change of control events with respect to the Company constitute a default thereunder. Any future credit agreements or other agreements relating to debt which is senior to the Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes by the relevant Senior Indebtedness. In such case, the Company's failure to purchase the tendered Notes would constitute an event of default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility and could constitute a default under other Senior Indebtedness. In such circumstances, the subordination provisions in the Subordination Agreement would restrict payments to the holders of the Notes. Furthermore, no assurance can be given that the Company, if permitted to repurchase the Notes, will have sufficient resources to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of Notes"

SUBSTANTIAL COMPETITION

     The apparel industry, in general, and the markets for rainwear and outerwear, in particular, are highly competitive. The Company must remain competitive in the areas of product functionality, style, quality, brand recognition, price and customer service. The Company faces significant competition from numerous branded apparel companies, including those which market predominantly rainwear and/or outerwear, as well as those which market full line apparel "collections" including rainwear and/or outerwear. In addition, the Company faces significant competition from various retailers, including many of the Company's department store customers, which market rainwear and/or outerwear under their own "private" labels. These and other competitors pose significant challenges to the Company's market share in each of its product categories. Many of the Company's competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources than the Company. There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company. See "Business Competition."

CHANGING FASHION TRENDS

     Although the Company's rainwear and outerwear products have been historically less sensitive to fashion trends than other apparel products, the apparel industry is subject to rapidly changing consumer preferences, which may affect companies which misjudge such preferences. In addition, in recent years the Company has been adversely affected by the growth of casual attire in the workplace, which has decreased overall market demand for rainwear products used primarily with "dress" or formal attire. Furthermore, changes in fashion trends could have a greater impact as the Company expands its product offerings to include more sportswear. To compete successfully in the apparel industry, the Company must be able to anticipate, gauge and respond to changing consumer demand and tastes relatively far in advance of customer orders, as well as to operate within substantial production and delivery constraints. If the Company materially misjudges the market for a particular product or product group, the Company may be faced with a substantial amount of excess inventory. Although the Company attempts to mitigate its inventory risk by obtaining a significant portion of its wholesale orders in advance, production orders must generally be placed with manufacturers before all of a season's wholesale orders are received by the Company, and such wholesale customer orders are, in many instances, cancelable by the customer. In addition, although the Company is subject to the same risk of changing consumer demand and tastes in its own retail stores, the Company's factory outlet stores provide a controlled distribution channel for selling excess inventory. Nonetheless, failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, lower sales, lower gross margins, excess inventories, and reduced future consumer acceptance of the Company's brand names and product lines, which could have a material adverse effect on the Company.

SEASONALITY AND FLUCTUATIONS IN OPERATING RESULTS; WEATHER

     The Company's results of operations have fluctuated and will continue to fluctuate significantly from period to period. Most of the Company's products are marketed on a seasonal basis, with a product mix currently weighted substantially toward the fall season. Historically, the Company has realized its highest level of sales (approximately 40% of the full year's net sales) in its third fiscal quarter (September through November) and its lowest level of sales in its first fiscal quarter (March through May). Related to this seasonality of sales, the Company historically has generated significant operating losses in the first fiscal quarter and has generated significantly stronger operating income in the third fiscal quarter than in any of the other quarters. Thus, the Company's annual results are highly dependent upon its ability to deliver product and realize strong sales to the end-consumer during the key fall selling period. The impact of warm and dry weather in the fall and winter months can have a negative effect on sales during the crucial fall and winter retail season as well as the following spring and fall seasons. For example, the Company believes that unseasonably warm weather in many regions of the United States during fall 1997 and winter 1997/1998 adversely affected the Company's net sales, gross margin and operating income during its fiscal year ended February 28, 1998 ("Fiscal 1998") and contributed to the level of excess inventory held at the end of Fiscal 1998. Sustained periods of unseasonably warm and dry weather could have a material adverse effect on the Company. The seasonality of the Company's sales and the impact of weather on sales, along with other factors that are beyond the Company's control, including general economic conditions, changes in consumer behavior, availability of import quotas and currency exchange rate fluctuations, could adversely affect the Company and cause its results of operations to fluctuate. Results of operations in any period should not be considered indicative of the results to be expected in any future period.

UNCERTAIN ABILITY TO ACHIEVE GROWTH STRATEGY

     As a primary focus of its growth strategy and in response to the increased competitive pressures faced by the Company in recent years in its traditional wholesale distribution channels, in Fiscal 1998 the Company began to open Company-operated retail superstores to test an alternative, larger format retail distribution channel for the

Company's product offerings to supplement the Company's existing wholesale and factory outlet store distribution channels. In Fiscal 1998, the Company opened seven test superstores in suburban locations in the northeast and midwest regions of the United States and the Company opened an eighth superstore in the first quarter of Fiscal 1999. The first superstore, opened in May 1997, was approximately 37,000 square feet and the average size of the first seven superstores was approximately 23,000 square feet, with four of the stores larger than 26,000 square feet. Each of the seven test superstores was unprofitable in Fiscal 1998 as a result of costs related to the start-up of these stores and lower than expected sales levels. The seven superstores as a whole generated an operating loss of $4.1 million, before allocation of corporate overhead expenses, for Fiscal 1998. Based on the experience with these initial test superstores, the Company believes that most of the existing superstores are too large to generate acceptable profitability within an acceptable period of time. As a result, the Company has adopted a plan to restructure its larger format store strategy by closing or significantly downsizing five of the Company's eight current test superstores and shifting to a revised format which focuses on a store size significantly smaller than 25,000 square feet and includes the planned expansion of product offerings beyond rainwear and outerwear, such as sportswear and accessories. The Company is currently targeting 10,000 to 12,000 square feet as the optimal size to test for its larger format superstores. The Company believes that the planned reduction in store size and expansion of product offerings will help broaden the appeal of the stores to both existing and new customers, increase store sales, reduce the seasonality of the Company's sales and increase store profitability. There can be no assurance that the restructuring of the Company's superstores will result in improved financial results or that the Company's superstore growth strategy will be successful in increasing the sales or profitability of the Company.

     In connection with adopting a plan to restructure its superstores, during the quarter ended May 30, 1998, the Company recorded a restructuring charge of $3.5 million related to the planned closing or downsizing of five of the Company's eight superstores open as of May 30, 1998. Included in this charge is an accrual of $1.6 million for anticipated cash restructuring expenditures to cover costs associated with amending or terminating store leases and other related costs, and $1.9 million of non-cash charges related to anticipated write-offs of fixed assets, including fixtures and leasehold improvements, in the stores to be closed or downsized. As of May 30, 1998, the Company leased eight superstores, averaging approximately 23,000 square feet with an average remaining lease term of approximately nine years, excluding any renewal options exercisable at the election of the Company, and average annual base rent payments (excluding related common area maintenance, insurance and property taxes) of approximately $310,000 per year during their remaining lease terms. There can be no assurance that the Company will complete the closing or downsizing of the five targeted superstores as scheduled or that the costs involved will not significantly exceed those accrued for in the restructuring charge for the quarter ended May 30, 1998.

     In addition to its larger format superstores, the Company is currently analyzing other initiatives for growth, including additional Company-operated retail store concepts. Such retail initiatives typically require cash for store opening capital expenditures and initial working capital. There can be no assurance that these initiatives will be pursued and, if pursued, that they will be successful in increasing the sales or profitability of the Company.

DEPENDENCE ON KEY PERSONNEL

     The Company's future success will depend in part on the continued service of certain key management and other personnel, including Robert E. Gregory, Jr., the Company's Chairman and Chief Executive Officer, and C. William Crain, the Company's President and Chief Operating Officer, and on the Company's ability to attract and retain qualified managerial, design, sales and marketing personnel. Competition for these employees is intense. The Company has employment agreements with Messrs. Gregory and Crain through February 2002. There is no assurance that the Company can retain its existing key personnel or that it can attract and retain sufficient numbers of qualified employees in the future. The loss of key employees or the inability to hire or retain qualified personnel in the future could have a material adverse effect on the Company. See "Management."

DEPENDENCE ON INDEPENDENT MANUFACTURERS

     The Company's products are produced by approximately 90 independent manufacturers worldwide. For Fiscal 1998, over 99% (by dollar volume) of the Company's total production was produced by independent manufacturers located outside of the United States, principally in Asia. The Company's last Company-operated manufacturing facility, its rainwear manufacturing facility in Baltimore, Maryland, was closed in May 1997 and accounted for less than 1% (by dollar volume) of the Company's total Fiscal 1998 production. No manufacturer accounted for more than five percent of the Company's total production for Fiscal 1998.

     The inability of a manufacturer to ship orders of the Company's products in a timely manner or to meet the Company's quality standards could cause the Company to miss the delivery requirements of its wholesale customers and Company-operated retail stores for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on the Company. Although the Company enters into a number of purchase order commitments each season specifying a time frame for delivery, method of payment, design and quality specifications and other standard industry provisions, the Company does not have long-term contracts with any manufacturer. In addition, the Company competes with other companies for the production capacity of independent manufacturers and import quota availability. Certain of these competing companies have substantially greater financial and other resources than the Company and thus may have an advantage in the competition for production capacity and import quota availability.

     The Company requires its independent manufacturers to operate in compliance with applicable laws and regulations. Although the Company's internal and vendor operating guidelines promote ethical business practices and the Company's sourcing personnel periodically visit and monitor the operations of its independent manufacturers, the Company does not control these vendors or their labor practices. The violation of labor or other laws by an independent manufacturer of the Company, or the divergence of an independent manufacturer's labor practices from those generally accepted as ethical in the United States, could result in adverse publicity for the Company and could have a material adverse effect on the Company.

ADVANCE PURCHASE OF PRODUCTS

     As a result of the lead time required for the offshore manufacture and transportation of the Company's products and related raw materials, as well as to minimize purchasing costs by reserving production capacity and avoiding costs related to expedited service, the time necessary to fill customer orders and the risk of non-delivery, the Company places orders for its products with its independent manufacturers prior to the time the Company has received all of its wholesale customers' orders and maintains an inventory of certain products that it anticipates will be in greater demand. There is no assurance, however, that the Company will be able to sell the products it has ordered from manufacturers or that it has in its inventory. Customer orders, moreover, are, in many instances, cancelable by the customer. Inventory levels in excess of customer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could have a material adverse effect on the Company. As a result of lower than expected sales in fall 1997 and winter 1997/1998, the Company's inventory was approximately $21.6 million higher at February 28, 1998 than at February 22, 1997 and was approximately $28.2 million higher at May 30, 1998 than at May 31, 1997. This higher level of inventory may have an adverse effect on the Company's gross margin and profitability achieved on its sales during Fiscal 1999. As of May 30, 1998, the Company had $26.7 million of letters of credit outstanding related to open purchase orders with its manufacturers and $124.8 million of inventory at cost.

DEPENDENCE ON RAW MATERIAL SUPPLIERS

     Certain of the raw materials (such as fabrics, linings and trim items) used by the Company are manufactured to its custom specifications to be shipped to its independent manufacturers and may be available in the short term from only one or a very limited number of vendors. While the Company believes it could find additional vendors to produce these raw materials, the interruption or delay of supply of these materials by existing vendors, for any reason, could have a material adverse effect on the Company. Four of the Company's raw material suppliers accounted for approximately 37% of the Company's raw material needs (excluding trim items) for the fall 1997 and spring 1998 seasons. South Korean-based suppliers account for a significant majority of the Company's fabric purchases.

INTERNATIONAL OPERATIONS

     As indicated above, nearly all of the Company's products are sourced outside the United States through arrangements with approximately 90 manufacturers in approximately 15 countries, principally in Asia. As a result, the Company's business is subject to the risks generally associated with doing business abroad, such as foreign governmental regulations, political unrest, disruptions or delays in shipments, labor relations and changes in economic conditions in countries in which the Company manufactures its products, including the economic instability in recent months in several Asian countries. These factors, among others, could influence the Company's ability to manufacture its products or procure certain materials. If any such factors were to render the conduct of business in a particular country undesirable or impractical, there could be a material adverse effect on the Company. The Company continues to monitor the political stability of the countries in which it conducts business and the financial condition of its independent manufacturers.

     In addition, the Company realizes international licensing revenues from licensing agreements with third parties which provide for the manufacture and marketing in certain foreign countries of various apparel and accessories under Company-owned trade names. For Fiscal 1998, the Company generated $2.1 million of licensing revenues with respect to its licensing activities outside of the United States. The Company's international licensing business is also subject to the risks generally associated with doing business abroad described above.

IMPORTS AND IMPORT RESTRICTIONS

     Many of the Company's imports are subject to existing or potential duties, tariffs or quotas that may limit the quantity of certain types of goods that may be imported into the United States, including constraints imposed by bilateral textile agreements between the United States and a number of foreign countries. These agreements impose quotas on the amount and type of goods which can be imported into the United States from these countries. Changes in quota availability could force the Company to alter its production schedules, causing potential delivery delays. Such agreements also allow the United States to impose, at any time, restraints on the importation of categories of merchandise that, under the terms of the agreements, are not subject to specific limits. The Company's imported goods are also subject to United States customs duties which are a material portion of the Company's cost of goods. The United States and the countries in which the Company's products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust presently prevailing quotas, duties or tariff levels. While the Company is unaware of any current impositions, adjustments or increased scrutiny which would materially adversely affect the Company or its ability to continue to import products at current or increased levels or the amount of the customs duties on those products, the Company cannot predict the likelihood or frequency of any such events occurring.

     A significant portion of the Company's products are produced in China. In June 1998 President Clinton extended to June 1999 "most favored nation" ("MFN") non-discriminatory trading status to China. Under U.S. law, MFN status for China is reviewed annually. The United States has extended MFN status to China each year since 1980. A revocation of MFN status for China would result in a substantial increase in tariff rates on goods imported from China and therefore could have a material adverse effect on the Company.

CURRENCY EXCHANGE RATE FLUCTUATIONS

     The Company generally purchases its products in U.S. dollars. The Company, however, sources nearly all of its products overseas and the cost of these products may be affected by changes in the value of the relevant currencies. Price increases caused by currency exchange rate fluctuations could make the Company's products less competitive or have an adverse effect on the Company's profit margins. Currency exchange rate fluctuations could also disrupt the business of the independent manufacturers that produce the Company's apparel by making their purchases of raw materials more expensive and adversely affecting their ability to obtain financing for raw materials. The Company does not engage in hedging activities with respect to such exchange rate risks.

SIGNIFICANT MATERIALITY OF GOODWILL

     The Company's balance sheet as of May 30, 1998 includes $68.8 million of goodwill, which represents 27.9% of the Company's total assets. The Company's goodwill was recognized on its balance sheet in connection with: (i) the June 1990 acquisition of the equity of the Company (through the purchase of the common stock of a holding company ("Holdings") of which the Company was a wholly-owned subsidiary at the time) by an investor group; and (ii) the April 1994 acquisition of Pacific Trail, Inc. by Holdings. Goodwill arises when an acquirer pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require that this and all other intangible assets be amortized over the period benefitted. Management has determined that the period benefitted by the goodwill will be no less than 40 years. If management failed to separately recognize a material intangible asset having a benefit period less than 40 years or failed to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, then earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the business. Earnings in later years also could be significantly affected if management determined that the remaining balance of goodwill was impaired. Management has reviewed all of the factors and related future cash flows which it considered in arriving at the amount incurred in each of the transactions which gave rise to recording goodwill. Management concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue indefinitely and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business units' operating earnings over the remaining life of the goodwill in measuring whether the goodwill is recoverable. Consistent with this policy, the Company wrote off approximately $10.9 million in goodwill attributable to its knitwear division in Fiscal 1994 and $51.1 million in goodwill attributable to its other divisions in Fiscal 1995.

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     There has been no active public market for the Notes or the Common Stock and the Company does not intend to apply for listing of the Notes or the Common Stock on any securities exchange or for quotation on NASDAQ. The Notes are currently eligible for trading in the PORTAL market. The Company intends to make the Common Stock eligible for trading in the PORTAL market after the Registration Statement becomes effective. There can be no assurance as to the liquidity of the market for the Notes or the Common Stock or that an active market for the Notes or Common Stock will develop. If an active market does not develop, the price and liquidity of the Notes or the Shares, as the case may be, may be adversely affected. The Company believes quarterly fluctuations in its financial results and factors not directly related to the Company's operating performance, such as product or financial results announcements by other apparel companies, could contribute to the volatility of the prices of the Notes and the Common Stock, causing the prices of the Notes and the Common Stock to fluctuate significantly. These factors, as well as general economic conditions, such as recessions or high interest rates, may adversely affect the market prices of the Notes and the Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECT OF DELAWARE LAW

     Certain provisions of Delaware law could make a merger, tender offer or proxy contest involving the Company more difficult, even if such events could be beneficial to the interests of the stockholders. These provisions include
Section 203 of the Delaware General Corporation Law, which prohibits certain business combinations with interested stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. See "Description of Securities."

SHARES ELIGIBLE FOR FUTURE SALE

     As of February 28, 1998, options to purchase a total of 1,925,334 shares had been granted (of which options to purchase 508,445 shares were exercisable as of February 28, 1998) under the 1998 Stock Option Plan and there remained available for future grant options to purchase 74,666 shares under the Plan. The Company intends to file promptly after the registration statement relating to this Prospectus is declared effective a registration statement on Form S-8 (the "S-8") under the Securities Act of 1933 (the "Securities Act") covering the 2,000,000 shares of Common Stock reserved for issuance under the 1998 Stock Option Plan. See "Management -- Stock-Based Compensation Plans." The S-8 is expected to become effective immediately upon filing, whereupon, subject to Rule 144 volume limitations applicable to "affiliates" of the Company (as that term is defined under the rules and regulations of the Securities Act) during the first 12 months after the effectiveness of the Prospectus, shares of Common Stock issued upon exercise of outstanding stock options granted pursuant to the 1998 Stock Option Plan will be available for immediate resale.

                              THE RECAPITALIZATION

     On February 27, 1998, the Company consummated a restructuring of its outstanding subordinated debt and equity capitalization (the "1998 Recapitalization"). The objectives of the 1998 Recapitalization were to improve the Company's financial condition and provide the Company with a capital structure to facilitate its continued growth through execution of its strategic business plan.

     In the 1998 Recapitalization, the aggregate principal amount outstanding under a term loan entered into by the Company on May 31, 1995 in the original principal amount of $175 million (the "1995 Term Loan") and under a note dated May 31, 1995 in the original principal amount of $36 million (the "1995 Note") which, together with deferred or accrued interest, aggregated approximately $257.2 million as of February 27, 1998 was restructured into: (i) the Notes in the aggregate principal amount of $100 million and (ii) 8,000,000 shares of newly issued common stock of the Company, representing 100% of the outstanding shares of common stock as of February 28, 1998, and representing 80% of the shares of Common Stock outstanding after giving pro forma effect to the potential issuance of 2,000,000 shares of Common Stock pursuant to the Company's 1998 Stock Option Plan, but not giving pro forma effect to the potential shares to be issued upon the exercise of the 1998 Recapitalization Warrants (as defined below) or the management warrants issued in connection with the Company's 1998 Stock Option Plan (the "1998 Management Warrants"). See "Management."

     Pursuant to the 1998 Recapitalization transactions, all of the aggregate outstanding shares of Series A and Series B Preferred Stock of the Company as of February 27, 1998 were converted into warrants to purchase an aggregate of 530,726 common shares of the Company (the "1998 Recapitalization Warrants"). Each of the 1998 Recapitalization Warrants represents the right to purchase one share of common stock of the Company at a price of $15.72 per share at any time through February 28, 2005. The options held by certain executive officers to purchase shares of Series C cumulative preferred stock at an exercise price of $13 per share were canceled as a result of the 1998 Recapitalization transactions.

     Also pursuant to the 1998 Recapitalization transactions, all of the shares of Common Stock outstanding immediately prior to giving effect to the 1998
Recapitalization were canceled and each share of Common Stock held by the holders of Series B Preferred Stock was converted into $.01 in cash per share.

     The 1998 Recapitalization Warrants together with the 1998 Management Warrants constitute the Warrants.

                                  THE COMPANY

     The Company is a leading designer, marketer and distributor of quality men's and women's rainwear and outerwear in the United States. The Company designs, markets and distributes its products under the Company-owned LONDON FOG(Reg. TM) and PACIFIC TRAIL(Reg. TM) and related brand names, as well as under the DOCKERS(Reg. TM), LEVI'S(Reg. TM) and SPERRY(Reg. TM) labels pursuant to licenses from the owners thereof, and sells its products through most major channels of distribution in its markets. The Company believes it has a dominant share of the men's rainwear market in department stores and a significant share of the men's outerwear and women's rainwear and outerwear markets in department stores. The Company also distributes its products to specialty retailers (including sport specialty retailers), national and regional chain stores, and discount and off-price retailers. In addition, the Company generates a significant portion of its sales from distributing its products through Company-operated retail stores. As of May 30, 1998, the Company operated 134 factory outlet stores, eight superstores and three Weather Stores(TM). In Fiscal 1998, the Company had net sales of approximately $336 million.

     The Company's products marketed under the LONDON FOG(Reg. TM) and the related FOG(Reg. TM) and TOWNE(Reg. TM) brands and under the SPERRY(Reg. TM) brand (licensed to the Company by the owner thereof) are referred to as the "London Fog Products" and the products marketed under the PACIFIC TRAIL(Reg.
TM), INSIDE EDGE(Reg. TM) and BLACK DOT(Reg. TM) brands, and under the DOCKERS(Reg. TM) and LEVI'S(Reg. TM) brands (licensed to the Company by the owner thereof) are referred to as the "Pacific Trail Products".

     The Company traces the origins of its business back over 70 years to a small manufacturer of fine men's clothing and topcoats. The nationally recognized LONDON FOG(Reg. TM) brand name was introduced in 1954. In 1976, the Company was purchased by INTERCO Incorporated ("Interco"). In 1988, Interco sold the Company to Holdings, which was formed by certain members of the Company's management and whose primary investor was General Electric Capital Corporation. In 1990, investment funds managed by Merrill Lynch Capital Partners purchased a significant majority of the equity of Holdings. In April 1994, the Company acquired all the outstanding shares of Pacific Trail, Inc. ("Pacific Trail"), a leading designer, marketer and distributor of authentic, moderate priced casual, outdoor and active outerwear for men, women and children. On May 31, 1995, the Company consummated a restructuring of its outstanding debt and equity capitalization (the "1995 Recapitalization"). On February 27, 1998, the Company consummated a further restructuring of its outstanding subordinated debt and equity capitalization. See "The Recapitalization."

     The Company's principal executive offices are located at 1332 Londontown Boulevard, Eldersburg, Maryland 21784. The telephone number of the Company is
(410) 795-5900.

                                USE OF PROCEEDS

     Up to a total of 614,525 shares of Common Stock that are covered by this Prospectus will be issued upon exercise of the Warrants. Specifically, up to 530,726 shares of Common Stock that are covered by this Prospectus will be issued upon exercise of the 1998 Recapitalization Warrants and up to 83,799 shares of Common Stock that are covered by this Prospectus will be issued upon exercise of the 1998 Management Warrants. Assuming that all of the 1998 Recapitalization Warrants and all of the 1998 Management Warrants are exercised, the maximum net proceeds to the Company will be $9,660,333. Any net proceeds received upon exercise of the 1998 Recapitalization Warrants or the 1998 Management Warrants will be used for general corporate purposes. The Company will not receive any of the proceeds from the sale of the shares of Common Stock or Notes or the shares issued upon exercise of the Warrants by the Selling Securityholders.

                                DIVIDEND POLICY

     The Company does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain any future earnings for use in the Company's business. Normally, the payment of dividends is within the discretion of the Company's Board of Directors and depends on the earnings, capital requirements and operating and financial condition of the Company, among other factors. However, the Senior Credit Facility prohibits, and the Indenture significantly restricts, the ability of the Company to pay dividends. See "Description of Notes", "Description of Certain Indebtedness - Senior Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

                                CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

     The following table sets forth the actual short-term debt and capitalization of the Company as of February 28, 1998 and May 30, 1998. The information set forth below should be read in conjunction with the Consolidated Financial Statements and related notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                        FEBRUARY 28,       MAY 30,
                                                                            1998            1998
                                                                       --------------   ------------
                                                                                         (UNAUDITED)
Short-term debt:
 Revolving credit borrowings (a). ..................................     $   18,176      $   63,213
 Current portion of long-term debt:
   Principal. ......................................................            512             526
   Future interest capitalized per SFAS 15 (b) .....................         10,000          10,000
                                                                         ----------      ----------
    Total short-term debt. .........................................     $   28,688      $   73,739
                                                                         ==========      ==========
Long-term debt, net of current portion:
 Mortgage note payable .............................................     $   10,810      $   10,674
 10% Senior Subordinated Notes due 2003 (b)
   Principal (b) ...................................................        100,000         100,000
   Future interest capitalized per SFAS 15 (b). ....................         40,000          40,000
                                                                         ----------      ----------
   Total recorded amount (b) .......................................        140,000         140,000
                                                                         ----------      ----------
    Total long-term debt, net of current portion (b) ...............        150,810         150,674
                                                                         ----------      ----------
Stockholders' equity (deficit):
 Common Stock, 12,000,000 shares authorized; 8,000,000 shares issued
   and outstanding (c). ............................................             80              80
 Warrants outstanding. .............................................            536             536
 Additional paid-in-capital ........................................        165,493         165,493
 Unearned portion of stock options .................................         (4,789)         (4,359)
 Accumulated deficit ...............................................       (165,909)       (179,151)
                                                                         ----------      ----------
    Total stockholders' equity (deficit). ..........................         (4,589)        (17,401)
                                                                         ----------      ----------
    Total capitalization ...........................................     $  146,221      $  133,273
                                                                         ==========      ==========

----------

(a) Excludes outstanding letters of credit of $24.8 million as of February 28, 1998 and $26.7 million as of May 30, 1998.

(b) The Notes were issued pursuant to the 1998 Recapitalization in an aggregate principal amount of $100 million. The Company has accounted for the 1998 Recapitalization in accordance with the provisions of SFAS 15. Since the Notes require total future payments of $150 million, including $50 million of interest payments over five years, SFAS 15 requires the Company to record $150 million of debt on its balance sheet related to the $100 million principal amount of the Notes. As a result, the Company will record all future payments on the Notes, including principal and $10 million per year of interest payments as a reduction of the recorded debt balance and no interest expense will be recorded on the Company's Consolidated Statements of Operations with respect to the Notes. Of the $150 million total recorded amount of the Notes as of February 28, 1998 and May 30, 1998, the scheduled interest payments of $10 million during the next twelve months are reflected in current portion of long-term debt with the remaining $140 million reflected in long-term debt, net of current portion. See Note 8 of Notes to Consolidated Financial Statements.

(c) Excludes 2,000,000 shares reserved for issuance under the 1998 Stock Option Plan, of which 1,925,334 and 1,910,194 shares were subject to outstanding options at February 28, 1998 and May 30, 1998, respectively, at an exercise price of $2.00 per share. Also excludes 614,525 shares reserved for issuance upon the exercise of the 1998 Recapitalization Warrants and the 1998 Management Warrants, of which 611,393 and 610,758 shares were subject to outstanding warrants at February 28, 1998 and May 30, 1998, respectively, at an exercise price of $15.72 per share. See "The Recapitalization", "Management -- Stock Incentive Plans" and Notes 8 and 10 of Notes to Consolidated Financial Statements.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following Unaudited Pro Forma Consolidated Financial Data is derived from the Company's consolidated statement of operations for the fiscal year ended February 28, 1998. The unaudited Pro Forma Consolidated Statement of Operations is adjusted to give effect to the 1998 Recapitalization as if the transaction had occurred at the beginning of the period. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. No pro forma consolidated balance sheet is presented since the historical Consolidated Balance Sheet of the Company as of February 28, 1998 reflects the balance sheet impact of the 1998 Recapitalization, which was consummated on February 27, 1998. The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements as of and for the fiscal year ended February 28, 1998 and related notes thereto included elsewhere in this Prospectus. The Unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations would have been had the above transaction occurred on the date specified or to project the Company's results of operations for or at any future period or date.


                                                                                            PRO FORMA
                                                                        ACTUAL             ADJUSTMENTS           PRO FORMA
                                                                 -------------------   -------------------   -----------------
STATEMENT OF OPERATIONS DATA:
Net sales ....................................................       $ 335,621            $       --             $335,621
Cost of goods sold ...........................................         227,405                    --              227,405
                                                                     -----------          ----------             ------------
 Gross profit ................................................         108,216                    --              108,216
Licensing revenues ...........................................           4,055                    --                4,055
                                                                     -----------          ----------             ------------
                                                                       112,271                    --              112,271
Selling, general and administrative expenses .................          98,499                    --               98,499
Restructuring and special charges ............................           7,535                    --                7,535
Deferred compensation expense ................................           2,735                 2,735 (a)            5,470 (a)
Amortization of goodwill and licensing agreements ............           2,126                    --                2,126
                                                                     -----------          ----------             ------------
 Operating income (loss) .....................................           1,376                (2,735)              (1,359)
Interest expense, net ........................................          14,664                (6,285) (b)           8,379 (c)
Gain from sale of investment .................................          (2,260)                   --               (2,260)
                                                                     -----------          ----------             ------------
 Income (loss) before provision (benefit) for income taxes and
   extraordinary gain ........................................         (11,028)                3,550               (7,478)
Provision (benefit) for income taxes .........................          (5,932)                   --               (5,932)
                                                                     -----------          ----------             ------------
 Loss before extraordinary gain ..............................       $  (5,096)           $    3,550             $ (1,546)
                                                                     ===========          ==========             ============
Basic and diluted earnings per share
 Income (loss) available to common stockholders before
   extraordinary gain ........................................       $   (4.12) (d)                              $  (0.19)
                                                                     ===========                                 ============
 Weighted average shares outstanding .........................       8,000,000                                   8,000,000
                                                                     ===========                                 ============
OTHER DATA:
EBITDA (e) ...................................................       $  20,799                                   $ 20,799
Adjusted cash interest (f) ...................................          12,211                                     16,848
Ratio of EBITDA to Adjusted cash interest ....................            1.7 x                                      1.2 x

----------

(a) To record the pro forma effect of a full year of vesting on the stock options and non-cash accrual under the Company's deferred compensation plan in addition to the actual expense recognized at the date of grant.

(b) To  record  the  pro  forma   effect  on  interest   expense  for  the  1998
    Recapitalization as follows:

   Interest on deferred compensation plan balances .........................  $    218
   Interest on 1995 Term Loan and 1995 Note ................................    (6,396)
   Amortization of deferred financing costs on 1995 Term Loan and 1995 Note       (107)
                                                                              --------
   Pro forma adjustment ....................................................  $ (6,285)
                                                                              ========

(c) The Notes were issued pursuant to the 1998 Recapitalization in an aggregate principal amount of $100 million. The Company has accounted for the 1998 Recapitalization in accordance with the provisions of SFAS 15. Since the Notes require total future payments of $150 million, including $50 million of interest payments over five years, SFAS 15 requires the Company to record

    $150 million of debt on its balance sheet related to the $100 million principal amount of the Notes. As a result, the Company will record all future payments on the Notes, including principal and $10 million per year of interest payments, as a reduction of the recorded debt balance and no interest expense will be recorded on the Company's Consolidated Statements of Operations with respect to the Notes. See Note 8 of Notes to Consolidated Financial Statements.

(d) For the fiscal year ended February 28, 1998, dividends of $27,864 on the 17.5% cumulative voting preferred stock had accumulated and therefore are deducted from earnings in arriving at income (loss) available to common stockholders before extraordinary gain. However, given that such dividends had not been declared and that management believed there was a remote chance that such dividends would be declared, the Company has not recorded such dividends in its financial statements.

(e) EBITDA represents operating income (loss) plus write-off of goodwill and licensing agreements, depreciation and amortization, deferred compensation expense and restructuring and special charges. The Company believes that EBITDA, as presented, provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as a substitute for net income as an indicator of the Company's operating performance or cash flow as a measure of liquidity. In addition, the method of calculating EBITDA set forth above may be different from calculations of EBITDA employed by other companies and, accordingly, may not be directly comparable to such other calculations.

(f) Adjusted cash interest represents interest expense less non-cash interest expense, including the accretion of principal and the amortization of deferred financing costs, plus cash interest accrued or paid during the period which was accounted for in accordance with the provisions of SFAS 15 and, therefore, is not included in interest expense.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The selected consolidated financial information for the fiscal years ended February 26, 1994, February 25, 1995, February 24, 1996, February 22, 1997 and February 28, 1998 has been derived from the Company's audited Consolidated Financial Statements. The Consolidated Financial Statements for the fiscal years ended February 24, 1996, February 22, 1997 and February 28, 1998 and the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 are included elsewhere in this Prospectus. The selected consolidated financial information for the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 and as of May 31, 1997 and May 30, 1998 has been derived from the Unaudited Condensed Consolidated Financial Statements of the Company, which, in the opinion of management, have been prepared on the same basis as the Consolidated Financial Statements included elsewhere in this Prospectus and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and the results of operations of the Company. Results for the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 are not indicative of the results for a full year. The information set forth below should be read in conjunction with the historical Consolidated Financial Statements, Unaudited Condensed Consolidated Financial Statements and related notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                                                          FISCAL YEAR ENDED
                                              --------------------------------------------------------------------------
                                               FEBRUARY 26,   FEBRUARY 25,   FEBRUARY 24,   FEBRUARY 22,   FEBRUARY 28,
                                                 1994 (A)       1995 (A)         1996           1997         1998 (B)
                                              -------------- -------------- -------------- -------------- --------------
STATEMENT OF OPERATIONS DATA:
Net sales ...................................   $  356,632     $  330,520     $  274,394     $  279,107     $  335,621
Cost of goods sold. .........................      253,429        290,372        203,469        185,102        227,405
                                                ----------     ----------     ----------     ----------     ----------
 Gross profit. ..............................      103,203         40,148         70,925         94,005        108,216
Licensing revenues ..........................        4,221          3,184          1,947          3,064          4,055
                                                ----------     ----------     ----------     ----------     ----------
                                                   107,424         43,332         72,872         97,069        112,271
Selling, general and administrative
 expenses ...................................       75,004        106,908         86,641         83,848         98,499
Restructuring and special charges (c) .......       28,275         61,190             --             --          7,535
Deferred compensation expense (d) ...........           --             --             --             --          2,735
Amortization of goodwill and licensing
 agreements. ................................        5,253          6,643          4,024          2,487          2,126
Write-off of goodwill and licensing
 agreements (e) .............................       16,651         51,136             --             --             --
                                                ----------     ----------     ----------     ----------     ----------
 Operating income (loss).. ..................      (17,759)      (182,545)       (17,793)        10,734          1,376
Interest expense, net. ......................       24,624         29,506         16,790         12,530         14,664
Gain from sale of investment ................           --             --             --             --         (2,260)
                                                ----------     ----------     ----------     ----------     ----------
 Income (loss) before provision (benefit)
  for income taxes,  extraordinary items
  and cumulative effect of
  accounting change .........................      (42,383)      (212,051)       (34,583)        (1,796)       (11,028)
Provision (benefit) for income taxes ........      (10,000)           200            176            158         (5,932)
                                                ----------     ----------     ----------     ----------     ----------
 Income (loss) before extraordinary
  items and cumulative effect of
  accounting change .........................      (32,383)      (212,251)       (34,759)        (1,954)        (5,096)
Extraordinary gain (loss) on extinguish-
 ments of debt, net of tax (f). .............       (3,267)       (11,877)            --             --        160,855
Cumulative effect of accounting change.......           --         (1,308)            --             --             --
                                                ----------     ----------     ----------     ----------     ----------
Net income (loss) ...........................   $  (35,650)    $ (225,436)    $  (34,759)    $   (1,954)    $  155,759
                                                ==========     ==========     ==========     ==========     ==========
Income (loss) available to common
 stockholders before extraordinary items
 and cumulative effect of accounting
 change (g) .................................   $  (35,631)    $ (216,460)    $  (52,812)    $  (25,191)    $  (32,960)
                                                ==========     ==========     ==========     ==========     ==========
Basic and diluted earnings (loss) per share
 available to common stockholders:
 Income (loss) before extraordinary items
  and cumulative effect of accounting
  change (g) ................................   $    (4.45)    $   (27.06)    $    (6.60)    $    (3.15)    $    (4.12)
                                                ==========     ==========     ==========     ==========     ==========
 Weighted average shares outstanding (h)         8,000,000      8,000,000      8,000,000      8,000,000      8,000,000
                                                ==========     ==========     ==========     ==========     ==========

                                                 FOURTEEN     THIRTEEN
                                               WEEKS ENDED   WEEKS ENDED
                                                 MAY 31,       MAY 30,
                                                   1997         1998
                                              ------------- ------------
                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales ...................................  $   41,678    $   36,627
Cost of goods sold. .........................      27,022        22,753
                                               ----------    ----------
 Gross profit. ..............................      14,656        13,874
Licensing revenues ..........................       1,010           860
                                               ----------    ----------
                                                   15,666        14,734
Selling, general and administrative
 expenses ...................................      20,039        21,754
Restructuring and special charges (c) .......       3,500         3,500
Deferred compensation expense (d) ...........          --           684
Amortization of goodwill and licensing
 agreements. ................................         561           532
Write-off of goodwill and licensing
 agreements (e) .............................          --            --
                                               ----------    ----------
 Operating income (loss).. ..................      (8,434)      (11,736)
Interest expense, net. ......................       4,011         1,455
Gain from sale of investment ................          --            --
                                               ----------    ----------
 Income (loss) before provision (benefit)
  for income taxes,  extraordinary items
  and cumulative effect of
  accounting change .........................     (12,445)      (13,191)
Provision (benefit) for income taxes ........          48            51
                                               ----------    ----------
 Income (loss) before extraordinary
  items and cumulative effect of
  accounting change .........................     (12,493)      (13,242)
Extraordinary gain (loss) on extinguish-
 ments of debt, net of tax (f). .............          --            --
Cumulative effect of accounting change.......          --            --
                                               ----------    ----------
Net income (loss) ...........................  $  (12,493)   $  (13,242)
                                               ==========    ==========
Income (loss) available to common
 stockholders before extraordinary items
 and cumulative effect of accounting
 change (g) .................................  $  (19,446)   $  (13,242)
                                               ==========    ==========
Basic and diluted earnings (loss) per share
 available to common stockholders:
 Income (loss) before extraordinary items
  and cumulative effect of accounting
  change (g) ................................  $    (2.43)   $    (1.66)
                                               ==========    ==========
 Weighted average shares outstanding (h)        8,000,000     8,000,000
                                               ==========    ==========

                                                                          FISCAL YEAR ENDED
                                              --------------------------------------------------------------------------
                                               FEBRUARY 26,   FEBRUARY 25,   FEBRUARY 24,   FEBRUARY 22,   FEBRUARY 28,
                                                 1994 (A)       1995 (A)         1996           1997         1998 (B)
                                              -------------- -------------- -------------- -------------- --------------
 BALANCE SHEET DATA (AT END OF PERIOD):
 Working capital (i) ........................   $  90,184      $  (22,898)   $    69,276    $    72,694      $ 49,000
 Total assets ...............................     270,998         259,296        210,713        206,345       215,091
 Total debt (j) .............................     162,706         316,579        329,533        330,325       179,498
 Total stockholders' equity (deficit) .......      32,907        (127,427)      (160,813)      (162,066)       (4,589)

 OTHER DATA:
 EBITDA (k) .................................   $  36,824      $  (59,343)   $    (9,933)   $    18,647      $ 20,799
 Depreciation expense .......................       4,404           4,233          3,836          5,426         7,027
 Adjusted cash interest (l) .................      22,811          26,971         11,461          9,210        12,211
 Capital expenditures .......................       5,157          11,526          4,696          7,703        11,844
 Ratio of earnings to fixed charges (m).               --              --             --             --            --
 Ratio of EBITDA to Adjusted cash
  interest (n) ..............................        1.6 x             --             --           2.0 x         1.7 x
 Retail stores open at end of period. .......         110             122             99            125           136

                                                 FOURTEEN     THIRTEEN
                                               WEEKS ENDED   WEEKS ENDED
                                                 MAY 31,       MAY 30,
                                                   1997         1998
                                              ------------- ------------
                                                     (UNAUDITED)
 BALANCE SHEET DATA (AT END OF PERIOD):
 Working capital (i) ........................  $    60,718   $  37,733
 Total assets ...............................      218,728     246,232
 Total debt (j) .............................      356,845     224,413
 Total stockholders' equity (deficit) .......     (174,562)    (17,401)

 OTHER DATA:
 EBITDA (k) .................................  $    (2,697)  $  (5,062)
 Depreciation expense .......................        1,676       1,958
 Adjusted cash interest (l) .................        2,614       3,724
 Capital expenditures .......................        2,173       2,212
 Ratio of earnings to fixed charges (m).                --          --
 Ratio of EBITDA to Adjusted cash
  interest (n) ..............................           --          --
 Retail stores open at end of period. .......          126         145

---------

(a) The Company  acquired Pacific Trail,  Inc. and affiliated  entities in April
    1994. The statement of operations data and other data presented for the period preceding the acquisition do not include amounts for the acquired entities and therefore are not comparable to subsequent periods. Additionally, the statement of operations data and other data presented for the year in which the acquisition occurred are not comparable to subsequent periods.

(b) The statement of operations data and other data for the fiscal year ended February 28, 1998 are based on a 53-week year.

(c) The restructuring charge in Fiscal 1994 relates to the restructuring of the Company's operations (including the closing of three production facilities), brand repositioning (including the discontinuation of its knitwear division) and relocation of certain Company office facilities. The restructuring charge in Fiscal 1995 includes charges related to the restructuring of the Company's manufacturing, distribution, retail store and other operations, changes in senior management, the restructuring of its debt and equity capitalization, and a writedown related to an investment in a joint venture. The Fiscal 1998 charges relate to the closing of the Company's rainwear manufacturing plant located in Baltimore, Maryland and special payments made to certain executives of the Company due to the triggering of contractual "change of control" payment rights in the employment agreements of such executives. The restructuring charge in the fourteen weeks ended May 31, 1997 relates to the closing of the Company's Baltimore, Maryland rainwear manufacturing facility. The restructuring charge in the thirteen weeks ended May 30, 1998 relates to the planned closing or downsizing of five of the Company's eight test retail superstores open as of May 30, 1998. See Note 16 of Notes to Consolidated Financial Statements and Note 4 of Notes to Unaudited Condensed Consolidated Financial Statements.

(d) Deferred compensation expense in Fiscal 1998 and the thirteen weeks ended May 30, 1998 consists of compensation expense related to stock-based compensation of approximately $1,718 and $430, respectively, and compensation expense related to non-cash accruals under a deferred compensation plan of approximately $1,017 and $254, respectively. See Note 11 of Notes to Consolidated Financial Statements.

(e) The write-off of goodwill and licensing agreements in Fiscal 1994 represents a write-off of goodwill attributable to the Company's discontinued knitwear division and a write-off of intangible assets related to licensing agreements terminated or not renewed by the Company as part of the Company's brand repositioning. The Fiscal 1995 figure represents a write-off of goodwill recorded based on the Company's evaluation of the impairment of goodwill resulting from the significant declines in sales, profitability and cash flow experienced in Fiscal 1995.


(f) The extraordinary losses recorded in Fiscal 1994 and Fiscal 1995 represent the cumulative catch-up of amortization of deferred financing costs and redemption premium paid in connection with refinancings of certain of the Company's debt. The extraordinary gain recorded in Fiscal 1998 relates to the extinguishment of debt in connection with the 1998 Recapitalization. See Notes 8 and 13 of Notes to Consolidated Financial Statements.

(g) For the fiscal years ended February 26, 1994 and February 25, 1995, dividends and charges to accrete the carrying value of $3,248 and $4,209, respectively, on the 10% cumulative redeemable senior preferred stock had accumulated and therefore are deducted from earnings in arriving at income
    (loss) available to common stockholders before extraordinary items and cumulative effect of accounting change. For the fiscal years ended February 24, 1996, February 22, 1997 and February 28, 1998 and for the fourteen weeks ended May 31, 1997, dividends of $18,053, $23,237, $27,864 and $6,953, respectively, on the 17.5% cumulative voting preferred stock had accumulated and therefore are deducted from earnings in arriving at income (loss) available to common stockholders before extraordinary items and cumulative effect of accounting change. However, given that such dividends had not been declared and that management believed there was a remote chance that such dividends would be declared, the Company has not recorded such dividends in its financial statements.

(h) Pursuant to the 1998 Recapitalization, the Company issued 8,000,000 shares of common stock. All shares and per share amounts have been restated for all periods to reflect the 1998 Recapitalization.

(i) Working capital represents current assets less current liabilities. Current liabilities include future interest payments capitalized under the provisions of SFAS 15 of $10,000 at each of February 28, 1998 and May 30, 1998. See Note 8 of Notes to Consolidated Financial Statements.

(j) Total debt represents long-term debt, including current portion, plus revolving credit borrowings. Total debt includes future interest payments capitalized under the provisions of SFAS 15 of $91,533, $77,383, $50,000, $73,448 and $50,000 at February 24, 1996, February 22, 1997, February 28,
    1998, May 31, 1997 and May 30, 1998, respectively. See Note 8 of Notes to Consolidated Financial Statements.

(k) EBITDA represents operating income (loss) plus write-off of goodwill and licensing agreements, depreciation and amortization, deferred compensation expense and restructuring and special charges. The Company believes that EBITDA, as presented, provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles and should not be considered as a substitute for net income, as an indicator of the Company's operating performance or cash flow as a measure of liquidity. In addition, the method of calculating EBITDA set forth above may be different from calculations of EBITDA employed by other companies and, accordingly, may not be directly comparable to such other calculations.

(l) Adjusted cash interest represents interest expense less non-cash interest expense, including the accretion of principal and the amortization of deferred financing costs, plus cash interest accrued or paid during the period which was accounted for in accordance with the provisions of SFAS 15 and therefore is not included in interest expense.

(m) Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) before provision (benefit) for income taxes, extraordinary items and cumulative effect of accounting change plus fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rental expense that is deemed representative of the interest factor. Earnings were not sufficient to cover fixed charges in the fiscal years ended February 26, 1994, February 25, 1995, February 24, 1996, February 22, 1997 and February 28, 1998 and the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 in the amount of $42,383, $212,051, $34,583, $1,796, $11,028, $12,445, and
    $13,191, respectively.

(n) EBITDA was not sufficient to cover Adjusted cash interest in the fiscal years ended February 25, 1995 and February 24, 1996 and the fourteen weeks ended May 31, 1997 and the thirteen weeks ended May 30, 1998 in the amount of $86,314, $21,394, $5,311 and $8,786, respectively.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Selected Consolidated Financial Data and Consolidated Financial Statements and related notes thereto of the Company included elsewhere in this Prospectus. The Company's fiscal year ends on the last Saturday in February. Accordingly, all fiscal years for which financial information is included in this Prospectus consisted of 52 weeks, except for Fiscal 1998, which consisted of 53 weeks.

     The following sets forth, for the periods indicated, the percentage relationship to net sales of certain items in the Company's consolidated statements of operations for the fiscal periods shown below:

                                                        FISCAL YEAR ENDED                  FOURTEEN      THIRTEEN
                                           --------------------------------------------     WEEKS         WEEKS
                                            FEBRUARY 24,   FEBRUARY 22,   FEBRUARY 28,      ENDED         ENDED
                                                1996           1997           1998       MAY 31, 1997  MAY 30, 1998
                                           -------------- -------------- -------------- ------------- -------------
Net Sales ................................      100.0%         100.0%         100.0%        100.0%        100.0%
Cost of goods sold .......................       74.2           66.3           67.8          64.8          62.1
                                                -----          -----          -----         -----         -----
 Gross profit ............................       25.8           33.7           32.2          35.2          37.9
Licensing revenues .......................        0.7            1.1            1.2           2.4           2.3
                                                -----          -----          -----         -----         -----
                                                 26.6           34.8           33.5          37.6          40.2
Selling, general and administrative
 expenses ................................       31.6           30.0           29.3          48.1          59.4
Restructuring and special charges ........         --             --            2.2           8.4           9.6
Deferred compensation expense ............         --             --            0.8            --           1.9
Amortization of goodwill and licensing
 agreements ..............................        1.5            0.9            0.6           1.3           1.5
                                                -----          -----          -----         -----         -----
 Operating income (loss) .................      ( 6.5)%          3.8%           0.4%        (20.2)%       (32.0)%
                                                =====          =====          =====         =====         =====

RESULTS OF OPERATIONS

THIRTEEN WEEKS ENDED MAY 30, 1998 (FIRST QUARTER OF FISCAL 1999) COMPARED TO FOURTEEN WEEKS ENDED MAY 31, 1997 (FIRST QUARTER OF FISCAL 1998)

     Sales of rainwear and outerwear, the principal products of the Company, are highly seasonal. Historically, the Company has realized its highest level of sales in its third fiscal quarter (September through November) and its lowest level of sales in its first fiscal quarter (March through May). Related to this seasonality of sales, historically the Company has generated significant operating losses in its first fiscal quarter.

     Net Sales. Net sales decreased 12.1% to $36.6 million in the first quarter of Fiscal 1999 from $41.7 million in the first quarter of Fiscal 1998. This decrease resulted from decreased sales to wholesale customers, particularly sales of London Fog Products, driven by both lower full-price and off-price sales. Sales in the Company's retail stores increased slightly for the first quarter of Fiscal 1999 compared to the first quarter of Fiscal 1998, resulting from an increase in the average number of stores in operation compared to the prior year period, largely offset by a decrease in comparable store sales of approximately 8% and the detrimental impact of the current period consisting of one less week (13 weeks) compared to the prior year period (14 weeks). Comparable store sales were negatively impacted by unusually warm weather during this year's period compared to the prior year's period.

     Gross Profit. Gross profit decreased 5.3% to $13.9 million in the first quarter of Fiscal 1999 from $14.7 million in the comparable prior year period. Gross profit as a percentage of net sales (gross margin) increased to 37.9% in the current year first quarter from 35.2% in the comparable prior year period. The increase in gross margin resulted primarily from an increased percentage of consolidated sales coming from retail store sales, which typically generate a higher gross margin than wholesale sales.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 8.6% to $21.8 million in the current year first quarter from $20.0 million in the comparable prior year period. This increase resulted from increased retail store operating expenses related to the increased number of stores in operation compared to the prior year period, including the impact of expenses related to the operation of the Company's retail superstores. As of May 30, 1998 the Company operated eight retail superstores compared to operating one retail superstore as of May 31, 1997.

     Restructuring and Special Charges. During the first quarter of Fiscal 1999, the Company recorded a restructuring charge of $3.5 million related to the planned closing or downsizing of five of the Company's eight retail test superstores open as of May 30, 1998. These superstores, the first of which was opened in May 1997, were opened to test an alternative, larger format retail distribution channel for the Company's product offerings to supplement the Company's traditional wholesale and factory outlet store retail distribution channels. Based on initial sales results for these test superstores, management has determined that most of the existing superstores, many of which are greater than 25,000 square feet in size, are too large to generate acceptable profitability within an acceptable period of time. As a result, the Company has adopted a plan to restructure its larger format store strategy by closing or significantly downsizing most of the Company's current superstores and shifting to a revised format which focuses on a store size significantly smaller than 25,000 square feet and includes the planned expansion of product offerings beyond rainwear and outerwear, such as sportswear and accessories. The Company is currently targeting 10,000 to 12,000 square feet as the optimal size to test for its larger format superstores. The Company believes that the planned reduction in store size and expansion of product offerings will help broaden the appeal of the stores to both existing and new customers, increase store sales, reduce the seasonality of the Company's sales and increase store profitability. The restructuring charge of $3.5 million included an accrual of $1.6 million for anticipated cash restructuring expenditures, to cover costs associated with amending or terminating store leases and other related costs, and $1.9 million of non-cash charges related to anticipated write-offs of fixed assets in the stores to be closed or downsized.

     During the first quarter of Fiscal 1998, the Company recorded a restructuring charge of $3.5 million related to the closing of the Company's Baltimore, Maryland rainwear manufacturing facility. In the fourth quarter of Fiscal 1998, the Company increased the restructuring charge related to the closing of the facility to $3.7 million.

     Deferred Compensation Expense. For the first quarter of Fiscal 1999, the Company recorded $684,000 of non-cash deferred compensation expense. This amount consisted of: (i) $430,000 of compensation expense related to stock options granted during Fiscal 1998; and (ii) $254,000 of compensation expense related to non-cash accruals under the Company's deferred compensation plan adopted during Fiscal 1998.

     Interest Expense, net. Interest expense, net decreased by approximately $2.5 million to $1.5 million in the first quarter of Fiscal 1999 from $4.0 million in the comparable prior year period. The decrease resulted both from the impact of the Company's February 1998 debt restructuring and recapitalization, which reduced the Company's debt obligations and related interest expense, and a reduction in amortization of deferred financing costs. Interest expense, net recorded for both the current year and prior year periods has been reduced as a result of the impact of accounting for both the Company's 1995 Recapitalization and its 1998 Recapitalization in accordance with SFAS 15. Using the provisions of SFAS 15, the Company recorded the debt issued pursuant to both the 1995 Recapitalization and the 1998 Recapitalization at figures significantly in excess of their respective principal amounts, with the difference effectively representing future interest payments and, thus, reducing interest expense in subsequent periods.

FISCAL YEAR ENDED FEBRUARY 28, 1998 (FISCAL 1998) COMPARED TO
FISCAL YEAR ENDED FEBRUARY 22, 1997 (FISCAL 1997)

     As previously indicated, Fiscal 1998 consisted of 53 weeks and Fiscal 1997 consisted of 52 weeks.

     Net Sales. Net sales increased 20.2% to $335.6 million in Fiscal 1998 from $279.1 million in Fiscal 1997. This increase resulted primarily from increased sales in the Company's retail stores and increased sales of Pacific Trail Products to wholesale customers. The growth in retail sales was primarily due to sales from stores opened during Fiscal 1998, increased sales from the full year impact of stores opened during Fiscal 1997, and an increase in comparable store sales of approximately 2%. The growth in wholesale sales of Pacific Trail Products was primarily due to increased sales of fall 1997 outerwear through existing customers, particularly in the women's outerwear category, driven by extremely strong sales performance of Pacific Trail's fall 1996 merchandise. The increases in sales both from the Company's retail stores and from wholesale sales of Pacific Trail Products were due primarily to increased unit volume rather than price increases.

     The consolidated net sales increase from Fiscal 1997 to Fiscal 1998 also reflects the beneficial impact of Fiscal 1998 consisting of an extra week (53 weeks) compared to Fiscal 1997 (52 weeks).

     Gross Profit. Gross profit increased 15.1% to $108.2 million in Fiscal 1998 from $94.0 million in Fiscal 1997. Gross profit as a percentage of net sales (gross margin) decreased to 32.2% in Fiscal 1998 from 33.7% in Fiscal 1997. The decrease in gross margin resulted from decreased gross margin in the Company's retail stores and decreased gross margin obtained from wholesale sales of London Fog Products, driven primarily by increased markdowns in the Company's retail stores and increased off-price sales of excess inventory and steeper discounts provided on such off-price sales of London Fog Products. The increased markdowns and off-price sales were taken to help stimulate sales and reduce inventory levels in the face of lower than expected sales from the Company's retail stores and from wholesale sales of London Fog Products during the key September through December fall sales period, which was significantly adversely affected by unusually warm weather during this period. The lower than expected sales in the Company's retail stores reflected lower than expected sales in both the Company's factory outlet stores as well as its superstores, which commenced operations during Fiscal 1998.

     Licensing Revenues. Licensing revenues increased by $1.0 million to $4.1 million in Fiscal 1998 from $3.1 million in Fiscal 1997. This increase resulted from increased licensing revenues from both existing and new licensees.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 17.5% to $98.5 million in Fiscal 1998 from $83.8 million in Fiscal 1997. This increase resulted primarily from increased retail store operating expenses related to the increased number of stores, including the impact of expenses related to the opening and operation of the superstores opened in Fiscal 1998. Selling, general and administrative expenses as a percentage of net sales decreased to 29.3% in Fiscal 1998 from 30.0% in Fiscal 1997. The decrease resulted primarily from economies of scale associated with leveraging certain expenses over an increased sales volume.

     Restructuring and Special Charges. During Fiscal 1998, the Company recorded restructuring and special charges of $7.5 million. This charge consisted of a $3.7 million restructuring charge related to the closing of the Company's Baltimore, Maryland rainwear manufacturing facility and a $3.8 million charge reflecting special payments made to certain executives of the Company due to the triggering of contractual "change of control" payment rights in the employment agreements of such executives. The $3.7 million Baltimore plant closing charge included $1.2 million of cash expenditures, primarily related to employee severance and ongoing occupancy costs, and a $2.5 million charge related to the loss from sales of fixed assets as well as the increase in the Company's multiemployer pension liability resulting from the closure of the facility.

     Deferred Compensation Expense. During Fiscal 1998, the Company recorded $2.7 million of non-cash deferred compensation expense. This amount consisted of: (i) $1.7 million of compensation expense related to stock options granted and vested during Fiscal 1998; and (ii) $1.0 million of compensation expense related to non-cash accruals under a deferred compensation plan adopted during Fiscal 1998.

     Operating Income. Operating income decreased by $9.4 million, to $1.4 million in Fiscal 1998 from $10.7 million in Fiscal 1997. This decrease resulted from the $7.5 million of restructuring and special charges and $2.7 million of deferred compensation expense incurred in Fiscal 1998.

     Interest Expense, net. Interest expense, net increased by $2.1 million to $14.7 million in Fiscal 1998 from $12.5 million in Fiscal 1997. This increase resulted primarily from higher average revolving credit borrowings during Fiscal 1998 compared to Fiscal 1997. Interest expense, net recorded for both Fiscal 1998 and Fiscal 1997 has been reduced as a result of the impact of accounting for the Company's 1995 Recapitalization in accordance with SFAS 15. Using the provisions of SFAS 15, the Company recorded the debt issued pursuant to the 1995 Recapitalization at a figure significantly in excess of its principal amount, with the difference effectively representing future interest payments and, thus, reducing interest expense in subsequent periods.

     Gain From Sale of Investment. During Fiscal 1998, the Company sold an equity investment for $2,260,000 which resulted in a gain of $2,260,000.

     Provision (Benefit) For Income Taxes. The provision (benefit) for income taxes was a benefit of $5.9 million for Fiscal 1998 compared to an expense of $158,000 for Fiscal 1997. The $5.9 million benefit for Fiscal 1998 reflects the utilization of net operating losses to offset tax liability resulting from cancellation of indebtedness income arising from the 1998 Recapitalization.

     Extraordinary Gain on Extinguishment of Debt, net. The extraordinary gain on extinguishment of debt, net, totaling $160.9 million, resulted from the 1998 Recapitalization. Pursuant to this transaction, the Company's subordinated debt obligations were reduced from an outstanding debt amount of $257.2 million (with a recorded value of $319.7 million in accordance with SFAS 15) to an outstanding debt amount of $100.0 million (with a recorded value of $150.0 million in accordance with SFAS 15). The extraordinary gain of $160.9 million equals the excess of the $319.7 million of debt previously recorded over the $150.0 million of new debt recorded as of February 27, 1998, or $169.7 million, less $2.7 million of transaction costs incurred and an income tax provision of $6.1 million.

FISCAL YEAR ENDED FEBRUARY 22, 1997 (FISCAL 1997) COMPARED TO
FISCAL YEAR ENDED FEBRUARY 24, 1996 (FISCAL 1996)

     Net Sales. Net sales increased 1.7% to $279.1 million in Fiscal 1997 from $274.4 million in Fiscal 1996. This increase resulted primarily from increased sales in the Company's retail stores which more than offset decreased sales to wholesale customers. The increase in sales in the Company's retail stores resulted from both the increased average number of stores in operation compared to the previous year, as well as an increase in comparable store sales of approximately 6%. The decrease in sales to wholesale customers resulted from a decrease in wholesale sales of London Fog Products, which more than offset an increase in wholesale sales of Pacific Trail Products. The decrease in wholesale sales of London Fog Products was due to continued competitive pressures both from within and outside of the primary department store wholesale customer base, as well as the adverse impact on unit and dollar sales of the Company's increased focus on improving the gross margin and profitability realized on its wholesale sales of London Fog Products, even at the expense of unit volume. The increase in wholesale sales of Pacific Trail Products resulted primarily from increased sales of PACIFIC TRAIL(Reg. TM) brand outerwear and increased sales of men's outerwear under the DOCKERS(Reg. TM) label pursuant to a license agreement.

     On a consolidated basis, the net sales increase of 1.7% resulted from increased average prices, primarily due to changes in product mix and lesser markdowns and discounts, rather than increased consolidated unit volume.

     Gross Profit. Gross profit increased 32.5% to $94.0 million in Fiscal 1997 from $70.9 million in Fiscal 1996, resulting from a strong increase in gross margin. Gross margin increased to 33.7% of net sales in Fiscal 1997 from 25.8% of net sales in Fiscal 1996. The increase in gross margin was broad based, with significant gross margin increases achieved on both sales through the Company's retail stores and sales to wholesale customers. The gross margin increase on sales through the Company's retail stores resulted from an improved inventory mix and resulting lower level of markdowns in Fiscal 1997. The inventory mix for the Company's retail stores in Fiscal 1996 was adversely affected by the Company's late production deliveries and poor sell-through results in fall 1994, which resulted in significant excess fall 1994 inventory being carried over to sell in the Company's retail stores in Fiscal 1996. The gross margin increase on sales to wholesale customers resulted primarily from the higher initial gross margins of the fall 1996 product lines compared to fall 1995 and improved sell-through results achieved by the Company's wholesale customers resulting in lesser merchandise returns and off-price sales. In addition, the gross margin on sales to wholesale customers for Fiscal 1996 was adversely affected by significant off-price sales of fall 1994 and spring 1995 product in early Fiscal 1996 to reduce excess inventory levels.

     Licensing   Revenues.   Licensing   revenues  increased  by  $1,117,000  to
$3,064,000 in Fiscal 1997 from $1,947,000 in Fiscal 1996. This increase resulted from increased licensing revenues from both existing and new licensees.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased 3.2% to $83.8 million in Fiscal 1997 from $86.6 million in Fiscal 1996. This decrease resulted from the Company's continued expense reduction initiatives, including reductions in advertising expenditures. Selling, general and administrative expenses as a percentage of net sales decreased to 30.0% in Fiscal 1997 from 31.6% in Fiscal 1996. The decrease resulted from the Company's overall expense reduction initiatives as well as decreased expenses as a percentage of net sales for the Company's retail stores due to the favorable impact of closing certain poor performing stores during Fiscal 1996 and Fiscal 1997 and achieving an increase in comparable store sales of approximately 6%.

     Operating Income (Loss). Operating income increased by $28.5 million to income of $10.7 million in Fiscal 1997 from a loss of $17.8 million in Fiscal 1996, with the increase resulting primarily from the significant increase in gross profit and gross margin.

     Interest Expense, net. Interest expense, net decreased by $4.3 million to $12.5 million in Fiscal 1997 from $16.8 million in Fiscal 1996. The decrease resulted from the full year effect in Fiscal 1997 of the May 1995 debt restructuring and recapitalization, which reduced the Company's interest expense. Interest expense, net recorded for both Fiscal 1997 and Fiscal 1996 has been reduced as a result of the impact of accounting for the Company's 1995 Recapitalization in accordance with SFAS 15.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal sources of liquidity to fund its operations are revolving credit borrowings and letters of credit under the Company's credit facility and cash flows from operations. The Company's working capital levels and associated borrowing needs fluctuate significantly during the year due to the highly seasonal nature of the rainwear and outerwear business. The Company begins to build inventory for the fall season starting in January, with aggregate inventory and accounts receivable levels usually peaking sometime between late August and early October.

     The Company's net cash used in operating activities was $39.7 million for the first quarter of Fiscal 1999 and $45.4 million for the first quarter of Fiscal 1998. The Company's net cash used in operating activities for each of the first quarter periods resulted primarily from the seasonal increase in inventories during the quarter, due to production required to satisfy anticipated sales demand for fall merchandise. Inventories increased by $55.1 million during the first quarter of Fiscal 1999 (from February 28, 1998 to May 30, 1998) and increased by $48.5 million during the first quarter of Fiscal 1998 (from February 22, 1997 to May 31, 1997). The decreased net cash used in operations for the first quarter of Fiscal 1999 versus the comparable prior year period, despite the increase in inventory, primarily reflects a decrease in accounts receivable and an increase in accounts payable.

     The Company's cash provided from (used in) operating activities was $(31.7) million in Fiscal 1998, $1.5 million in Fiscal 1997, and $8.2 million in Fiscal 1996. The Company's net cash used in operating activities of $31.7 million in Fiscal 1998 resulted primarily from an increase in inventory of $21.6 million and an increase in accounts receivable of $7.9 million during the year. The inventory increase of $21.6 million, to $69.7 million at February 28, 1998 from $48.1 million at February 22, 1997, resulted primarily from achieving lower than expected sales both from the Company's retail stores and from wholesale sales of London Fog Products during the key September through December fall sales period, which was significantly adversely affected by unusually warm weather during this period. The lower than expected sales in the Company's retail stores reflected lower than expected sales in both the Company's factory outlet stores as well as its test superstores, which commenced operations during Fiscal 1998. The increase in inventory also resulted partially from the increase in required inventory to support the Company's increased sales volume and increased number of retail stores in operation, including the superstores opened in Fiscal 1998.

     Due to the lead time associated with the Company's production, the Company must, to a significant extent, commit production in anticipation of sales and carry inventory levels to meet expected demand. Thus, in the event of lower than expected sales, the Company only has limited ability in the short term to adjust production quantities, resulting in higher than desired inventory levels for a period of time. The Company reacts to this situation by reducing quantities for production orders not yet placed and taking measures to stimulate sales including, where appropriate, selling excess inventory at discounted prices. Such selling of excess inventory at discounted prices has the effect of reducing the Company's gross margin and profitability achieved on its sales.

     As a result of the lower than expected sales in fall 1997 and winter 1997/1998 and the resulting higher inventory levels as of February 28, 1998, the Company has reduced quantities for production orders for fall 1998 merchandise. Although inventory at May 30, 1998 was approximately $28.2 million higher than at May 31, 1997, the Company expects that, as a result of reducing its fall 1998 production, the level of inventory at the end of the second quarter of Fiscal 1999 (August 29, 1998) will not be significantly higher than the level of inventory at the end of the second quarter of Fiscal 1998 (August 30, 1997). Also, although the higher inventory level at February 28, 1998 and May 30, 1998 compared to the same times in the previous year may have an adverse effect on the Company's gross margin and profitability achieved on its sales during Fiscal 1999, the Company does not expect that the higher inventory level at these dates will have a material adverse effect on the Company. There can be no assurance that these expectations of the Company will be met.

     The accounts receivable increase of $7.9 million during Fiscal 1998, to $31.5 million at February 28, 1998 from $23.6 million at February 22, 1997, resulted primarily from the wholesale sales increase in Fiscal 1998 compared to Fiscal 1997 and the related increase in wholesale shipments occurring in January and February of Fiscal 1998 compared to Fiscal 1997.

     The Company's primary uses of cash have been for debt service requirements, working capital and capital expenditures. Net cash used in investing activities was $2.2 million for the first quarter of Fiscal 1999 and $1.8 million for the comparable prior year period. The net cash used in investing activities for each of the first quarter periods primarily reflects capital expenditures for opening new retail stores, refurbishing existing retail stores and enhancing the Company's management information systems.

     Net cash used in investing activities was $9.0 million for Fiscal 1998, $6.8 million for Fiscal 1997 and $4.4 million for Fiscal 1996. The net cash used in investing activities primarily reflects capital expenditures for opening new retail stores, refurbishing existing retail stores, expanding and reconfiguring distribution facilities, and enhancing the Company's management information systems. The increase in capital expenditures to $11.8 million in Fiscal 1998 from $7.7 million in Fiscal 1997 primarily reflects capital expenditures for the opening of the initial superstores in Fiscal 1998. The increase in capital expenditures to $7.7 million in Fiscal 1997 from $4.7 million in Fiscal 1996 primarily reflects the increased number of retail stores opened in Fiscal 1997 compared to Fiscal 1996 and, to a lesser extent, increased expenditures related to the expansion and reconfiguration of the Company's Maryland distribution facility.

     For the first quarter of Fiscal 1999, the Company's principal source of liquidity to fund its cash needed for operating activities and investing activities was borrowings under the Company's Senior Credit Facility, resulting in $63.2 million of outstanding revolving credit borrowings at May 30, 1998 compared to $18.2 million of borrowings at February 28, 1998 and $26.3 million at May 31, 1997. Net cash flow provided from financing activities was $44.1 million for the first quarter of Fiscal 1999 and $24.1 million for the comparable prior year period. The significant change reflected the Company's ability to fund a significant portion of its cash needed for operating activities and investing activities during the first quarter of Fiscal 1998 from the utilization of $23.1 million of existing cash balances. By comparison, the Company did not have significant existing cash balances to fund its cash needed for operating activities and investing activities during the first quarter of Fiscal 1999. The Company's $36.9 million higher level of outstanding revolving credit borrowings at May 30, 1998 compared to May 31, 1997 primarily reflects financing the $28.2 million higher level of inventory at May 30, 1998 as compared to May 31, 1997.

     For Fiscal 1998, the Company's principal sources of liquidity to fund its cash needed for operating activities and investing activities were utilization of existing cash balances, resulting in a decrease of cash and cash equivalents to $0.6 million at February 28, 1998 from $26.8 million at February 22, 1997, and borrowings under the Company's credit facility, resulting in $18.2 million of outstanding revolving credit borrowings at February 28, 1998 compared to no outstanding revolving credit borrowings at February 22, 1997.

     The Company finances its working capital requirements with revolving credit borrowings and letters of credit under the Company's credit facility. The peak outstanding balance of revolving credit borrowings and letters of credit under the Company's credit facility was $131.5 million for Fiscal 1998 and $76.5 million for Fiscal 1997. The increase in peak usage of the Company's credit facility resulted primarily from higher seasonal working capital requirements to finance the $56.5 million increase in net sales realized in Fiscal 1998 compared to Fiscal 1997, as well as from capital expenditures and inventory requirements associated with opening additional retail stores, including the initial superstores.

     The Company's current credit facility (the Senior Credit Facility) was obtained on May 15, 1997, replacing a previous credit facility, and initially had a maximum line of credit of $140 million through April 30, 1998 and $150 million from May 1, 1998 through April 30, 2000. In connection with the February 1998 debt restructuring and recapitalization, on February 27, 1998 the Company amended certain terms and provisions of the Senior Credit Facility (the 1998 Amendment), including increasing the maximum line of credit to $200 million and extending the expiration date of the facility from April 30, 2000 to April 30, 2001. Within this $200 million limit, up to $90 million may be used for outstanding letters of credit. The obligations outstanding on the Senior Credit Facility are secured by substantially all of the assets of the Company and cannot exceed the aggregate of stipulated percentages of collateral values associated with the Company's eligible inventory, accounts receivable, letters of credit goods and, during certain portions of the year, trademarks. As of May 30, 1998, the Company had outstanding revolving credit borrowings of $63.2 million, outstanding letters of credit of $26.7 million and, based on collateral value restrictions, had additional borrowings available of approximately $37 million under the Senior Credit Facility. As of February 28, 1998, the Company had outstanding revolving credit borrowings of $18.2 million, outstanding letters of credit of $24.8 million, and, based on collateral value restrictions, had additional borrowings available of approximately $31 million under the Senior Credit Facility. The agreement governing the Senior Credit Facility contains customary covenants, restrictions and events of default.

     The Company expects that its primary uses of cash will be for debt service requirements, working capital and capital expenditures. The Company's debt service requirements include periodic interest payments and other fees related to the Company's Senior Credit Facility, its $100 million principal amount of Notes, and its mortgage note having a remaining principal amount of $11.2 million as of May 30, 1998. As described above, the Senior Credit Facility is a revolving credit facility with an expiration date of April 30, 2001. The Notes have a maturity of February 27, 2003 and contain provisions permitting early redemption by the Company, at its option, in whole or in part, at a defined redemption price. In addition, in the event of the occurrence of a Change Of Control Triggering Event (as defined), each holder of the Notes has the right to require that the Company purchase all or a portion of such holder's Notes at a purchase price of 101% of principal amount, plus accrued interest to the date of purchase. The mortgage note requires monthly principal and interest payments, with a final balloon payment of approximately $10.6 million due at the July 1999 maturity of the mortgage note. The Company intends to meet the required balloon payment by refinancing the mortgage note or obtaining other replacement financing prior to or upon the maturity of the mortgage note.

     The Company estimates that capital expenditures for Fiscal 1999 will be approximately $12-14 million. These capital expenditures will be primarily for opening new retail stores, refurbishing existing retail stores, and enhancing the Company's management information systems, including the planned replacement of the Company's financial and retail information systems.

     The Company believes cash flows from operations and borrowings under the Senior Credit Facility will be sufficient to satisfy the Company's liquidity requirements, including capital expenditures, over the next 12 months. The Company believes it will be able to meet its longer term liquidity requirements, including scheduled debt payments, through cash flows from operations, borrowings under the Company's credit facility, and refinancings of the Company's Senior Credit Facility and long-term indebtedness.

The Company's ability to fund its operations, to make capital expenditures, to meet scheduled debt payments, to refinance indebtedness and to remain in compliance with the various restrictions and financial covenants under its debt agreements depends on its future operating performance and cash flows which, in turn, are subject to prevailing economic conditions and other business and financial factors, some of which are beyond the Company's control. See "Risk Factors".

YEAR 2000 ISSUE

     Currently, many existing computer programs use only two digits (rather than four) to identify a year in the date field. If not corrected, many computer system applications could fail or create erroneous results beginning at or before the year 2000 by recognizing a date coded as "00" as the year 1900 rather than the year 2000. If not adequately resolved, this problem, commonly referred to as the Year 2000 Issue, could have a material adverse effect on the Company's business, operations or financial condition in the future.

     The Company has assessed the impact that the Year 2000 Issue will have on its computer systems, with a primary focus on the Company's critical business and information systems. The Company has developed a project plan which includes an inventory of all critical systems, identification of those systems requiring modifications or replacement to address the Year 2000 Issue, and an action plan and time table for the completion and testing of required modifications and systems replacements. Based on the Company's project plan, the Company expects to have any required modifications to critical systems completed on a timely basis. However, if such modifications are not completed on a timely basis (which in certain cases is expected to be before the year 2000), the Year 2000 Issue could have a material adverse impact on the Company's business, operations, or financial condition. In addition, many of the third parties with which the Company conducts business will need to modify their computer systems to address the Year 2000 Issue and the failure of such third parties to address the problem on a timely basis could have a material adverse impact on the Company.

     Included in the Company's planned capital expenditures for Fiscal 1999 is approximately $3 million for the replacement of the Company's financial and retail information systems with systems which have greater functionality and are Year 2000 compliant. The Company believes the cost of making the required Year 2000 modifications to its other systems will not have a material impact on the Company's results of operations or financial condition.

                                    BUSINESS

GENERAL

     The Company is a leading designer, marketer and distributor of quality men's and women's rainwear and outerwear in the United States. The Company designs, markets and distributes its products under the Company-owned LONDON FOG(Reg. TM) and PACIFIC TRAIL(Reg. TM) and related brand names, as well as under the DOCKERS(Reg. TM), LEVI'S(Reg. TM) and SPERRY(Reg. TM) labels pursuant to licenses from the owners thereof, and sells its products through most major channels of distribution in its markets. The Company believes it has a dominant share of the men's rainwear market in department stores and a significant share of the men's outerwear and women's rainwear and outerwear markets in department stores. The Company also distributes its products to specialty retailers (including sport specialty retailers), national and regional chain stores, and discount and off-price retailers. In addition, the Company generates a significant portion of its sales from distributing its products through Company-operated retail stores. As of May 30, 1998, the Company operated 134 factory outlet stores, eight superstores and three Weather Stores(TM). In Fiscal 1998, the Company had net sales of approximately $336 million.

BUSINESS STRENGTHS

     Management believes that the Company has several competitive advantages which are important to its business, including the following:

     IMAGE AND CONSUMER RECOGNITION. The LONDON FOG(Reg. TM) brand name was introduced in 1954 and has become one of the most well known apparel brand names in the United States, with a strong reputation for quality and value. The LONDON FOG(Reg. TM) brand name ranked 6th in the 1997 Fairchild 100 Consumer Survey of the most recognizable apparel and accessory brands. In the same survey, the LONDON FOG(Reg. TM) brand name ranked 1st among the outerwear brands. The Company has capitalized on the strength of the LONDON FOG(Reg. TM) brand name by expanding from its initial roots in formal men's rainwear to a broad range of rainwear, outerwear and related products each providing consumers with the quality, functionality and value they expect from the LONDON FOG(Reg. TM) brand. In addition, the PACIFIC TRAIL(Reg. TM) brand has developed a strong and growing niche as a competitively priced brand which targets value-conscious consumers who seek authentic, quality outerwear for recreational activities and casual wearing occasions. Management believes that the Company will be able to continue to capitalize on the strength of its brands by expanding into additional product categories, such as sportswear, and utilizing a sub-branding strategy to enable product and distribution channel extensions while preserving the identity of the LONDON FOG(Reg. TM) and PACIFIC TRAIL(Reg. TM) brand names.

     BROAD AND DIVERSIFIED DISTRIBUTION CHANNELS. The Company sells its products through a varied array of distribution channels. The Company believes that its ability to distribute its products through varied wholesale distribution channels (including department stores, specialty retailers, sport specialty retailers, national and regional chain stores, and discount and off-price retailers) and through its own retail stores (factory outlet stores and new retail concept stores) places the Company at a competitive advantage by reducing the Company's dependency on any one distribution channel.

     RETAILING AS A COMPETITIVE ADVANTAGE. For Fiscal 1998, approximately 42% of the Company's net sales were generated through its retail stores, predominantly through its factory outlet stores. The Company's factory outlet stores are located in many of the primary outlet malls throughout the United States and the Company expects to open 20-25 additional factory outlet stores this year. The Company believes that operating its own retail stores provides the Company with the following advantages: (i) mitigating the Company's inventory risk by providing a controlled channel for selling excess inventory; (ii) increasing the breadth and control of the distribution of its products; (iii) preventing the Company from being solely dependent on third party retailers; and (iv) enabling the testing of new products, new product categories and new merchandise concepts. The Company also believes that its experience in operating its own retail stores provides the Company with a better understanding of the needs of its wholesale customers and the ultimate consumers of the Company's products. To further capitalize on these advantages, the Company is seeking to expand the distribution of its products by testing new Company-operated retail concepts through its superstores, Weather Stores(TM) and other potential retail store concepts.

     VARIETY OF PRODUCTS AND TARGET CONSUMERS. Through its well-known LONDON FOG(Reg. TM), PACIFIC TRAIL(Reg. TM) and related brands, as well as under the DOCKERS(Reg. TM), LEVI'S(Reg. TM), AND SPERRY(Reg. TM) labels pursuant to licenses from the owners thereof, the Company provides consumers with a broad selection of quality products, including a full assortment of outerwear for the entire family, for different end-uses and different lifestyles at a broad range of price points. The Company provides products for use in all weather conditions and for use in dress, casual, outdoor and active end uses. The Company believes this segmentation of its product offerings, targeting specific products to meet specific consumer lifestyle and end use requirements, increases its ability to satisfy the product needs of a broad consumer base. The Company is continuing to increase the variety of products it offers through the development of its own focused men's and women's sportswear collections to be marketed solely through the Company's retail stores. In addition, the Company continues to pursue additional opportunities to develop and market products under other well known brand names through license arrangements, as evidenced by the Company's license to market outerwear under the FOSSIL(Reg. TM) and related labels beginning in the fall 1999 season.

     STABLE PRODUCT LINES. The Company believes that the stability and continuity of the Company's core product lines relative to the fashion industry generally, with a significant portion of annual revenues being generated by similar styles carried over from the previous year, makes the Company less sensitive to fashion risk.

     WORLDWIDE PRODUCT SOURCING. The Company's merchandise is produced worldwide by independent manufacturers selected, monitored and coordinated by local Company employees to assure conformity to strict quality, cost and delivery standards. The Company believes the use of independent manufacturers, together with the Company's dedicated sourcing personnel, increases its production flexibility and capacity and allows it to maintain control over all aspects of the sourcing process, while at the same time substantially reducing capital expenditures and avoiding the costs of managing a large production work force.

     INTEGRATED OPERATING STRUCTURE. The integration of the Company's design, product procurement, production planning, marketing and merchandising functions enables the Company to effectively distribute products to its wholesale and retail customers in a timely manner and to control inventory.

     Management believes that these strengths provide a platform upon which management will continue to implement its business plans and maintain the Company's position as a leading branded apparel designer, marketer and distributor.

BUSINESS STRATEGY

     The Company's mission is to be the international leader in the design, marketing and distribution of quality rainwear, outerwear and other related products that protect consumers in all weather conditions. To achieve this objective, the Company focuses on maximizing the market penetration of its brands by executing a life style/end-use segmentation approach to the design, merchandising and marketing of the Company's broad range of products. The Company aims to develop a clearer understanding of the target customer for each of the Company's brands and product lines, and to segment these products by types of target customers, which are differentiated by gender, age group and lifestyle and end-use requirements. In implementing this strategy, the Company has adopted an approach that divides its product offerings and brands into "dress," "casual," "outdoor," and "active" categories, through which the Company offers a broad range of products to satisfy different customer preferences and end-use requirements, all of which provide a consistently high standard of quality and value at price points consistent with the positioning of that brand.

     In addition to increasing the penetration of its existing brands and product lines, the Company's business plan includes seeking to add new brands (both through licensing of well-known, third party brands and development of new brands) and new product offerings to increase the breadth of coverage of the Company's products in terms of price, distribution channels and target consumers. Such new brands and product offerings must adhere to the Company's stringent standards of product quality, value and design while being positioned appropriately in the marketplace within the Company's overall

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

life style/end-use segmentation approach. The Company may, in the future, under appropriate circumstances, enter into complementary acquisition opportunities consistent with the foregoing strategy in order to expand its stable of brand names and augment its product lines.

     The Company's business plans are designed to build upon the steps the Company has taken to grow its outerwear businesses, continuing the Company's transformation from a significant rainwear designer, marketer and distributor to a market force in all aspects of rainwear, outerwear and related products. This continued transformation is extremely important to the Company's future growth since the market for traditional rainwear is significantly smaller than the markets for either outerwear or other apparel products, such as sportswear, and the market demand for traditional rainwear continues to be adversely affected by the growth of casual attire in the workplace. Of Fiscal 1998 total net sales of $335.6 million, outerwear comprised 68%, rainwear comprised 27% and sportswear, accessories and other (primarily consisting of sales of goods purchased from licensees and other companies for sale in the Company's retail stores, such as hats, umbrellas, gloves, scarves and luggage) comprised 5%. This compares with Fiscal 1994 total net sales of $356.6 million, of which outerwear comprised 40%, rainwear comprised 42%, and sportswear, accessories and other (primarily consisting of a wholesale sportswear line consisting primarily of men's sweaters and knit shirts, which was discontinued at the end of Fiscal 1994, and men's and women's sportswear lines marketed solely through the Company's retail stores, which were discontinued during Fiscal 1996) comprised 18%.

     The Company's strategy of augmenting its range of brands, product offerings and target consumers was advanced significantly by the acquisition of Pacific Trail in April 1994. Pacific Trail, headquartered in Seattle since 1945 and inspired by the rugged outdoor lifestyle of the Pacific Northwest, is a leading designer, marketer and distributor of authentic, moderate-priced casual, outdoor and active outerwear for men, women and children. Wholesale sales of Pacific Trail Products in Fiscal 1998 were $85.8 million.

     After having discontinued its sportswear product lines in Fiscal 1996 as part of the Company's strategy to recover from the significant deterioration of its financial condition and operating results during Fiscal 1995 by streamlining the Company's operations and refocusing its operational and financial resources on its core rainwear and outerwear product categories, the Company has decided to reenter the business of marketing sportswear. Management plans to market focused lines of men's and women's sportswear through its retail stores, and expects that sportswear will be a growing product category for the Company. Management believes that the new sportswear lines will help broaden the appeal of the Company's stores to both existing and new customers, increase store sales, reduce the seasonality of the Company's sales and provide a product base to support potential additional Company-operated retail store concepts.

     A central part of the Company's growth plan is to increase its sales through Company-operated retail stores. The Company is already the dominant provider of men's rainwear and a significant provider of women's rainwear and men's and women's outerwear to department stores. However, department stores are becoming an increasingly competitive environment as a result of the increased emphasis on private label products at lower prices and lifestyle "collection" brands at higher prices. In addition, the consolidation of department store groups over the past several years has significantly reduced the number of potential customers for the Company's products. Also, delivery problems in fall 1994 and spring 1995 had an adverse effect on the Company's relations with some of its department store customers, which contributed to a significant decrease in wholesale sales of London Fog Products. Therefore, Company-operated retail stores are an increasingly important distribution channel to the Company. In Fiscal 1998, net sales at the Company's retail stores totaled $139.9 million (41.7% of total net sales), as compared to $96.5 million (35.2% of total net sales) in Fiscal 1996. Retail sales include sales at the Company's factory outlet stores, superstores and Weather Stores(TM). As of May 30, 1998, the Company operated 134 factory outlet stores. A typical factory outlet store is approximately 4,700 square feet and is located in a manufacturers' outlet mall. Factory outlet stores appeal to the value-oriented consumer and sell excess inventory, out-of-season merchandise and seconds, as well as current season, first-quality products. As of May 30, 1998, the Company operated eight test superstores. The Company's superstores, the first of which was opened in May 1997 in North Canton, Ohio, were opened to test an alternative, larger format retail distribution channel for the Company's product offerings to supplement its tradi-tional wholesale and factory outlet store retail distribution channels. A typical superstore is located in a suburban shopping mall or strip mall and offers a superior selection of current season, first quality product for the entire family at highly competitive prices. Based on initial sales results for these test superstores, management has determined that most of the existing superstores, many of which are larger than 25,000 square feet, are too large to generate acceptable profitability within an acceptable period of time. The Company is currently targeting 10,000 to 12,000 square feet as the optimal size to test for its larger format superstores. In connection with adopting a plan to restructure its superstores, during the quarter ended May 30, 1998, the Company recorded a restructuring charge of $3.5 million related to the planned closing or downsizing of five of the Company's eight superstores open as of May 30, 1998. The Company expects to open one additional large format superstore during the remainder of the current fiscal year (other than potential relocations of existing superstores in connection with their downsizing pursuant to the Company's superstore restructuring plan), an approximately 11,000 square foot store expected to open in late fall 1998 in Columbus, Ohio. The Company will continue to evaluate the optimal size and the best locations for its future superstores.

MARKETING

     As part of the Company's marketing approach, the Company segments the markets for the Company's products by consumer lifestyle and end-use requirements, targeting particular product lines to specific consumer fashion preferences and price requirements. This approach involves segmenting the Company's product lines on the basis of targeted consumer end-use into "dress," "casual," "outdoor," and "active" categories. These categories are then marketed as follows: "dress" men's and women's rainwear and outerwear products are marketed primarily under the LONDON FOG(Reg. TM) and TOWNE(Reg. TM) labels. "Casual" men's and women's rainwear and outerwear products are marketed primarily under the LONDON FOG(Reg. TM), TOWNE(Reg. TM), FOG(Reg. TM) and DOCKERS(Reg. TM) labels. "Outdoor" men's and women's outerwear is marketed primarily under the PACIFIC TRAIL(Reg. TM), FOG(Reg. TM), SPERRY(Reg. TM) and LEVI'S(Reg. TM) labels, with children's "outdoor" outerwear marketed under the PACIFIC TRAIL(Reg. TM) label. "Active" men's, women's and children's outerwear is marketed primarily under the PACIFIC TRAIL(Reg. TM), INSIDE EDGE(Reg. TM) and BLACK DOT(Reg. TM) labels. Products are sold under the DOCKERS(Reg. TM), LEVI'S(Reg. TM) and SPERRY(Reg. TM) labels pursuant to licenses from the owners thereof. Commencing in fall 1999, pursuant to a license agreement, the Company will market a line of outerwear under the FOSSIL(Reg. TM) label. See "Business -- Licenses and Trademarks"'.

     The LONDON FOG(Reg. TM) brand is positioned as the premium brand for the "dress" and "casual" categories. The FOG(Reg. TM) label is expected to become a premium brand for the "casual" and "outdoor" categories. Both the LONDON FOG(Reg. TM) and FOG(Reg. TM) brands are targeted to consumers who have traditional fashion tastes and demand premium quality, with the FOG(Reg. TM) brand expected to be aimed at the younger consumer. The PACIFIC TRAIL(Reg. TM) brand is positioned as a moderate-price brand in the "outdoor" and "active" categories, which targets value conscious consumers who seek a fashionable quality product. The TOWNE(Reg. TM) product line is the Company's moderate-price brand in the "dress" and "casual" categories. This brand was developed to compete with private label rainwear and outerwear retailing at lower prices. The SPERRY(Reg. TM) and LEVI'S(Reg. TM) product lines produced by the Company are positioned at market competitive prices in the "outdoor" category and cater to customers who want a quality product that is moderately priced and backed by a trusted brand name. The DOCKERS(Reg. TM) brand is positioned as a market competitive brand in the "casual" category. INSIDE EDGE(Reg. TM) and BLACK DOT(Reg. TM) brands are market competitive brands of the PACIFIC TRAIL(Reg. TM) product lines in the "active" category and are marketed to younger consumers who want a quality outerwear product that is sturdy enough for active outdoor use (such as skiing or snow-boarding), yet offered at a competitive price.

     Each product line is designed and sourced in accordance with the Company's product line structure which divides the product line into three profiles of products, "core basic," "basic fashion" and "fashion."

     Core Basic Products. Core basic products are products which have maintained substantially the same silhouette, fabric and color for three or more seasons. These products are the most familiar to consumers and account for approximately 55% to 60% of the Company's net sales, thereby making the Company less sensitive to fashion risk.

     Basic Fashion Products. Basic fashion products are products that alter one of the following features of the product: silhouette, fabric or color. The Company believes that modest changes to its products adds freshness to its product lines and appeals to new customers without alienating its current customers with a product that is very unfamiliar to them. Basic fashion products account for approximately 30% to 35% of the Company's sales volume and over time often become core basic products.

     Fashion Products. Fashion products are products that alter previous silhouettes, fabric and color combinations and introduce new trends. They are products that consumers are least familiar with and account for the remaining approximately 5% to 10% of the Company's sales volume. Although many fashion products are only offered for a single season, certain fashion products create sufficient demand so that the Company will continue to offer such products.

     This product line structure enables the Company to offer its customers a balance of fresh but familiar products and reduces fashion risk. In addition to the utilization of the product line structure, each product line team maintains an operating line calendar and other operating disciplines that control and coordinate the number of products produced, the size of the product line, sales and production forecasts, costs and gross margins and delivery windows.

PRODUCT LINES

     The Company produces a wide range of branded value-added products that are function driven, of outstanding quality and fashion correct. The following table compares historical net sales and percentage of net sales for the Company (including Pacific Trail figures in Fiscal 1998) by major product line (including wholesale and Company-operated retail store sales) for Fiscal 1994 and Fiscal 1998 (in millions of dollars).


                                            FISCAL YEAR ENDED          FISCAL YEAR ENDED
                                            FEBRUARY 26, 1994          FEBRUARY 28, 1998
                                         ------------------------   ------------------------
                                              $             %            $             %
                                         -----------   ----------   -----------   ----------
       Men's Rainwear ................    $   66.5         18.6%     $   48.5         14.5%
       Women's Rainwear ..............        84.6         23.7          41.1         12.2
                                          --------        -----      --------        -----
        Total Rainwear ...............       151.1         42.4          89.6         26.7
                                          --------        -----      --------        -----
       Men's Outerwear ...............        86.0         24.1         124.9         37.2
       Women's Outerwear .............        53.1         14.9          88.4         26.3
       Children's Outerwear ..........         2.9          0.8          16.5          4.9
                                          --------        -----      --------        -----
        Total Outerwear ..............       142.0         39.8         229.8         68.5
                                          --------        -----      --------        -----
       Sportswear ....................        58.7         16.5           0.1          0.0
       Accessories and Other .........         4.8          1.3          16.1          4.8
                                          --------        -----      --------        -----
        TOTAL NET SALES ..............    $  356.6        100.0%     $  335.6        100.0%
                                          ========        =====      ========        =====


     Rainwear. Men's rainwear products are made primarily of polyester and cotton blends, cotton, wear-resistant breathable fibers and micro fibers. The Company's most popular type of men's rainwear is the double-breasted trench coat.

     Women's rainwear fabrics are similar to those used in the men's rainwear products. The Company offers over 120 styles of women's rainwear featuring a wide range of fashion profiles, materials and tailoring.

     The significant decline in the Company's net sales of rainwear from Fiscal 1994 to Fiscal 1998 reflects the growth of casual attire in the workplace, which has decreased overall market demand for "dress" rainwear products, as well as competitive pressures faced by the Company in its traditional department store customer base.

     Outerwear. Men's and women's outerwear products are made of water-resistant fabrics similar to the Company's rainwear products. The Company offers nearly 300 styles of men's outerwear and nearly 300 styles of women's outerwear products in an assortment of lengths and colors. Linings for these outerwear garments include wool, down and synthetic linings, such as the Company's proprietary NRG 2000(TM) and Thermostat 37(TM).

     As part of the Company's outerwear product category, the Company offers a variety of active outerwear products. Through Pacific Trail, the Company participates in the skiwear market by selling skiwear under the INSIDE EDGE(Reg.
TM) brand name and related brand names. INSIDE EDGE(Reg. TM) is a moderate to value-priced line of skiwear for men, women and children which is sold through national and regional sporting goods chains, specialty stores and ski shops. Through Pacific Trail's BLACK DOT(Reg. TM) brand the Company is one of the leading sellers of snowboard apparel in the United States.

     Children's Outerwear. Pacific Trail offers a broad line of outerwear and skiwear primarily for boys, but also for girls and toddlers, which, in conjunction with its adult outerwear business, enables Pacific Trail to offer products targeted to the entire family. Management believes that Pacific Trail's strong presence in the children's outerwear market contributes to achieving the Company's strategic goal of increasing the breadth of market coverage for the Company's overall product offerings. The Company also sells LONDON FOG(Reg. TM) brand children's outerwear, which is purchased from a Company licensee, through its retail stores. Such licensee also sells these products in traditional wholesale channels.

     The significant increase in the Company's net sales of outerwear from Fiscal 1994 to Fiscal 1998 reflects the inclusion in the Fiscal 1998 figures (but not in the Fiscal 1994 figures) of sales of Pacific Trail Products, which have grown since the acquisition of Pacific Trail in early Fiscal 1995.

     Sportswear. The Company is developing its own men's and women's sportswear collections which will be marketed solely through the Company's retail stores. The Company believes there are significant growth opportunities for men's and women's sportswear, primarily in the Company's factory outlet stores and new retail concept stores, due to the high levels of consumer awareness and acceptance of the LONDON FOG(Reg. TM) and FOG(Reg. TM) names and established consumer traffic in the Company's retail stores. Management believes that the new sportswear lines will help broaden the appeal of the Company's stores to both existing and new customers, increase store sales, reduce the seasonality of the Company's sales and provide a product base to support potential additional Company-operated retail store concepts.

     The Fiscal 1994 net sales of sportswear consisted of: (i) sales of a wholesale sportswear line consisting primarily of men's sweaters and knit shirts, which was discontinued at the end of Fiscal 1994 as part of the Company's brand repositioning; and (ii) sales of men's and women's sportswear lines marketed solely through the Company's retail stores, which were discontinued during Fiscal 1996 as part of the Company's refocusing of operational and financial resources on its core rainwear and outerwear product categories.

     Accessories and Other. Through its retail stores, the Company sells accessories and other products bearing the LONDON FOG(Reg. TM) and PACIFIC TRAIL(Reg. TM) brand names which are manufactured by licensees for the Company pursuant to licensing agreements or other purchasing arrangements, as discussed below under "Licensing." Among these products are hats, umbrellas, gloves, scarves, luggage, and sunglasses. These products are marketed along the same lifestyle segments as the Company's core rainwear and outerwear product categories.

DISTRIBUTION CHANNELS

     The Company markets its products through wholesale and retail distribution channels. Through its wholesale distribution channels, the Company markets its products through department stores and specialty retailers (including sport specialty retailers), national and regional chain stores, and discount and off-price retailers. In Fiscal 1998, the wholesale distribution channels accounted for approximately 58% of the Company's total net sales. Through its retail distribution channels, the Company markets its products through its own factory outlet stores, superstores and Weather Stores(TM). In Fiscal 1998, sales from Company-operated retail stores accounted for approximately 42% of the Company's total net sales with those net sales allocated as follows: factory outlet stores, approximately 39% of total net sales; superstores and Weather Stores(TM), approximately 3% of total net sales. In Fiscal 1998, no single outside customer accounted for more than 10% of the Company's total net sales.

WHOLESALE DISTRIBUTION CHANNELS

     Department Stores. The Company offers its products under most of its brand names to moderate and better department stores. These customers include all the major department store groups, including Dayton Hudson Corporation, Dillard's, Inc., Federated Department Stores, Inc., May Department

Stores, Mercantile Stores Company, Inc., and Proffitts, Inc. and include substantially all the major department store chains in the United States, including Belks, Carson Pirie Scott, Dayton's, Dillard's, Filene's, Hecht's, Hudson's, Lord & Taylor, Macy's, Proffitt's and Younkers.

     Specialty Retailers and Sport Specialty Retailers. The Company offers its products under a variety of its brand names to a broad range of local and regional specialty retailers, including both specialty retail chains, such as Bob's Stores, Emporium, GI Joe's and Today's Man, and independent local specialty stores.

     The Company also offers its outdoor and active outerwear products, primarily under the PACIFIC TRAIL(Reg. TM), INSIDE EDGE(Reg. TM) and BLACK DOT(Reg. TM) brands, to a variety of sport specialty retailers, including chains such as Copelands and Gart Sports, and many independent sporting goods, outdoor and ski stores.

     National and Regional Chain Stores. The Company markets certain portions of its rainwear and outerwear product offerings under various Company-owned labels to national and regional chains such as JC Penney, Sears, Fred Meyer and Mervyn's.

     Discount and Off-Price Retailers. The Company also markets a variety of its products, including excess inventory of rainwear and outerwear, through discount and off-price retailers such as Burlington Coat Factory, Ross Stores and TJ Maxx.

COMPANY-OPERATED RETAIL STORES

     Factory Outlet Stores

     To broaden the distribution of its products and to market the Company's products to consumers who favor value-oriented retailing formats, the Company has pursued a strategy of distributing its products through its own factory outlet stores. The Company's factory outlet stores average approximately 4,700 square feet in size and are located primarily in major outlet centers in locations such as tourist destination areas. As of May 30, 1998, the Company operated 134 factory outlet stores located in 40 states and Puerto Rico. The Company's factory outlet stores sell a broad range of rainwear and outerwear offered by the Company, as well as products purchased from licensees and outside vendors, at highly competitive prices. The primary role of the Company's factory outlet stores is to sell excess inventory, out-of-season merchandise and seconds, thus helping the Company to mitigate its inventory risk. However, to provide a satisfactory merchandise assortment, the factory outlet stores also sell current season, first-quality product. The Company is re-introducing sportswear as a test at its factory outlet stores and expects that sales of sportswear will become a more significant product category to the Company. Management believes that selling sportswear will reduce the seasonality of the Company's sales, increase the number of customers who will visit the stores, increase the frequency of visits among its customers and increase sales per customer. Sportswear products will include knit shirts, casual pants, woven shirts and shorts.

     The following table sets forth factory outlet store net sales for each of the last five fiscal years and the number of factory outlet stores operated at the end of each of those fiscal years:

                                                                             FISCAL YEAR ENDED
                                                      ---------------------------------------------------------------
                                                       FEB. 26,     FEB. 25,     FEB. 24,     FEB. 22,      FEB. 28,
                                                         1994         1995         1996         1997          1998
                                                      ----------   ----------   ----------   ----------   -----------
Net sales (in millions of dollars) ................    $ 119.9      $ 122.8       $ 96.5      $ 108.5       $ 131.0
 Total stores operated at fiscal year end .........        110          122           99          123           126

     The Company is focusing on increasing the productivity and profitability of its existing store base, as well as on growth through measured expansion in the number of stores. The Company expects to open 20-25 factory outlet stores this fiscal year. The Company employs real estate consultants expert in the field of factory outlet stores to aid the Company in determining new locations for its factory outlet stores. The Company also analyzes the performance and growth potential of each of its existing locations and has closed and may continue to close stores that do not meet the Company's performance objectives.

NEW RETAIL CONCEPT STORES

     Superstores. As a central part of its strategy to increase sales through Company-owned retail stores, beginning in May 1997, the Company began to open test superstores in which the Company offers to its customers a superior selection of its products and licensed products in an attractive shopping environment, at highly attractive prices and convenient locations. As of May 30, 1998, the Company operated eight superstores, all of which are located in the midwest or northeast United States. These eight superstores, open as of May 30, 1998, are an average of 22,625 square feet in size, have an average remaining lease term of approximately nine years (excluding renewal options exercisable at the election of the Company) and have average annual base rent payments (excluding related common area maintenance, insurance and property taxes) of approximately $310,000 per store during their remaining lease terms.

     For Fiscal 1998, the superstores generated sales of $7.5 million and an operating loss of $4.1 million, before allocation of corporate overhead expenses.

     Based on the experience with these initial test superstores, the Company believes that most of the existing superstores are too large to generate acceptable profitability within an acceptable period of time. As a result, the Company has adopted a plan to restructure its larger format retail store strategy by closing or significantly downsizing five of the Company's eight current superstores and shifting to a revised format which focuses on a store size significantly smaller than 25,000 square feet and includes the planned expansion of product offerings beyond rainwear and outerwear, such as sportswear and accessories. The Company is currently targeting 10,000 to 12,000 square feet as the optimal size to test for its larger format superstores. The Company believes that the planned reduction in store size and the expansion of product offerings will help broaden the appeal of the stores to both existing and new customers, increase store sales, reduce the seasonality of the Company's sales and increase store profitability.

     In connection with adopting a plan to restructure its superstores, during the quarter ended May 30, 1998, the Company recorded a restructuring charge of $3.5 million related to the planned closing or downsizing of five of the Company's eight test superstores open as of May 30, 1998. Included in this charge is an accrual of $1.6 million for anticipated cash restructuring expenditures to cover costs associated with amending or terminating store leases and other related costs, and $1.9 million of non-cash charges related to anticipated write-offs of fixed assets, including fixtures and leasehold improvements, in the stores to be closed or downsized.

     Weather Stores(TM). During the past two years, the Company has also tested a smaller concept store format offering a limited selection of the Company's products focused on weather protection for the traveler. These stores, operating under the name The Weather Store(TM), are located in high-traffic locations and present the Company's products in a weather-theme environment. As of May 30, 1998, the Company operated three Weather Stores(TM), one in the Pittsburgh International Airport, one in Union Station in Washington, D.C. and the third in a shopping mall in Waterbury, Connecticut. These stores, which average less than 2,000 square feet in size, generated net sales of $1.4 million and generated an operating loss of $0.1 million during Fiscal 1998, before allocation of corporate overhead expenses. Management believes that the Weather Stores(TM) serve to strengthen the image of the Company's brands and product offerings with consumers as high quality authentic weather protection apparel. While management believes that the Weather Stores(TM) are a promising concept, the Company is currently focusing its efforts on its superstores and other Company-operated retail store concepts. See "-- Business Strategy."

INTERNATIONAL

     Although the Company has historically focused on marketing its products in the United States, the Company also offers its products in certain international markets. The Company's net sales outside the United States (which excludes licensing revenues derived from international licensing arrangements) consists of sales of rainwear and outerwear products in the United Kingdom. For Fiscal 1998, the Company generated net sales outside the United States of approximately $0.4 million.

     The Company has licensing arrangements with companies in certain other countries, including Canada, China, Japan, Australia, New Zealand and South Korea, to produce and market rainwear and outerwear products under the LONDON FOG(Reg. TM) and/or PACIFIC TRAIL(Reg. TM) brand names. The Company continues to explore licensing opportunities in overseas markets. For Fiscal 1998, the Company generated licensing revenues from licensing activities outside of the United States of approximately $2.1 million. See "-- Licenses and Trademarks"

MERCHANDISING AND DESIGN

     Both London Fog and Pacific Trail maintain their own dedicated design staffs. Approximately 85 people are employed by the Company in various aspects of product design and merchandising, including technical services, fabric selection and procurement.

     Each season, the Company develops product lines based upon previous and present season's market information gathered from both wholesale and retail sales staffs, fashion consultants and internal staff. The Company's design staffs explore fabrics and fashion ideas from Europe and Asia as well as the United States. Working closely with the Company's sales and marketing team, the design and merchandising team's goal is to assemble a collection that is directed to the customer's needs and lifestyle and, at the same time, provides fashionable products consistent with the Company's image. Each product line has a team of personnel assigned to it, which develops its products based on a sophisticated operating process which includes the gathering and analysis of market research (including direct feedback from consumers both through the Company's field retail marketers and consumer focus groups) and computer-aided design renderings, in addition to traditional pattern making, prototyping and test-marketing. In the development of all of the Company's product lines, the Company follows a detailed product development calendar which coordinates the creative and operational aspects of product development, sourcing and delivery, including controlling the size of product lines, setting sales and production forecasts, determining product costs, prices and gross margins, and setting raw material purchase and finished goods production timetables to meet required product delivery windows.

SALES AND ADVERTISING

     Sales. The Company's wholesale division utilizes a customer-oriented sales process to sell its products. Each major customer is presented with a business plan for the sale of the Company's products and provided with a comprehensive product assortment which together provide the customer with a groundwork for selling and marketing the Company's products. In addition, the Company provides these wholesale customers with a "wholesale customer service plan," which has several attractive features, including pre-ticketing of the Company's products and quick reorder capabilities, including ordering through electronic data interchange. The Company employs approximately ten full-time field retail marketers who are responsible for working with employees of the Company's customers in designing and assembling in-store displays, providing training with respect to the Company's products and motivating the customers' employees through productivity contests. By being in the customers' stores on a regular basis, the retail marketers are able to gather market research data directly, which enables management to react more quickly to changes in consumer preferences.

     Advertising. The Company has a fully integrated advertising and marketing program, which includes campaigns that range from national initiatives to store specific initiatives. The Company's national advertising appears primarily in print ads in both consumer and trade magazines which are intended to reinforce and enhance the image and consumer awareness of the Company's brands and product lines and to advertise specific LONDON FOG(Reg. TM) and PACIFIC TRAIL(Reg. TM) products. The Company offers a cooperative advertising program for most of its product lines and all of its wholesale customers who purchase such products have access to it. The Company maintains control over all cooperative advertising by requiring the retailer to adhere to specified cooperative advertising guidelines set by the Company. Finally, the Company engages in store specific partnership marketing programs. Through the partnership marketing programs the Company's employees collaborate directly with employees of its customers. The partnership marketing programs utilize local ads, special events (e.g., "gift-with-purchase" promotions) and special displays to promote the Company's products. As a result of this "personalized" treatment, management believes that the partnership marketing program fosters loyalty among its trade customers and thereby increases the stability of its business. The Company's total advertising expenditures (including for the Company's retail stores) were approximately $9.9 million in Fiscal 1998.

MANUFACTURING AND SOURCING

     The Company's products are produced worldwide by independent manufacturers selected, monitored and coordinated by United States and foreign-based Company employees to assure conformity to the Company's strict quality standards. The Company does not own or operate any manufacturing facilities. The Company maintains contract manufacturing arrangements for rainwear and outerwear with approximately 90 contractors located in foreign countries, including China, Sri Lanka, Indonesia, Colombia, and the Philippines. The Company selects its contract manufacturers carefully, in some instances through local agents who are familiar with the local manufacturing industry, gradually phasing in production and closely monitoring these operations to ensure compliance with the Company's detailed contracting arrangements and strict quality standards. The Company maintains a staff of approximately 130 employees based in the United States and in three offshore sourcing and quality control offices, in South Korea, Sri Lanka and the Philippines, to direct and monitor the Company's manufacturing by its offshore contractors. This staff of Company employees includes on-site overseas quality specialists who monitor the quality control and delivery schedules of the Company's offshore contractors. These employees also search for, review and evaluate new manufacturing contractors and countries for the Company's products and perform other services, such as coordination of sending raw materials and manufacturing specifications to contractors, final product inspections, order placement, sample preparation, monitoring of quota and other import restrictions, and communications with the Company's sourcing, merchandising and design personnel in the United States. The Company strives to develop long-term relationships with its contractors and provides them with significant technical and administrative assistance.

     As part of management's continuing focus on controlling costs and maintaining quality control, the Company sources much of its products through "cut, make, and pack" ("CMP") sourcing arrangements, whereby the Company directly purchases raw materials, principally fabric and trim items, from suppliers, and ships the materials in a "kit," together with patterns, samples, and most other necessary items, to the independent manufacturer that has been selected by the Company to produce the finished product. While the CMP process advances the timing for inventory purchases and exposes the Company to certain additional risks before a garment is manufactured, the Company believes that this process controls quality consistency, further increases its manufacturing flexibility and provides it with a cost advantage over traditional "FOB" product sourcing arrangements, in which the independent manufacturer purchases the raw materials needed to produce the garment from sources approved by the Company, at prices negotiated between the independent manufacturer and fabric supplier. The Company sources approximately 75% (by dollar volume) of its production using CMP sourcing arrangements.

     Raw materials for rainwear and outerwear include polyester and cotton blends, polyester and nylon blends, cotton, micro fibers and polyester and wool blends. The Company has strict quality requirements for these materials. All of the fabrics are tested in accordance with United States safety standards. South Korean-based suppliers account for a significant majority of the Company's fabric purchases.

     The Company has no significant long-term contracts with its independent manufacturers or raw material suppliers. The Company has from time to time experienced difficulty in meeting its raw material and finished goods requirements on a timely basis, and any such future difficulties could have a material adverse impact on the Company. See "Risk Factors -- Dependence on Independent Manufacturers" and "-- Dependence on Raw Material Suppliers."

INFORMATION SYSTEMS

     From Fiscal 1996 through Fiscal 1998, the Company incurred approximately $6.5 million in capital expenditures on software and hardware to modernize its management information systems. In addition, included in the Company's planned capital expenditures for Fiscal 1999 is approximately $3 million for the replacement of the Company's financial and retail store information systems with systems which have greater functionality and are Year 2000 compliant. The Company's management information systems provide, among other things, comprehensive production, order processing, sales, inventory, accounting and financial information for the management of the operations of the Company and for use for accounting and financial reporting purposes.

     The Company has assessed the impact that the Year 2000 Issue will have on its computer systems, with a primary focus on the Company's critical business and information systems. The Year 2000 Issue is the concern that many computer systems are not capable of differentiating the year 1900 from the year 2000, because the system only identifies a given year by its final two digits. The lack of this capability could cause certain computer systems to not operate properly. The Company has developed a project plan which includes an inventory of all critical systems, identification of those systems requiring modifications or replacement to address the Year 2000 Issue, and an action plan and time table for the completion and testing of required modifications and systems replacements. Based on the Company's project plan, the Company expects to have any required modifications to critical systems completed on a timely basis. However, if such modifications are not completed on a timely basis (which in certain cases is expected to be before the year 2000), the Year 2000 Issue could have a material adverse impact on the Company's business, operations, or financial condition. In addition, many of the third parties with which the Company conducts business will need to modify their computer systems to address the Year 2000 Issue and the failure of such third parties to address the problem on a timely basis could have a material adverse impact on the Company.

COMPETITION

     The apparel industry is highly competitive and fragmented. The Company competes on the basis of product functionality, style, quality, brand recognition, price and customer service. The Company sells its rainwear, outerwear and sportswear products throughout the United States and competes against a variety of other brand name and private label merchandise.

     LONDON FOG(Reg. TM) and related brand name rainwear products compete against a number of brands, including Chaps by Ralph Lauren, Fleet Street, Forecaster, Gallery and Jones New York. LONDON FOG(Reg. TM), PACIFIC TRAIL(Reg.
TM) and related brand name outerwear products compete against a number of brands, including Bromley, Chaps by Ralph Lauren, Columbia, Fleet Street, Forecaster, Gallery, Jones New York, Members Only, Weatherproof and collection brands such as Nautica, Polo by Ralph Lauren and Tommy Hilfiger. Many of the Company's competitors are substantially larger and have substantially greater financial, distribution, marketing and other resources than the Company. See "Risk Factors -- Substantial Competition."

LICENSES AND TRADEMARKS

     The Company has registered its major trademarks, LONDON FOG(Reg. TM), FOG(Reg. TM), TOWNE(Reg. TM), and PACIFIC TRAIL(Reg. TM), and other marks used in its business with the United States Patent and Trademark Office and in many foreign countries. The Company considers its trademarks, especially its LONDON FOG(Reg. TM) and PACIFIC TRAIL (Reg. TM) trademarks, to be among its most valuable assets. The Company vigorously defends its trademarks against infringement and, when necessary, initiates litigation to protect such trademarks. The Company also vigorously enforces its license agreements and its trademark rights under such agreements.

     The Company strategically extends the Company's product lines and broadens the distribution, domestically and internationally, of such products by licensing its trademarks to other manufacturers pursuant to various license agreements. These license agreements permit the Company to enter new markets without a significant capital investment and to benefit from the local licensee's knowledge of and relationships within the local foreign market. The Company currently licenses its trademarks to other manufacturers for children's outerwear, luggage and umbrellas, wool coats and leather outerwear, gloves and sunglasses in the United States; rainwear and outerwear, men's slacks, men's knit tops, men's tailored clothing and women's sportswear in Canada; and rainwear and outerwear in certain other countries, including China, Japan, Australia, New Zealand and South Korea.

     The Company currently has licensing agreements for Company-owned trademarks with approximately 15 licensees, primarily in the United States and Canada. Licensing revenues were approximately $4.1 million for Fiscal 1998, of which 47%, 31%, 16%, and 6% were derived from the Company's licensing arrangements in the United States, Canada, Japan, and all other countries, respectively.

     The Company continues to pursue international licensing opportunities. For example, in Fiscal 1997 the Company, pursuant to a license agreement, licensed its PACIFIC TRAIL(Reg. TM) brand to a Japanese trading company for the production of "head-to-toe" products bearing the PACIFIC TRAIL(Reg. TM) brand to be marketed in Japan. This Japanese licensee markets these products as a collection in specially designated areas in over 150 Ito-Yokado department stores in Japan.

     The Company has recently become a licensee of the FOSSIL(Reg. TM) brand from Fossil, Inc. for the production of outerwear beginning in fall 1999, and the exclusive outerwear licensee of the SPERRY(Reg. TM) brand from S. R. Holdings, Inc. for the production of nautically-inspired outerwear. In addition, the Company (through Pacific Trail) is the exclusive licensee in the United States of the LEVI'S(Reg. TM) brand for men's, women's and children's (non-jean and non-leather) outerwear and of the DOCKERS(Reg. TM) brand for men's (non-jean and non-dress) outerwear.

PROPERTIES

     The Company's headquarters and largest distribution facility is located in Eldersburg, Maryland and consists of two connected buildings containing 645,000 square feet, situated on approximately 36 acres of land. This facility is owned by the Company, and approximately 550,000 square feet of it are devoted to the warehousing of finished products. The Eldersburg facility is the Company's corporate headquarters and also houses the Company's distribution operations and many of its administrative operations, including finance and accounting, human resources, information systems, technical design, retail division support and manufacturing support. The Company distributes PACIFIC TRAIL (Reg. TM) and related products through a distribution facility in Martinsville, Virginia pursuant to an operating agreement, under which the Company can utilize up to 250,000 square feet of this facility.

     The Company leases approximately 39,000 square feet of office and showroom space in New York, New York, which is used for design of LONDON FOG(Reg. TM), FOG(Reg. TM) and certain licensed products, for sales and marketing offices, for retail store operations, for the showrooms for LONDON FOG (Reg. TM) and PACIFIC TRAIL (Reg. TM) products and for certain executive offices. The Company leases space in Seattle, Washington for Pacific Trail's divisional headquarters, including executive and design offices. In Greensboro, North Carolina, the Company leases office space for the employees of the Company who are overseeing the product development and sourcing of the Company's sportswear product lines.

     As of May 30, 1998, the Company leased 133 of its 134 factory outlet stores. The other factory outlet store is operated out of the Company's Eldersburg, Maryland distribution and headquarters facility. The 134 factory outlet stores have, in the aggregate, over 626,000 square feet of space. The average size per store is approximately 4,700 square feet, with an average remaining lease term of approximately 3.2 years, excluding renewal options exercisable at the election of the Company. The remaining terms of the Company's factory outlet store leases from May 30, 1998 (including renewal options exercisable at the Company's option) are summarized as follows:

                          FACTORY OUTLET STORE LEASES

                                                 NUMBER
            LEASES EXPIRING WITHIN              OF STORES
            --------------------------------   ----------
            1 year .........................       15
            2 years ........................       11
            3 years ........................       16
            4 years ........................       11
            5 years ........................       13
            6 years or more ................       67

     As of May 30, 1998, the Company leased eight test superstores aggregating approximately 181,000 square feet of space. The average size per store is approximately 22,625 square feet with an average remaining lease term of approximately nine years, excluding renewal options exercisable at the election of the Company. See "Business -- Distribution Channels -- Company-Operated Retail Stores."

     As of May 30, 1998, the Company leased three Weather Stores(TM) aggregating approximately 5,600 square feet of space. The average store size is approximately 1,860 square feet with an average remaining lease term of between five and six years.

     Management considers existing distribution and administrative facilities to be sufficient to support the Company's near-term growth requirements.

BACKLOG

     The Company's backlog of unshipped orders was approximately $162 million at May 30, 1998 and approximately $173 million at May 31, 1997. The Company's backlog generally peaks in the late spring, as the Company prepares to ship orders for the fall retail season.

     Based upon industry practice and past experience, the Company believes that the backlog of unshipped orders provides some useful information regarding expected future shipments. The backlog, however, is dependent upon various factors, such as timing of meetings between salespeople and major accounts and the speed with which orders are received from such major accounts. Historically, the Company has shipped the significant majority of its backlog. However, in many instances, customers may cancel all or a portion of their unshipped orders, as the Company has experienced in the past, including in the fall of 1997. As a result of these factors, as well as the changes from year to year in the timing of shipments and the magnitude of in-season orders and reorders, backlog may not be indicative of eventual wholesale shipments. Furthermore, a significant percentage (42% for Fiscal 1998) of the Company's consolidated net sales are derived from sales in the Company's retail stores, which are not represented in backlog figures. Accordingly, the backlog at May 30, 1998 as compared with May 31, 1997 may not be indicative of what net sales will be in Fiscal 1999 as compared with Fiscal 1998.

EMPLOYEES

     As of May 30, 1998, the Company employed approximately 1,465 people, including 420 part-time employees primarily employed in the Company's retail stores. The Company has not experienced a material work stoppage for over ten years. Approximately 125 employees working in the Company's Eldersburg, Maryland distribution center are represented by the Union of Needletrades, Industrial and Textile Employees ("UNITE") pursuant to a contract that expires in February 1999.

LEGAL PROCEEDINGS

     The Company is a party to various claims, complaints and other legal actions that have arisen in the normal course of business from time to time. The Company believes that the outcome of all pending legal proceedings will not have a material adverse effect on its financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS.

     The names, ages and positions of the directors and executive officers of the Company are set forth below:

          NAME              AGE                            TITLE
------------------------   -----   -----------------------------------------------------
Robert E. Gregory, Jr.      56     Chairman and Chief Executive Officer and Director

C. William Crain            57     President and Chief Operating Officer

Edward M. Krell             35     Executive Vice President and Chief Financial Officer

Lynne Y. MacFarlane         45     Executive Vice President--Human Resources and Ad-
                                   ministration

Stuart B. Fisher            55     Senior Vice President, General Counsel and Secretary

James J. Gaffney            57     Director

Walker Lewis                53     Director

Christopher H. Smith        59     Director

Michael J. Starshak         57     Director

     Directors are elected annually and serve for a one-year term. Executive officers serve at the pleasure of the Board of Directors. Set forth below is a description of the business experience of each director and executive officer of the Company.

     Robert E. Gregory, Jr. has served as Chairman of the Board and Chief Executive Officer and a director of the Company since joining the Company in January 1995. From 1993 to 1994 Mr. Gregory served as Chairman and Chief Executive Officer and was a member of the Board of Directors of The Gitano Group, an apparel supplier. From 1982 to 1991 Mr. Gregory served as President, Chief Operating Officer and was a member of the Board of Directors of VF Corporation, an apparel manufacturer and distributor. Mr. Gregory left VF Corporation in 1991 to establish a private investment company prior to joining The Gitano Group in 1993.

     C. William Crain has served as President and Chief Operating Officer since joining the Company in January 1995. From 1993 to 1994, Mr. Crain served as Vice Chairman and Chief Operating Officer and a director of The Gitano Group, Inc. From 1991 to 1992, Mr. Crain served as Executive Vice President of Crystal Brands, Inc., a men's and women's apparel and jewelry products company.

     Edward M. Krell serves as Executive Vice President and Chief Financial Officer. Mr. Krell was appointed to this position in November 1995. Mr. Krell joined the Company in June of 1991 as Controller for the Factory Store Division. He was promoted to Vice President and Corporate Controller in May 1993. From January 1995 until November 1995, Mr. Krell was Senior Vice President of Finance.

     Lynne Y. MacFarlane serves as Executive Vice President--Human Resources and Administration. Ms. MacFarlane joined the Company in January 1994, and has full responsibility for all Human Resource functions including staffing, compensation, and benefits. Ms. MacFarlane joined Heublein Inc. in 1985 as Director, Human Resource Development. She was appointed Director, Human
Resource Development/North America for Grand Metropolitan PLC, the parent company of Heublein, in 1987.

     Stuart B. Fisher has served as Senior Vice President, General Counsel and Secretary since joining the Company in October 1994. From October 1985 to June 1992 Mr. Fisher was Senior Vice President, General Counsel and Secretary of Laura Ashley (USA) Inc. From June 1992 to October 1994, Mr. Fisher was General Counsel to Revman Industries, Inc. and from November 1993 to October 1994, Mr. Fisher was also Associate Counsel to Uniforce Services, Inc.

     James J. Gaffney became a director of the Company in May 1998. Mr. Gaffney has been the Chairman of the Board of Maine Investments, a New Zealand holding company involved in mining, retail, manufacturing and distribution, since 1997. From 1995 to 1997 Mr. Gaffney served as Chairman of the Board and Chief Executive Officer of General Aquatics, Inc., a manufacturer of swimming pool equipment. From 1993 to 1995 Mr. Gaffney was the President and Chief Executive Officer of KDI Corporation, which was the predecessor corporation to General Aquatics, Inc. He also is a director of Advantica Restaurant Group, Inc. and Insilco Corp.

     Walker Lewis became a director of the Company in May 1998. Mr. Lewis has been the Chairman of Devon Value Advisers, a financial consulting firm, since 1997. From January 1994 to December 1994, Mr. Lewis was a Managing Director of Kidder, Peabody & Co. Incorporated. From January 1995 to 1997, Mr. Lewis was a Senior Advisor to Dillon, Read & Co.

     Christopher H. Smith became a director of the Company in May 1998. In 1993 Mr. Smith became International Counsel to the Managing Board of Escada AG, Munich, Germany. Currently, Mr. Smith serves as Vice Chairman and Chief Operating Officer, Director, Secretary and General Counsel of Escada (USA) Inc. and its affiliates.

     Michael J. Starshak became a Director of the Company in May 1995. Mr. Starshak, a certified public accountant, heads his own firm, Starshak and Associates, Inc., in Chicago, Illinois, where he has worked for more than the past five years. Starshak and Associates, Inc. is a crisis management organization dedicated to enhancing the value of businesses and providing turnaround expertise.

BOARD OF DIRECTORS

     The non-executive directors receive $25,000 per year in cash, payable quarterly, plus $1,000 for each Board and committee meeting attended. In addition, the Company is obligated to attempt to purchase $40,000 of its stock in the open market per year for each non-executive director. The non-executive directors are also reimbursed for their out-of-pocket expenses for attending Board and committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has two standing committees: (i) the Compensation Committee and (ii) the Finance Committee.

     The Compensation Committee approves the compensation for senior executives of the Company, makes recommendations to the Board of Directors with respect to compensation levels and administers the Company's Stock Option Plan. The members of the Compensation Committee are Messrs. Lewis and Smith.

     The Finance Committee has general responsibility for surveillance of financial controls, as well as for accounting and audit activities of the Company. The Finance Committee annually reviews the qualifications of the Company's independent certified accountants, makes recommendations to the Board of Directors as to their selection and reviews the plan, fees and results of their audit. The members of the Finance Committee are Messrs. Starshak and Gaffney.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation for the fiscal year ended February 28, 1998 (which consisted of 53 weeks) of the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE
                                FISCAL YEAR 1998

                                                   ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                         ----------------------------------------   -------------------------
                                                                       OTHER
                                                                       ANNUAL                     ALL OTHER
                                            SALARY       BONUS      COMPENSATION     OPTIONS     COMPENSATION
      NAME AND PRINCIPAL POSITION            ($)         ($)(A)        ($)(B)          (#)          ($)(C)
--------------------------------------   -----------   ---------   --------------   ---------   -------------
Robert E. Gregory, Jr. ...............    1,348,173     919,680        6,471         694,599      2,400,000
 Chairman and Chief Executive Officer

C. William Crain .....................      758,358     613,120        6,855         347,299      1,350,000
 President and Chief Operating Officer

Edward M. Krell ......................      234,615     102,500        5,020          93,031             --
 Executive Vice President
 and Chief Financial Officer

Stuart B. Fisher .....................      193,750      52,500        5,579          49,490             --
 Senior Vice President, General
 Counsel and Secretary

Lynne Y. MacFarlane ..................      161,154      39,500        5,056          41,155             --
 Executive Vice President --
 Human Resources and Administration


----------
(a) The Company has a Management Bonus Plan to provide bonus awards to certain executives and key employees.

(b) Represents the sum of amounts (i) paid as a matching contribution to the Company's 401(k) Plan, (ii) reimbursed under the Company's Executive Medical Reimbursement Plan and (iii) paid as premiums for excess life insurance.

(c) Pursuant to the terms of their employment agreements (the "Employment Agreements"), a change in control of the Company (as defined in the Employment Agreements) occurred in Fiscal 1998, which entitled Mr. Gregory and Mr. Crain to receive payments of two times their original base salaries ($2,400,000 for Mr. Gregory and $1,350,000 for Mr. Crain) under letters of credit established pursuant to the Employment Agreements.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table summarizes option grants to the named executive officers during the fiscal year ended February 28, 1998.

                               OPTION GRANT TABLE
                                  FISCAL 1998


                                                  INDIVIDUAL GRANTS
                                 ---------------------------------------------------      POTENTIAL REALIZABLE VALUE
                                                 % OF TOTAL                                AT ASSUMED ANNUAL RATES
                                   NUMBER OF      OPTIONS                                        OF STOCK PRICE
                                   SECURITIES    GRANTED TO                                APPRECIATION FOR OPTION
                                   UNDERLYING    EMPLOYEES     EXERCISE                            TERM(A)
                                    OPTIONS          IN       PRICE PER   EXPIRATION ----------------------------------
NAME                             GRANTED (#)   FISCAL YEAR   SHARE ($)      DATE          5%($)            10%($)
-------------------------------- ------------- ------------- ----------- -----------     --------         --------
Robert E. Gregory, Jr. .........    666,666          33.2%    $   2.00     2/27/08     $4,508,964       $7,969,548
                                     27,933          1.4         15.72     2/28/05              0                0
C. William Crain ...............    333,333         16.6          2.00     2/27/08      2,254,482        3,984,774
                                     13,966          0.7         15.72     2/28/05              0                0
Edward M. Krell ................     89,290          4.5          2.00     2/27/08        603,909        1,067,403
                                      3,741          0.2         15.72     2/28/05              0                0
Stuart B. Fisher ...............     47,500          2.4          2.00     2/27/08        321,264          567,831
                                      1,990          0.1         15.72     2/28/05              0                0
Lynne Y. MacFarlane ............     39,500          2.0          2.00     2/27/08        267,156          472,196
                                      1,655          0.1         15.72     2/28/05              0                0

----------
(a) The Common Stock is not publicly traded. The calculation of the potential realizable value assumes a fair market value of the Common Stock of $5.38 per share on February 27, 1998, the date of the grants, which represents the appraised fair value (including valuation discounts for minority interest and lack of marketability) of the Company's Common Stock at that date based on an independent appraisal. These estimates of values were developed solely for the purpose of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to predict the future values of the Common Stock.

AGGREGATED OPTION EXERCISES AND OPTION VALUES

     No stock options were exercised in Fiscal 1998. The following table provides information on the number and value of unexercised stock options for the fiscal year ended February 28, 1998 for the named executive officers.

                 AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

                                        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                      OPTIONS AT FEB. 28, 1998       OPTIONS AT FEB. 28, 1998 ($)(A)
                                   -------------------------------   -------------------------------
              NAME                  EXERCISABLE     UNEXERCISABLE     EXCERCISABLE     UNEXERCISABLE
--------------------------------   -------------   ---------------   --------------   --------------
Robert E. Gregory, Jr. .........      133,333          561,266          $ 450,666      $ 1,802,665
C. William Crain ...............       66,667          280,632            225,333          901,332
Edward M. Krell ................       29,763           63,268            100,600          201,200
Stuart B. Fisher ...............       15,833           33,657             53,516          107,034
Lynne Y. MacFarlane ............       13,167           27,988             44,503           89,007

----------
(a) The fair market value of the Common Stock at February 28, 1998 is assumed to be $5.38 per share, which represents the appraised fair value (including valuation discounts for minority interest and lack of marketability) of the Common Stock at that date based on an independent appraisal. The Common Stock is not publicly traded.

STOCK-BASED COMPENSATION PLANS

     STOCK OPTIONS. On February 27, 1998, the Board of Directors adopted, and the shareholders approved, the 1998 Stock Option Plan, which provides for the grant to eligible participants of options to purchase up to a total of 2,000,000 shares of the Company's common stock, subject to adjustment for future stock dividends, stock splits, reorganizations and other events. The 1998 Stock Option Plan authorizes the Compensation Committee of the Board of Directors to administer the plan and to grant to eligible participants stock options under the plan. Pursuant to the provisions of the 1998 Stock Option Plan, options granted under the plan expire ten years from the date of grant and have an exercise price equal to at least 25% of the fair value of the Company's common stock at the date of grant.

     As of February 28, 1998, options to purchase a total of 1,925,334 shares had been granted under the 1998 Stock Option Plan and there remained available for future grant options to purchase 74,666 shares under the Plan. The options granted under the plan have an exercise price of $2.00 per share, expire on February 27, 2008, and vest in equal annual installments, with the first installment vesting on the date of grant and the remainder vesting on the first two anniversaries of the date of grant (or the first four anniversaries of the date of grant in the cases of Messrs. Gregory and Crain), subject to accelerated vesting provisions under certain circumstances as described in the plan.

     1998 MANAGEMENT WARRANTS. On February 27, 1998, as part of the 1998 Recapitalization transactions and pursuant to the 1998 Stock Option Plan, the Company's shareholders and Board of Directors approved the issuance to the participants in the 1998 Stock Option Plan of the 1998 Management Warrants to purchase up to an aggregate of 83,799 shares of the Company's common stock at a purchase price of $15.72 per share. The 1998 Management Warrants expire on February 28, 2005 (subject to adjustment as specified in the Warrant Agreement) and vest in proportional installments as the options which are held by such participant under the 1998 Stock Option Plan vest. In addition, the 1998 Management Warrants are only exercisable after the first date on which any of the 1998 Recapitalization Warrants are exercised. As of February 28, 1998, the Company had issued 1998 Management Warrants to purchase an aggregate of 80,667 shares to participants under the 1998 Stock Option Plan.

DEFINED BENEFIT AND ACTUARIAL PLANS

     RETIREMENT PLAN. The Company has a non-contributory defined benefit "account balance" retirement plan, the London Fog Retirement Plan, in which the named executives participate. Prior to January 1, 1996, Plan participant account balances were credited annually with 4% of compensation up to 62.5% of the social security taxable wage base plus 4.75% of the excess, subject to maximum compensation limits established by IRS Code Section 401(a)(17), as amended by the Omnibus Budget Reconciliation Act of 1993. As of January 1, 1996, all future annual credits based on compensation have been frozen. Accounts of active participants are credited with interest at a variable rate equal to the 5-year Treasury constant maturity rate, compounded annually to retirement. Accounts of terminated participants are credited annually with interest at 4%. However, there is a minimum benefit equal to the participant's January 1, 1994 account balance, compounded annually with 7.5% interest to retirement. Participants are 100% vested in their account balances after five years of credited service. As of January 1, 1998, the account balances of the named executives were as follows: Mr. Gregory -- $0; Mr. Crain -- $0; Mr. Krell -- $24,810; Mr. Fisher -- $0; and Ms. MacFarlane -- $7,101.

     SAVINGS PLAN. The Company has a defined contribution 401(k) savings plan (the "Savings Plan") covering all non-union employees except retail store hourly wage employees. Participants can elect to make pre-tax contributions between 1% and 15% of their salary to the Savings Plan subject to legal limitations. The Company's contribution is a 50% match of each participant's pre-tax contribution up to a maximum Company contribution of 1.5% of the employee's base salary.

EMPLOYMENT CONTRACTS

     Mr. Gregory and Mr. Crain entered into employment agreements dated December 31, 1994 when they joined the Company. In connection with the 1998 Recapitalization, their employment agreements were amended and restated by new employment agreements dated February 27, 1998 (the "Employment Agreements") that, among other things, extended the term of their employment agreements to February 28, 2002.

     Mr. Gregory is the Chairman and Chief Executive Officer of the Company and Mr. Crain is the President and Chief Operating Officer of the Company. Mr. Gregory's current base salary is $1,389,150 and Mr. Crain's is $781,397. Their base salaries are subject to annual increases of 5% or such higher amount as approved by the Board. Through Fiscal 1999, Mr. Gregory and Mr. Crain are entitled to a bonus, respectively, of 6% and 4% of the Company's Consolidated EBITA (as defined in the Employment Agreements). For the balance of the term of their Employment Agreements, Mr. Gregory's and Mr. Crain's bonus will be determined by the Board of Directors.

     If either Mr. Gregory or Mr. Crain is terminated without cause or terminates his employment for Good Reason (as defined in the Employment Agreements), such individual is entitled to a severance payment equal to the sum of two times his current base salary plus the highest annual bonus paid in the two prior years, together with a prorated bonus for the year in which the termination occurs. Good Reason includes a breach of the employment agreement by the Company, an entity that was not a stockholder of the Company as of February 28, 1998 becoming the holder of 50% or more of the Company's voting stock by way of purchase, transfer, merger or the like or the sale of 80% or more of the assets of the Company to an entity that does not own or control 50% or more of the Company's voting stock.

     Each of Mr. Gregory and Mr. Crain is entitled to participate in the employee benefit programs maintained by the Company for its employees.

     For a period of one year after the end of the term of their contracts, Mr. Gregory and Mr. Crain are precluded from working for, advising or investing in (except for investments of up to 1% of the equity of a publicly traded company) a company whose outerwear/rainwear sales exceed 37.5% of its total business.

     If a payment by the Company under the Employment Agreements is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, the Company is required to gross-up the payment for such taxes.

     Each of Messrs. Krell and Fisher and Ms. MacFarlane have severance agreements with the Company which provide for the payment of one year's salary upon the termination (other than for cause) of such employee.

                     PRINCIPAL AND SELLING SECURITYHOLDERS

     The following table sets forth as of July 16, 1998 the number of shares of Common Stock and as of July 8, 1998 the principal amount of Notes owned by (i) each Director of the Company, (ii) each executive officer named in the Summary Compensation Table above, (iii) all of the Company's Directors and executive officers as a group, and (iv) each Selling Securityholder. Unless otherwise indicated, each holder has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of Common Stock owned by such holder.

                                                                             SHARES OF           PERCENTAGE OF      PRINCIPAL
                                                                            COMMON STOCK             COMMON         AMOUNT OF
                                NAME                                   BENEFICIALLY OWNED(A)         STOCK            NOTES
-------------------------------------------------------------------   -----------------------   ---------------   -------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS
--------------------------------------
 Robert E. Gregory, Jr. ...........................................           133,333                  1.6%        $         0
 C. William Crain .................................................            66,667                    *                   0
 Edward M. Krell ..................................................            29,763                    *                   0
 Stuart B. Fisher .................................................            15,833                    *                   0
 Lynne Y. MacFarlane ..............................................            13,167                    *                   0
 James Gaffney ....................................................                 0(b)                --                   0
 Walker Lewis .....................................................                 0(b)                --                   0
 Christopher H. Smith .............................................                 0(b)                --                   0
 Michael J. Starshak ..............................................                 0(b)                --                   0
 ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP ..................           258,763                  3.1                   0

SELLING SECURITYHOLDERS
-----------------------
 Baker Nye Special Credits, Inc. ..................................            75,258                    *                   0
 Bank of America Personal Trust, as Custodian .....................                 0                   --           2,888,418
 BankAmerica Investment Corporation ...............................           359,690                  4.5           1,607,717
 Bear, Stearns & Co. Inc. .........................................           418,332                  5.2                   0
 Bear, Stearns Securities Corp. as Custodian for Contrarian Capital
  Fund I LP and Contrarian Capital Fund II LP .....................           247,514                  3.1           6,699,803
 Beneficial Standard Life Insurance Company .......................           128,749                  1.6                   0
 B III Capital Partners, L.P. .....................................           622,715                  7.8           7,783,942
 BOST & Company ...................................................           116,200                  1.5                   0
 Boston Safe Deposit and Trust Company, as Custodian ..............                 0                   --           8,578,189
 The Chase Manhattan Bank .........................................           154,937                  1.9                   0
 Chase Securities Inc. ............................................                 0                   --           4,960,506
 Chase Manhattan Bank/Municipal Dealer ............................                 0                   --           3,000,000
 CIBC Oppenheimer Corporation .....................................           655,005                  8.2                   0
 CIBC Oppenheimer Corporation, as Agent ...........................                 0                   --           6,002,249
 Citibank .........................................................            46,454                    *                   0
 Citibank, N.A., as Custodian .....................................                 0                   --           9,419,906
 Cobra LDC ........................................................            76,961                    *                   0
 Contrarian Capital Fund I LLP ....................................            45,016                    *                   0
 Contrarian Capital Offshore Fund Limited .........................             6,431                    *                   0
 Daystar LLC ......................................................            77,170                    *                   0
 Daystar LLC As Agent .............................................           334,234                  4.2                   0
 Daystar Special Situations Fund, LP ..............................          1,116,968                14.0                   0
 DLJ Capital Funding, Inc. ........................................           128,382                  1.6                   0
 Donaldson Lufkin & Jenrette Securities Corporation ...............            63,824                    *           1,852,466
 Foothill Capital Corp. ...........................................           398,871                  5.0                   0
 Goldman Sachs & Co., as Custodian ................................                 0                   --          ,2,935,207
 Mellon, Bank N.A. as Trustee for First Plaza Group Trust .........           294,371                  3.7           3,679,633
 Morgan Stanley & Co. Incorporated ................................           116,228                  1.5                   0
 Morgan Stanley & Co. Incorporated, as Agent ......................                 0                   --          14,666,485
 MWV Separate Account Alpha, LLC ..................................            61,855                    *             773,185
 Prime Income Trust ...............................................           129,050                  1.6           1,613,131
 Smith Barney Inc., as Custodian ..................................                 0                   --           9,997,899
 Tribeca Investments LLC ..........................................            77,099                    *                   0
 Van Kampen American Capital PRIT .................................          1,083,301                13.5          13,541,264
 Restart Partners, L.P. ...........................................           150,755                  1.9                   0
 Restart Partners II, L.P. ........................................           498,013                  6.2                   0
 Restart Partners IV, L.P. ........................................           171,549                  2.1                   0
 Restart Partners V, L.P. .........................................            47,825                    *                   0
 Morgens Waterfall Income Partners ................................            46,786                    *                   0
 Endowment Restart, L.L.C. ........................................           200,755                  2.5                   0
 Morgens Waterfall Domestic Partners, L.L.C. ......................            49,702                    *                   0

----------
  * Less than 1.0%

(a) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days after the date of this Prospectus. Does not include any of the 1998 Recapitalization Warrants or 1998 Management Warrants since the exercise price of these Warrants significantly exceeds the marked value of the shares. Shares that the person has the right to acquire within 60 days after the date of this Prospectus are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(b) Does not include shares of Common Stock which the Company is obligated to attempt to purchase in the open market in the amount of $40,000 per year for each non-executive director.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to 8,000,000 shares of Common Stock and the issuance of up to 614,525 shares of Common Stock issuable upon exercise of the Warrants (together, the "Resale Shares") and the Notes being offered for resale by the Selling Securityholders. The Common Stock and Notes may be sold independently. The exercise price for the Warrants is $15.72 per share. Therefore, if all of the Warrants are exercised, the Company will receive net proceeds of $9,660,333. The Company will not receive any of the proceeds from the sale of the Common Stock or the Notes being offered by the Selling Securityholders.

     The Company has been advised by the Selling Securityholders that the Resale Shares and the Notes may be sold or distributed from time to time by the Selling Securityholders directly to or through one or more purchasers (including pledgees), in transactions in the over the counter market, through the writing of options, or through brokers, dealers or underwriters who may act solely as agents or may acquire Resale Shares or Notes as principals or a combination of such methods of sale, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

     If any broker-dealer purchases the Resale Shares or the Notes as principal it may effect resales of the Resale Shares or the Notes from time to time directly or through other broker-dealers, and the other broker-dealers may receive compensation in the form of discounts concessions or commissions from the Selling Securityholders and/or the purchasers of the Resale Shares or the Notes for whom they may act as agents or to whom they may sell as principals. The Selling Securityholders and any underwriter, dealer or agent that participates in the distribution of the Resale Shares or the Notes may be deemed underwriters under the Securities Act, and any profit on the sale of the Resale Shares or the Notes by them and any discounts, commissions, concessions or other compensation received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     In addition, the Selling Securityholders have informed the Company that they may, on an individual basis, from time to time following the effective date of the Registration Statement of which this Prospectus is a part, sell shares of Common Stock in short-sale transactions (including, without limitation, selling short against the box) and use some or all of the Resale Shares to cover such transactions.

     At the time a particular offer of the Resale Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Common Stock or the Notes being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers, or agents (whether such party is acting as a principal or as an agent for the Selling Securityholders), any discounts, commissions, concessions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The terms of the 1998 Recapitalization require the Company to file a shelf registration statement (the "Shelf Registration Statement") covering the Resale Shares and the Notes. The Registration Statement of which this Prospectus is a part constitutes the Shelf Registration Statement. The Company has agreed to use its best reasonable efforts to cause the Shelf Registration Statement to become effective and keep the Shelf Registration Statement effective until the earlier of (i) such time as all of the Resale Shares or Notes have been sold pursuant to the Shelf Registration Statement, (ii) such time as all of the Resale Shares and the Notes are eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act and (iii) the two year anniversary of the effectiveness of the Shelf Registration Statement.

                          DESCRIPTION OF COMMON STOCK

     The Company's Certificate of Incorporation provides for authorized capital stock of 12,000,000 shares of Common Stock, par value $.01 per share. As of May 30, 1998, 8,000,000 shares of Common Stock were outstanding.

     Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to restrictions imposed by the terms of any indebtedness of the Company, the holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Company's Board of Directors out of funds legally available therefor. See "Dividend Policy." Upon liquidation or dissolution, holders of Common Stock are entitled to share ratably in all the assets available for distribution to stockholders. Holders of Common Stock have no redemption, conversion or preemptive rights. The Common Stock currently outstanding, and the shares of Common Stock covered by this Prospectus, is and will be validly issued, fully paid and nonassessable.

     The transfer agent for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

                              DESCRIPTION OF NOTES

GENERAL

     The Notes were issued pursuant to an Indenture dated as of February 27, 1998, as amended (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture will be made available upon request to the Company. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions".

     The Notes rank subordinate in right of payment to all existing and future Senior Indebtedness of the Company pursuant to the Subordination Agreement.

     As of the date of the Indenture, all of the Company's Subsidiaries were Restricted Subsidiaries. Under certain circumstances, however, the Company will be able to designate current and future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. See "-- Certain Covenants".

TERMS OF THE NOTES

     The Notes are limited to $100.0 million aggregate principal amount, and will mature on February 27, 2003. Payment of the principal of, premium, if any, and interest on the Notes is irrevocably and unconditionally guaranteed by each of the Subsidiary Guarantors. The Notes bear interest at the rate of 10% per annum from February 27, 1998, or from the most recent date to which interest has been paid or provided for, payable semi-annually to holders of record at the close of business on February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year, commencing September 1, 1998.

     Optional Redemption. The Notes will be subject to redemption at the option of the Company, in whole or in part, at any time upon giving notice to the holders, not less than 30 nor more than 60 days before the redemption date, at the redemption prices (expressed as percentage of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on February 27 of the years indicated below:

            YEAR                          PERCENTAGE
            --------------------------   -----------
            1998 .....................      105%
            1999 .....................      105%
            2000 .....................      105%
            2001 .....................      103%
            2002 .....................      101%

SUBORDINATION

     The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash of all Obligations on Senior Indebtedness pursuant to the Subordination Agreement dated February 27, 1998 between the Trustee and Congress. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise.

     No payments can be made with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise so long as any Senior Indebtedness is outstanding, except that scheduled semi-annual interest payments on the Notes can be made (1) except during a Blockage Period or when a Payment Event of Default or Insolvency Event (each as defined in the Subordination Agreement) has occurred and is continuing, and (2) except as provided below, provided that the Excess Availability Test (as defined in the Subordination Agreement) is satisfied. If payment of semi-annual interest cannot be made solely because the Excess Availability Test is not satisfied, then the payment will be postponed until the first day of the next month (if the Excess Availability Test is then met) or the first day of the second month following the original payment date (whether or not the Excess Availability Test is then met).

     As defined in the Subordination Agreement, (1) a "Blockage Period" means the period from the date that notice of an Event of Default under the Senior Credit Facility is given (other than for a Payment Event of Default) until the earlier of (a) the date that the Event of Default has been cured or waived, or
(b) 180 days after the date that the Blockage Notice was given unless the lender under the Senior Credit Facility accelerates the loans under the Senior Credit Facility and enforces its remedies as a result thereof, in which event the Blockage Period will continue until all Obligations under the Senior Credit Facility have been paid in full, (2) "Payment Event of Default" means any default in payment of any Obligations under the Senior Credit Facility which continues beyond any applicable grace period and is not waived by the lender,
(3) "Insolvency Event" means any proceeding, voluntary or involuntary, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, and (4) "Excess Availability Test" means that for the 30 days preceding the date of any payment, and giving pro forma effect to the payment, there shall be at least $5,000,000 available to be borrowed by the Company under the Senior Credit Facility in accordance with its terms.

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including the Holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness.

     As of May 30, 1998, the aggregate amount of Senior Indebtedness was approximately $90.0 million. In addition, the Company had up to an additional $110.0 million of available borrowings (assuming there was an adequate collateral borrowing base) under the Senior Credit Facility.

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GUARANTEES

     The Subsidiary Guarantors and certain future subsidiaries of the Company (as described below) have or will irrevocably and unconditionally Guarantee on a senior subordinated basis, jointly and severally, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture, the Notes and the Security Agreements, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Guaranteed Obligations" and the Guarantee thereof by each Subsidiary Guarantor, a "Subsidiary Guarantee"). The Subsidiary Guarantees are subordinated to Senior Indebtedness on the same basis as the Notes are subordinated to Senior Indebtedness. Each Subsidiary Guarantor also agreed to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any holder in enforcing any rights under any Subsidiary Guarantee. Each Subsidiary Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero.

     Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all principal of or interest on the Notes, and all other Guaranteed Obligations then due and payable, or upon such Subsidiary Guarantor no longer being a Restricted Subsidiary, (b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the holders of the Notes, and their successors, transferees and assigns.

     Upon the sale or other disposition of all the Capital Stock of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) permitted by the Indenture, such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee.

COLLATERAL

     In order to secure the Company's Obligations under the Notes, (a) pursuant to an Amended and Restated Pledge Agreement the Company pledged in favor of the Trustee, for the benefit of the holders of the Notes, (i) all the issued and outstanding capital stock of each Subsidiary Guarantor, (ii) all intercompany notes, and (iii) all proceeds of the foregoing, and (b) pursuant to an Amended and Restated Company Security Agreement, the Company granted to the Trustee, for the benefit of the holders of the Notes, a security interest in substantially all of the Company's assets, including, without limitation, all Accounts, Chattel Paper, Contracts, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Patent Licenses, Patents, Trademark Licenses, Trademarks (all as defined in the Security Agreement) and all proceeds and products of the foregoing.

     Pursuant to an Amended and Restated Subsidiary Security Agreement, and as security for its Obligations under the Subsidiary Guarantees, each Subsidiary Guarantor also granted the Trustee, for the benefit of the holders of the Notes, a security interest in substantially all of its assets.

     The pledge by the Company and the security interests granted by the Company and the Subsidiary Guarantors are subordinate in priority to the security interests held by the lender under the Senior Credit Facility in accordance with the terms of the Subordination Agreement.

     Upon performance and payment in full of all the of the Company's Obligations, all such pledges and security interests in favor of the Trustee shall terminate.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined below), each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount of the

Notes plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). A "Change of Control" means any of the following events:

       (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
    Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

       (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

       (c) any Person or Group (other than (i) the holders on the Issue Date of the Capital Stock of the Company or any Affiliates of such holders and (ii) the holders of the Management Stock Options (as defined in the Master Restructuring Agreement)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company, unless the Holders of a majority of the outstanding principal amount of the Notes consents to such Person or Group becoming the owner of such shares;

   in each case together with a failure of the Notes to have a rating of at least BBB -- (or equivalent successor rating) by Standard & Poor's Ratings Service or at least Baa 3 (or equivalent successor rating) by Moody's Investors Service, Inc. on the 30th day after the occurrence of any such event.

     Within 30 days following any Change of Control, the Company will distribute a notice to the holders, with a copy to the Trustee, stating: (1) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);
(2) the repurchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is given, other than as required by law) and
(3) the instructions determined by the Company, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

     The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The Change of Control purchase feature is solely a result of negotiations between the Company and the original holders of the Notes. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness" and "-- Limitation on Liens". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     The Senior Credit Facility includes covenants that prohibit a sale of all or substantially all of the assets of the Company, a merger in which the Company is not the surviving corporation and a liquidation or dissolution of the Company. The Subordination Agreement also prohibits the repurchase of the

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

Notes prior to payment in full of the Company's Obligations under the Senior Credit Facility. Therefore, the Company could not engage in certain events that would constitute a Change of Control or repurchase the Notes without the consent of the lender under the Senior Credit Facility.

     Future indebtedness of the Company may also contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may also be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in the principal amount of the Notes.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and the Company will not permit any of its Restricted Subsidiaries to, Incur, any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to
1.0. "Permitted Indebtedness" means, without duplication: (i) the Notes and the obligations under the Subsidiary Guarantees; (ii) Indebtedness incurred pursuant to the Senior Credit Facility; (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on February 27, 1998 reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon; (iv) Interest Swap Obligations of the Company or any Restricted Subsidiary thereof covering Indebtedness of the Company or any Restricted Subsidiary thereof; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company and any such Restricted Subsidiary thereof from fluctuation in interest rates on their respective outstanding Indebtedness; (v) Indebtedness under Currency Agreements; (vi) intercompany Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary thereof or by any Restricted Subsidiary of the Company to the Company or to any Wholly-Owned Restricted Subsidiary thereof;
(vii) Acquired Indebtedness of the Company or any Restricted Subsidiary thereof in an aggregate principal amount outstanding not exceeding $10 million at any one time; provided that, in the case of Acquired Indebtedness of a Restricted Subsidiary of the Company, such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company; (viii) guarantees by the Company and the Wholly-Owned Restricted Subsidiaries thereof of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred hereunder; (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) business days of its incurrence;
(x) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (i) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under the Indenture) of the Company and the Restricted Sub-

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

sidiaries thereof (except that this subclause (i) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (each, such transaction, a "Refinancing,") was originally incurred in reliance upon clause (b) of this definition or the Refinancing is effected under the Senior Credit Facility) and (ii) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (ii) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause
(b), (f), (g), (i) or (o) of this definition or the Refinancing is effected under the Senior Credit Facility); provided that no Restricted Subsidiary of the Company that is not a Subsidiary Guarantor may refinance any Indebtedness pursuant to this clause (x) other than its own Indebtedness; (xi) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary thereof to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed $20 million at the time of any incurrence thereof; (xii) Indebtedness incurred by the Company or any Restricted Subsidiary thereof constituting reimbursement obligations (in addition to reimbursement obligations constituting Senior Indebtedness) with respect to letters of credit or bankers' acceptances issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary thereof providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries thereof in connection with such disposition; (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary thereof in the ordinary course of business; (xiv) additional Indebtedness of the Company and the Restricted Subsidiaries thereof in an aggregate principal amount not to exceed $10 million at any one time outstanding; (xv) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Subsidiary thereof (except for Standard Securitization Undertakings); and (xvi) Indebtedness incurred by the Company in connection with and pursuant to the put options of the Company described in clause (xi) of the covenant under "Limitation on Restricted Payments" and the Company's Deferred Compensation Plan, each as in effect on the date hereof.

     Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary thereof to, directly or indirectly, (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, or (iii) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (i), (ii) and (iii) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (A) a Default or an Event of Default shall have occurred and be continuing, (B) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Limitation on Indebtedness set forth above or (C) the aggregate amount of Restricted Payments made subsequent to February 27, 1998 shall exceed the sum of: (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to February 27, 1998 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (2) 100% of the aggregate net

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

cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to February 27, 1998 and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness); plus (3) without duplication of any amounts included in clause (C)(2) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding any net cash proceeds from such equity contribution to the extent used to redeem Notes in accordance with the optional redemption provisions of the Notes); plus (4) to the extent that any Investment (other than a Permitted Investment) that was made after February 27, 1998 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (aa) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and
(bb) the initial amount of such Investment.

     The provisions of the foregoing paragraph shall not prohibit: (i) the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (ii) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (iii) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (iii) shall not exceed $5 million (which amount shall be increased by the amount of any cash proceeds to the Company from (A) sales of its Capital Stock to management employees subsequent to February 27, 1998 and (B) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; (iv) the payment of fees and compensation as permitted under clause (i) of the second paragraph under "Limitation on Affiliate Transactions"; (v) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate, to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (vii) payments to management employees in connection with, and pursuant to, the Company's Deferred Compensation Plan; (viii) Restricted Payments by any Subsidiary of the Company to the Company or any other Subsidiary thereof; (ix) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock acquired upon the exercise of the options issued under the Company's 1998 Stock Option Plan; (x) so long as no Default or Event of Default shall have occurred and be continuing, payments in respect of Capital Stock options of the Company, or similar rights with respect to Capital Stock of the Company, to present or former officers or employees of the Company or any Subsidiary thereof in an aggregate amount not to exceed $100,000; (xi) so long as no Default or Event of Default shall have occurred and be continuing, redemption and/or repurchase, in an aggregate amount not to exceed $550,000, of certain shares and options to purchase shares of Capital Stock of the Company owned by certain employees of the Company, pursuant to the exercise of put options pursuant to the Stockholders' Agreement dated as of June 27, 1990, as amended and in effect on the date hereof; and (xii) repurchase common stock of the Company in open market transactions involving cash expenditures of not more than $200,000 in any fiscal year of the Company, where such stock is used in such fiscal year to pay directors' fees to outside directors of the Company.

     In determining the aggregate amount of Restricted Payments made subsequent to February 27, 1998 in accordance with clause (C) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (i), (ii) and (iii) above shall be included in such calculation, provided that such expenditures pursuant to clause (iii) shall not be included to the extent of cash proceeds received by the

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

Company from any "key man" life insurance policies and (b) amounts expended pursuant to clause (iv), (v) and (vi) shall be excluded from such calculation.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary thereof to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make any loans or advances or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) the Indenture; (iii) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary thereof, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; (v) the Senior Credit Facility; (vi) other agreements existing on February 27, 1998 (including, without limitation, the Master Restructuring Agreement); (vii) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; (viii) restrictions imposed by any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale (ix) any agreement or instrument governing Capital Stock of any Person that is acquired after February 27, 1998; (x) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v) or (vi) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement referred to in such clause (ii), (iv) or
(vi) are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (ii), (iv) or (vi); or (xi) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity.

     Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary thereof to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary's Guarantee, if any) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or any such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale (A) within 365 days of receipt thereof either (1) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness, whether or not the amount prepaid is subsequently re-lent to the Company or any Subsidiary thereof, and, in the case of any Senior Indebtedness under any revolving credit facility, whether or not there is a permanent reduction in the availability under such revolving credit facility, (2) to reinvest in Productive Assets, or (3) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A)(1) and (iii)(A)(2) or (B) on the 366th day of receipt thereof in accordance with the next succeeding sentence. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A)(1), (iii)(A)(2) and (iii)(A)(3) of the immediately preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date

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

as required in clauses (iii)(A)(1), (iii)(A)(2) and (iii)(A)(3) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than thirty (30) nor more than forty-five (45) days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Payment Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary thereof, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this paragraph.

     Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and the Restricted Subsidiaries thereof aggregate at least $5 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

     Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries thereof will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (b) such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any Restricted Subsidiary thereof in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be subject to the provisions of the two preceding paragraphs; provided, that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

     Limitation on Affiliate Transactions. The Company will not, and will not permit any Restricted Subsidiary thereof to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), other than (i) Affiliate Transactions permitted under the following paragraph and (ii) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $2 million or more, at the Company's option (A) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (B) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from a nationally recognized investment banking firm, appraisal firm or accounting firm, as appropriate, that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, further, that for a transaction or series of related transactions with an aggregate value of $5 million or more, the Board of Directors of the Company shall have received a favorable opinion from a nationally recognized investment banking firm, appraisal firm or accounting firm, as appropriate, that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

     The provisions of the foregoing paragraph shall not prohibit (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Com-

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

pany or any Subsidiary thereof as determined in good faith by the Company's Board of Directors or senior management (including, without limitation, the amounts paid pursuant to the Company's Deferred Compensation Plan); (ii) transactions exclusively between or among the Company and any Restricted Subsidiary thereof or exclusively between or among the Restricted Subsidiaries of the Company, provided that such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of February 27, 1998 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on February 27, 1998; (iv) Restricted Payments permitted by the Indenture; (v) transactions effected as part of a Qualified Receivables Transaction and (vi) transactions pursuant to supply or similar agreements (including, without limitation, for the purchase of inventory) entered into in the ordinary course of business on customary terms that are not less favorable to the Company than those that would have been obtained in a comparable transaction with an unrelated Person, as determined in good faith by senior management of the Company.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its properties or assets, or any proceeds therefrom, unless (a) in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Notes are equally and ratably secured, except for Permitted Liens.

     "Permitted Liens" means the following types of Liens: (a) Liens securing any or all of the Senior Indebtedness, the Notes and the Guarantees; (b) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries thereof shall have set aside on its books such reserves as may be required pursuant to GAAP; (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (e) judgment Liens not giving rise to an Event of Default; (f) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary thereof; (g) any interest or title of a lessor under any Capitalized Lease Obligation; (h) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary thereof, provided, however, that (i) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary thereof other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within ninety (90) days of such acquisition; (i) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(j) Liens securing reimbursement obligations (in addition to Liens securing any reimbursement obligations constituting Senior Indebtedness) with respect to stand-by and commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(k) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary thereof, including rights of offset and set-off; (l) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture; (m) Liens securing Indebtedness under Currency Agreements; (n) Liens securing Acquired Indebtedness incurred in reliance on clause (g) of the definition of Permitted Indebtedness; provided that such Liens do not extend

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

to or cover any property or assets of the Company or of any Restricted Subsidiary thereof other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary thereof; (o) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries thereof; (p) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (q) Liens on property of a Person existing at the time such Person is acquired by, or such Person is merged into or consolidated or amalgamated with, the Company or any Restricted Subsidiary thereof, provided that such Liens were not created in contemplation of such acquisition, merger, consolidation or amalgamation and do not extend to any assets other than those of the Person acquired by, or merged into or consolidated or amalgamated with, the Company or any Restricted Subsidiary thereof; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; (s) Liens existing on February 27, 1998, together with any Liens securing Indebtedness incurred in reliance on clause (j) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on February 27, 1998; provided that the Liens securing the refinancing Indebtedness (other than Senior Indebtedness) shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced; (t) Liens of the Company or a Wholly-Owned Restricted Subsidiary thereof on assets of any Subsidiary of the Company; (u) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction; and (v) Liens on goods which the Company or a Subsidiary thereof (acting as consignee) has agreed to sell on a consignment basis in the ordinary course of business.

     Merger and Consolidation. The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of its assets to, any Person, unless

       (i) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Notes and this Indenture;

       (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and including adjustments that are (A) directly attributable to such transaction and (B) factually supportable), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant designed under "Limitations on Indebtedness";

       (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), no Default or Event of Default shall have occurred and be continuing;

       (iv) each Subsidiary Guarantor, unless it is the other party to such transaction, shall have by execution of a Guarantee substantially in the form of the Subsidiary Guarantee confirmed that after consummation of such transaction its Guarantee shall apply, as such Guarantee applied on the date it was granted to the obligations of the Company under the Indenture and the Notes, to the obligations of the Company or such Person, as the case may be, under the Indenture and the Notes; and

       (v) the Company has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the

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

properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii) above, (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

     Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture in connection with any transaction complying with the provisions of the covenant described under "Limitation on Asset Sales" or as otherwise provided in the Indenture) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;
(ii) such entity assumes by a Guarantee substantially in the form of the Subsidiary Guarantee all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, including adjustments that are (A) directly attributable to such transaction and (B) factually supportable, the Company could satisfy the provisions of clause (a)(ii) of the first paragraph of this section.

     Limitation on Incurrence of Subordinated Debt Senior to the Notes. Neither the Company nor any Subsidiary Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Subsidiary Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

     Limitation on Preferred Stock of Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary thereof) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary thereof) to own any Preferred Stock of any Restricted Subsidiary of the Company.

     Limitation on Future Guarantees. The Company will not permit any of its Restricted Subsidiaries which is not a Subsidiary Guarantor, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of Senior Indebtedness or any refunding or refinancing thereof, in each case unless such Restricted Subsidiary, the Company and the Trustee also execute and deliver a Guarantee substantially in the form of the Subsidiary Guarantee evidencing such Restricted Subsidiary's guarantee of the Notes, such Guarantee to be a senior subordinated secured obligation of such Restricted Subsidiary. Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect any such subsequent Guarantee.

     Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and the Restricted Subsidiaries thereof were engaged on February 27, 1998.

     Additional Information. The Company will deliver to the Trustee within fifteen (15) days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of
Section 314(a) of the Trust Indenture Act.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

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

       (a) the Company defaults in any payment of interest on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by the Subordination Agreement, and such default continues for a period of thirty (30) days;

       (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration or otherwise, whether or not such payment shall be prohibited by the Subordination Agreement;

       (c) the Company defaults in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of sixty (60) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

       (d) the Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary thereof (other than a Receivables Entity), or the acceleration of the final stated maturity of any such Indebtedness if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time;

       (e) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any Significant Subsidiary thereof and such judgments remain undischarged, unpaid or unstayed for a period of sixty (60) days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment which is not promptly stayed;

       (f) the Company or a Significant Subsidiary thereof pursuant to or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case or proceeding;

          (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

          (iii) consents to the appointment of a custodian of it or for any substantial part of its property;

          (iv) makes a general assignment for the benefit of its creditors;

          (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

          (vi) takes any corporate action to authorize or effect any of the foregoing; or takes any comparable action under any foreign laws relating to insolvency;

       (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Significant Subsidiary thereof in an involuntary case;

          (ii) appoints a custodian of the Company or any Significant Subsidiary thereof or for any substantial part of its property; or

          (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary thereof;

     or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for sixty (60) days; or

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       (h) any of the  Guarantees  of the  Subsidiary  Guarantors  that are also
    Significant Subsidiaries of the Company ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of the Indenture).

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind and cancel any such acceleration with respect to the Notes and its consequences. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture, any Security Agreements or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expenses, (iv) the Trustee has not complied with such request within 45 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 45-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 60 days after it occurs. Except in the case of a default in the payment of principal of or interest on any Note, the Trustee may withhold notice if it determines that withholding notice is in the interests of the holders of the Notes. In addition, the Company and each Subsidiary Guarantor is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding, and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, no amendment may (a) reduce the amount of Notes whose holders must consent to an amendment; (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note; (c) reduce the principal of or change or have the effect of changing the Stated Maturity of any Note, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (d) make any Note payable in money other than that stated in the Note; (e) make any change in

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provisions  of the  Indenture  protecting  the right of each  holder to  receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in outstanding principal amount of the Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of, premium, if any, or interest on the Notes); (f) modify the Subordination Agreement to affect the ranking of the Notes or the priority of the claims of the holders in and to the Collateral in a manner adversely affecting the holders in any material respect; or (g) release any Subsidiary Guarantor that is a Significant Subsidiary of the Company from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     Without the consent of any holder of the Notes, the Company and the Trustee may amend the Indenture and the Security Agreements (a) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect; (b) to comply with the covenant described under "Merger and Consolidation"; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes; (d) to make any change in the Subordination Agreement that would limit or terminate the benefits of any holder of Senior Indebtedness or Guarantor Senior Indebtedness (or representatives therefor) under the Subordination Agreement; (e) to add Guarantees with respect to the Notes or to provide additional security for the Notes; (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (g) to comply with any requirements of the Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act; (h) to make any change that does not adversely affect the rights of any Holder; or (i) to correct or amplify the description of any assets subject to any Security Document or to subject additional assets to any Security Document.

     After an amendment under the Indenture or the Security Agreements becomes effective, the Company is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

     No amendment may make any change that adversely affects the rights under the Subordination Agreement of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent in a signed writing to such change.

DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and have each Subsidiary Guarantor's obligation, if any, discharged with respect to its Subsidiary Guarantee ("Legal Defeasance") except for (i) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of transfer or exchange of such Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (ii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iii) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and have each Subsidiary Guarantor's obligation, if any, released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Defaults" will no longer constitute Events of Default.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be suffi-

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cient,  in the opinion of a nationally  recognized  firm of  independent  public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable income tax law, in either case to the effect that, and based thereon such opinions of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for income tax purposes as a result of such Legal Defeasance and will be subject to income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for income tax purposes as a result of such Covenant Defeasance and will be subject to income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an officers' certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

CONCERNING THE TRUSTEE

     IBJ Schroder Bank & Trust Company is the Trustee under the Indenture, and the Registrar and Paying Agent with regard to the Notes.

     The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

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

     "Acquired Indebtedness" means Indebtedness (a) of a Person or any Subsidiary thereof existing at the time such Person becomes a Restricted Subsidiary of the Company or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

     "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary thereof) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary thereof in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary thereof, or (b) the acquisition by the Company or any Restricted Subsidiary thereof of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary thereof of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary thereof other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or any Restricted Subsidiary thereof receives aggregate consideration of less than $1 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under the covenant described under "Certain Covenants -- Merger and Consolidation", (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary thereof of assets or property to the Company or to one or more Wholly-Owned Restricted Subsidiaries thereof in connection with Investments permitted under the covenant described under "Certain Covenants -- Limitation on Restricted Payments", (viii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and (ix) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

     "Bankruptcy Law" means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors.

     "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person, but excluding

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any debt securities  convertible  into such equity,  and (b) with respect to any
Person that is not a corporation, any and all partnership or other equity interests of such Person, in each case whether now outstanding or hereafter issued.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

     "Collateral" means the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Indebtedness evidenced by the Notes or of the Guarantees pursuant to the Security Documents.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of such Person and the Restricted Subsidiaries thereof paid or accrued in accordance with GAAP for such period, (ii) Consolidated Interest Expense and
(iii) Consolidated Non-cash Charges.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transactions Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed
Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

       (a) the incurrence of any Indebtedness of such Person or any Restricted Subsidiaries thereof (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transactions Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

       (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or a Restricted Subsidiary thereof (including any Person who becomes a Restricted Subsidiary as a result of any Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including

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   any Consolidated  EBITDA (including any pro forma expense and cost reductions that are (i) directly attributable to such transaction and (ii) factually supportable) attributable to the assets which are the subject of any Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transactions Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period;

       (c) with respect to any such Four Quarter Period commencing prior to the Transactions, the Transactions (including any pro forma expense and cost reductions related thereto that are (A) directly attributable to such transaction and (B) factually supportable) shall be deemed to have taken place on the first day of such Four Quarter Period; and

       (d) any Asset Sales or Asset Acquisitions (including any Consolidated EBITDA (including any pro forma expense and cost reductions that are (A) directly attributable to such transaction and (B) factually supportable) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary thereof during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transactions Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period;

provided that to the extent that clause (b) or (d) of this sentence requires that pro forma effect be given to an Asset Sale or Asset Acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transactions Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. If such Person or any Restricted Subsidiary thereof directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary thereof had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (x) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transactions Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transactions Date; (y) if interest on any Indebtedness actually incurred on the Transactions Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transactions Date will be deemed to have been in effect during the Four Quarter Period; and (z) notwithstanding clause (x) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs) plus (b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (a) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and the Restricted Subsidiaries thereof, including the net costs

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associated  with  Interest  Swap  Obligations,  for such period  determined on a consolidated basis in conformity with GAAP, and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and the Restricted Subsidiaries thereof during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries thereof for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

       (a) gains and losses from Asset Sales or abandonments or reserves relating thereto and the related tax effects according to GAAP;

       (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

       (c) items classified as extraordinary, unusual or nonrecurring gains and losses, and the related tax effects according to GAAP;

       (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary thereof;

       (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

       (f) the net loss of any Person other than a Restricted Subsidiary of the Company;

       (g) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary thereof by such Person unless, in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (e) above;

       (h) non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction; and

       (i) net income (or loss) from discontinued operations.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and the Restricted Subsidiaries thereof reducing Consolidated Net Income of such Person and the Restricted Subsidiaries thereof for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges (other than charges with respect to the Company's Deferred Compensation
Plan) which require an accrual of or a reserve for cash charges for any future period).

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary thereof against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an asset sale or change of control occurring on or prior to the Stated Maturity of the Notes shall not constitute Disqual-

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ified Capital Stock if the asset sale or change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions specified in the covenants described under "-- Change of Control" and "-- Certain Covenants -- Limitation on Asset Sales".

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transactions. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on February 27, 1998, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor under the Senior Credit Facility or otherwise in respect of Senior Indebtedness, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceeding), whether outstanding on February 27, 1998 or thereafter incurred.

     "Incur" means directly or indirectly create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to or otherwise become responsible for payment.

     "Indebtedness" means with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (e) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below; (g) all obligations of any third party of the type referred to in clauses (a) through (f) which are secured by any Lien on any property or asset of such Person but which obligations are not assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured; (h) all obligations under Currency Agreements and Interest Swap Obligations of such Person; and (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be

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

determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness.

     "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount, including, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries thereof on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments", (a) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (b) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any Restricted Subsidiary thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary thereof sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding common stock of such Restricted
Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Master Restructuring Agreement" means the Master Restructuring Agreement, dated as of February 27, 1998, among the Company, the Subsidiary Guarantors, the Lenders (as defined therein), The Chase Manhattan Bank, as agent for the Lenders, and the Existing Management Holders (as defined therein), as the same may be amended, supplemented or otherwise modified from time to time.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any Subsidiary thereof from such Asset Sale net of: (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions); (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; (c) repayment of Senior Indebtedness that is required to be repaid in connection with such Asset Sale, whether or not all or any portion of the amount repaid is re-lent to the Company or any

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Subsidiary  thereof;  (d)  any  portion  of  cash  proceeds  which  the  Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any Subsidiary thereof shall constitute Net Cash Proceeds on such date; and (e) appropriate amounts which the Company determines in good faith to be provided by the Company or any Subsidiary thereof, as the case may be, as a reserve against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other
post-employment  benefit  liabilities,   liabilities  related  to  environmental
matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in the Officers' Certificate delivered to the Trustee.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

     "Permitted Investments" means: (a) Investments by the Company or any Restricted Subsidiary thereof in any Wholly-Owned Restricted Subsidiary of the Company (whether existing on February 27, 1998 or created thereafter) and Investments in the Company by any Restricted Subsidiary thereof, provided that, in the case of an Investment by the Company or any Restricted Subsidiary thereof in any Wholly-Owned Restricted Subsidiary of the Company, such Wholly-Owned Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise; (b) cash and Cash Equivalents; (c) Investments existing on February 27, 1998; (d) loans and advances to employees and officers of the Company (other than as permitted under clause (m)) and the Restricted Subsidiaries thereof not in excess of $1 million at any one time outstanding; (e) accounts receivable created or acquired in the ordinary course of business; (f) Currency Agreements and Interest Swap Obligations; (g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) guarantees by the Company or any Restricted Subsidiaries thereof of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under the Indenture; (i) Investments by the Company or any Restricted Subsidiary thereof in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary thereof; (j) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not exceeding $5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (i) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to February 27, 1998 of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a Subsidiary)) and (ii) without duplication of any amounts included in clause (j)(i) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock, that in the case of amounts described in clause (j)(i) or (j)(ii) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (j) (such additional Permitted Investments being referred to collectively as "Stock Permitted Investments");
(k) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, such Asset Sale is effected in compliance with the covenant described under "Certain Covenants -- Limitation on Asset Sales"; (1) any Investment by the Company or a Wholly-Owned Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest; and (m) loans and advances to employees and officers of the Company in the form of Option Notes pursuant to, and as defined in, the Company's 1998 Stock Option Plan.

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     Any net cash proceeds that are used by the Company or any of its Restricted
Subsidiaries to make Stock Permitted Investments pursuant to clause (j) of this definition shall not be included in subclauses (2) and (3) of clause (C) of the
covenant   described  under  "Certain  Covenants  --  Limitation  on  Restricted
Payments".

     "Person"  means  an  individual,  partnership,   corporation,  association,
joint-stock company, unincorporated organization, trust or joint venture, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Productive Assets" means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and the Restricted Subsidiaries thereof as, or related to such business, conducted on the date of the relevant Asset Sale.

     "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary thereof in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

     "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Entity" means a Wholly-Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary thereof makes an Investment and to which the Company or any Subsidiary thereof transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables
Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary thereof (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(ii) is recourse to or obligates the Company or any Subsidiary thereof in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary thereof, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary thereof has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any other Subsidiary thereof has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

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     "Restricted  Subsidiary"  of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Credit Facility" means the revolving credit and letter of credit facility governed by the Loan and Security Agreement, dated as of May 15, 1997, as amended, among the Company, Pacific Trail, Inc., The Scranton Outlet Corporation (a wholly-owned subsidiary of the Company) and Congress Financial Corporation, together with all existing and future agreements, documents and instruments related thereto (including, without limitation, any guarantees, promissory notes, letters of credit and collateral documents), as each such agreement or document may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original lender or other lenders or otherwise, and whether provided under the original Senior Credit Facility or other credit agreements or otherwise).

     "Senior Indebtedness" means any and all obligations, liabilities and other amounts, whether outstanding on the Issue Date or thereafter incurred, at any time owed or payable by the Company or any Subsidiary thereof under or in respect of the Senior Credit Facility, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary thereof whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, indemnities, guarantees and all other amounts payable thereunder or in respect thereof.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not by its express terms subordinate in right of payment to any Indebtedness of the Company other than Senior Indebtedness.

     "Significant Subsidiary" means, as of any date of determination, for any Person, each Restricted Subsidiary of such Person which (a) for the most recent fiscal year of such Person accounted for more than 10% of consolidated revenues or consolidated net income of such Person or (b) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof which are reasonably customary in an accounts receivable transaction.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantee" means the Amended and Restated Subsidiary Guarantee, dated as of even date herewith, made by each of the Subsidiary Guarantors in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Guarantor" means (a) each of the Company's Subsidiaries existing on the Issue Date that is a borrower or has guaranteed the Indebtedness under the Senior Credit Facility and (b) each of the Company's Subsidiaries that in the future executes a Guarantee, substantially in the form of the Subsidiary Guarantee.

     "Unrestricted Subsidiary" of any Person means (a) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary thereof that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.4 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender of any such Indebtedness has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of
Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (a) immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 and (b) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

                            DESCRIPTION OF WARRANTS

     As of May 30, 1998, 530,726 1998 Recapitalization Warrants and 80,032 1998 Management Warrants were outstanding. Each Warrant entitles the holder to purchase at any time until February 28, 2005 one share of Common Stock at an exercise price of $15.72 per share. The Management Warrants are not exercisable until the first date on which any of the 1998 Recapitalization Warrants are exercised. The number of shares issued upon exercise of the Warrants is subject to adjustment as the result of a stock split, combination of shares or stock dividends payable with respect to the Common Stock. If the Company engages in a merger, consolidation, reorganization, recapitalization or similar transaction, thereafter a holder of a Warrant will be entitled to receive upon exercise of a Warrant the kind and amount of shares of stock or other securities or assets which the holder would have been entitled to receive after the occurrence of such event had such Warrant been exercised immediately prior to such event (with appropriate adjustment, if any, to the exercise price). The Warrants do not confer upon the holder thereof the right to vote or to consent to or receive notice as a stockholder in respect of meetings for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

     Pursuant to the Senior Credit Facility, Congress Financial Corporation ("Congress") has made available to the Company and certain of its subsidiaries a revolving line of credit and letter of credit facility on the following terms:

     Amount Available. The maximum amount available under the Senior Credit Facility is the lesser of $200,000,000 or an amount determined by a formula based on the eligible accounts receivable and the eligible inventory of the Company plus certain amounts during certain periods of the year. Within this $200 million limit, up to $90 million may be used for outstanding letters of credit.

     Repayment.  The  Senior  Credit  Facility  is  due and payable on April 30,
2001.

     Security; Guaranty. The Senior Credit Facility is secured by a first priority lien on substantially all of the tangible and intangible properties and assets of the Company and its subsidiaries (including trademarks), owned now or acquired later (other than the Eldersburg, Maryland facility). The Senior Credit Facility is guaranteed by substantially all of the Company's subsidiaries that are not borrowers.

     Interest. At the Company's option, the interest rate per annum applicable to the revolving credit borrowings under the Senior Credit Facility is a fluctuating rate of interest measured by reference either to: (i) LIBOR plus 2.75% (or 2.5% if annual Consolidated EBITA (as defined in the Senior Credit Facility) is more than $12,000,000) or (ii) Core States Bank, N.A.'s (or its successor's) published prime rate plus .75%. Currently, the Company's LIBOR based borrowing rate is LIBOR plus 2.5%.

     Fees. The Company has agreed to pay certain fees with respect to the Senior Credit Facility including (i) a closing fee of $1,125,000, (ii) servicing fees of $10,000 per month, (iii) commitment fees of .5% per annum on the amount by which $145,000,000 exceeds the average daily amount of the facility outstanding during the months of May through November, (iv) a fee of $100,000 if certain supplemental loans (as defined in the Senior Credit Facility) are made in any year, (v) fees of $500,000 in connection with the amendment to the Senior Credit Facility in February 1998 and (vi) fees at an annual rate of 1.5% of the average amount of letters of credit outstanding under the Facility. In addition, the Senior Credit Facility stipulates certain prepayment fees.

     Covenants. The Senior Credit Facility contains covenants, among others, restricting the ability of the Company and its subsidiaries to: (i) declare dividends or redeem or repurchase capital stock; (ii) prepay, redeem or purchase debt; (iii) incur liens; (iv) make loans, investments and guarantees; (v) incur additional debt; (vi) make capital expenditures; (vii) engage in mergers, acquisitions and asset sales; and (viii) transact with affiliates. The Senior Credit Facility also contains certain customary affirmative covenants, including a requirement that the Company maintain a minimum level of Consolidated EBITA (as defined in the Senior Credit Facility) equal to $8,000,000 for the fiscal year ending February 1999 and $10,000,000 for each of the fiscal years ending February 2000 and February 2001. The Company is also required to maintain Excess Availability (as defined in the Senior Credit Facility) of greater than $15,000,000 for at least 30 consecutive days between December 1 of each year and March 31 of the following year.

     Events of Default. Events of default under the Senior Credit Facility include: (i) the Company's failure to pay principal or interest when due; (ii) the Company's breach of any covenant, representation or warranty contained in the loan documents; (iii) customary cross-default provisions; (iv) events of bankruptcy, insolvency or dissolution of the Company; (v) the levy of certain judgments against the

Company or its assets, (vi) a change of control of the Company; (vii) each of the persons holding the offices of chief executive officer, chief operating officer and chief financial officer shall cease to act in such capacity, unless replaced by a successor of comparable experience and capability or (viii) a material adverse change in the business or assets of the Company and its subsidiaries taken as a whole.

MORTGAGE NOTE

     The mortgage note payable had an outstanding principal amount of approximately $11.2 million as of May 30, 1998, bears interest at an annual rate of 10.25% and requires monthly principal and interest payments of $137,430 through June 1999, with a final payment of $10,626,505 in July 1999. The mortgage is secured by the land, building and improvements of the Company's Eldersburg, Maryland corporate offices and distribution center.

                   VALIDITY OF THE COMMON STOCK AND THE NOTES

     The validity of the Common Stock and the Notes is being passed upon for the Company by Proskauer Rose LLP, New York, New York.

                                    EXPERTS

     The audited financial statements and schedules included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Common Stock and the Notes offered hereby, reference is made to the Registration Statement and to its exhibits and schedules. The Registration Statement, including exhibits, may be inspected and copied without charge at the SEC's principal office located at 450 Fifth Street, NW, Judiciary Plaza, Washington D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, upon the payment of prescribed fees. The Commission also maintains a web site at http:// www.sec.gov that contains reports, proxy and information statements, as well as other information regarding registrants that file electronically with the SEC.

                          LONDON FOG INDUSTRIES, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                            PAGE

                                                                                           -----
CONSOLIDATED FINANCIAL STATEMENTS

 Report of Independent Public Accountants ................................................  F-2

 Consolidated Balance Sheets as of February 22, 1997 and February 28, 1998 ...............  F-3

 Consolidated Statements of Operations for the Fiscal Years Ended February 24, 1996,
  February 22, 1997 and February 28, 1998 ................................................  F-4

 Consolidated Statements of Stockholders' Equity (Deficit) for the Fiscal Years Ended
   February 24, 1996, February 22, 1997 and February 28, 1998 ............................  F-5

 Consolidated Statements of Cash Flows for the Fiscal Years Ended February 24, 1996,
   February 22, 1997 and February 28, 1998 ...............................................  F-6

 Notes to Consolidated Financial Statements ..............................................  F-7


UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 Condensed Consolidated Balance Sheets as of February 28, 1998 and May 30, 1998
  (unaudited)............................................................................. F-26

 Condensed Consolidated Statements of Operations (unaudited) for the fourteen weeks ended
   May 31, 1997 and the thirteen weeks ended May 30, 1998 ................................ F-27

 Condensed Consolidated Statements of Cash Flows (unaudited) for the fourteen weeks ended
   May 31, 1997 and the thirteen weeks ended May 30, 1998 ................................ F-28

 Notes to Unaudited Condensed Consolidated Financial Statements .......................... F-29


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of London Fog Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of London Fog Industries, Inc. and subsidiaries (the Company) as of February 22, 1997 and February 28, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows of the Company for the years ended February 24, 1996, February 22, 1997 and February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of London Fog Industries, Inc. and subsidiaries as of February 22, 1997 and February 28, 1998, and the results of their operations and their cash flows for the years ended February 24, 1996, February 22, 1997 and February 28, 1998, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Baltimore, Maryland,
April 3, 1998

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                 AS OF FEBRUARY 22, 1997 AND FEBRUARY 28, 1998
                            (DOLLARS IN THOUSANDS)

                                                                                  1997            1998
                                                                             -------------   -------------
                                    ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...............................................    $   26,841      $      566
 Accounts receivable, net (Note 4) .......................................        23,642          31,509
 Inventories (Note 5) ....................................................        48,138          69,729
 Prepaid expenses and other current assets ...............................         2,250           4,310
                                                                              ----------      ----------
   Total current assets ..................................................       100,871         106,114

PROPERTY, PLANT AND EQUIPMENT, net (Note 6) ..............................        32,558          36,347
GOODWILL AND OTHER ASSETS (Note 7) .......................................        72,916          72,630
                                                                              ----------      ----------
   Total assets ..........................................................    $  206,345      $  215,091
                                                                              ==========      ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Revolving credit borrowings (Note 8) ....................................    $       --      $   18,176
 Current portion of long-term debt (Note 8) ..............................           463          10,512
 Accounts payable ........................................................         4,689           4,226
 Accrued expenses (Note 9) ...............................................        20,471          22,784
 Accrued restructuring charges (Note 16) .................................         2,554           1,416
                                                                              ----------      ----------
   Total current liabilities .............................................        28,177          57,114
LONG-TERM DEBT, net of current portion (Note 8) ..........................       329,862         150,810
OTHER LONG-TERM LIABILITIES ..............................................        10,372          11,756
                                                                              ----------      ----------
   Total liabilities .....................................................       368,411         219,680
                                                                              ----------      ----------
COMMITMENTS AND CONTINGENCIES  (Notes 8 and 12)

STOCKHOLDERS'  EQUITY (DEFICIT) (Notes 8 and 10):
 17.5% Cumulative voting preferred stock, $.01 par value, 400,000 shares
   authorized; 115,242 shares issued and outstanding in 1997 .............         1,500              --
 Nonvoting common stock, $.01 par value, 110,000 shares authorized; 99,967
   shares issued and outstanding in 1997 .................................             1              --
 Common stock, $.01 par value, 12,000,000 shares authorized; 8,000,000
   shares issued and outstanding in 1998 .................................            --              80
 Warrants outstanding ....................................................            --             536
 Additional paid-in capital ..............................................       158,101         165,493
 Unearned portion of stock options .......................................            --          (4,789)
 Accumulated deficit .....................................................      (321,668)       (165,909)
                                                                              ----------      ----------
   Total stockholders' equity (deficit) ..................................      (162,066)         (4,589)
                                                                              ----------      ----------
   Total liabilities and stockholders' equity (deficit) ..................    $  206,345      $  215,091
                                                                              ==========      ==========

                   The accompanying notes are an integral part
                      of these consolidated balance sheets.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             FISCAL YEAR ENDED
                                                              -----------------------------------------------
                                                               FEBRUARY 24,     FEBRUARY 22,     FEBRUARY 28,
                                                                   1996             1997             1998
                                                              --------------   --------------   -------------
Net sales .................................................     $  274,394       $  279,107      $  335,621
Cost of goods sold ........................................        203,469          185,102         227,405
                                                                ----------       ----------      ----------
 Gross profit .............................................         70,925           94,005         108,216
Licensing revenues ........................................          1,947            3,064           4,055
                                                                ----------       ----------      ----------
                                                                    72,872           97,069         112,271
Selling, general and administrative expenses ..............         86,641           83,848          98,499
Restructuring and special charges (Note 16) ...............             --               --           7,535
Deferred compensation expense (Note 11) ...................             --               --           2,735
Amortization of goodwill and licensing agreements (Note 7)           4,024            2,487           2,126
                                                                ----------       ----------      ----------
 Operating income (loss) ..................................        (17,793)          10,734           1,376
Interest expense, net (Note 8) ............................         16,790           12,530          14,664
Gain from sale of investment (Note 14) ....................             --               --          (2,260)
                                                                ----------       ----------      ----------
 Loss before provision (benefit) for income taxes and
   extraordinary gain .....................................        (34,583)          (1,796)        (11,028)
Provision (benefit) for income taxes (Note 13) ............            176              158          (5,932)
                                                                ----------       ----------      ----------
 Loss before extraordinary gain ...........................        (34,759)          (1,954)         (5,096)
Extraordinary gain on extinguishment of debt, net of income
 taxes of $6,080 (Notes 8 and 13) .........................             --               --         160,855
                                                                ----------       ----------      ----------
 Net income (loss) ........................................     $  (34,759)      $   (1,954)     $  155,759
                                                                ==========       ==========      ==========
Basic and diluted  earnings  (loss) per share  available
 to common  stockholders  (Note 17):
 Income (loss) before extraordinary gain ..................     $    (6.60)      $    (3.15)     $    (4.12)
                                                                ==========       ==========      ==========
 Net income (loss) ........................................     $    (6.60)      $    (3.15)     $    15.99
                                                                ==========       ==========      ==========
Weighted average shares outstanding .......................      8,000,000        8,000,000       8,000,000
                                                                ==========       ==========      ==========

  The accompanying notes are an integral part of these consolidated statements.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                            (DOLLARS IN THOUSANDS)


                                                          CUMULATIVE VOTING         NONVOTING
                                                           PREFERRED STOCK        COMMON STOCK            COMMON STOCK
                                                         ------------------- ----------------------- ----------------------
                                                                AMOUNT          SHARES      AMOUNT       SHARES     AMOUNT
                                                         ------------------- ------------ ---------- ------------- --------
BALANCE, February 25, 1995 .............................      $      --              --      $--             100     $ --
 Issuance of common stock (Note 8) .....................             --         100,000        1              --       --
 Issuance of preferred stock (Note 8) ..................          1,500              --       --              --       --
 Redemption of equity and other ........................             --             (11)      --            (100)      --
 Net loss ..............................................             --              --       --              --       --
 Reduction of minimum pension liability in excess of
  unrecognized prior service cost ......................             --              --       --              --       --
                                                              ---------         -------      ---            ----     ----
BALANCE, February 24, 1996 .............................          1,500          99,989        1              --       --
 Redemption of common and preferred stock ..............             --             (22)      --              --       --
 Net loss ..............................................             --              --       --              --       --
 Reduction of minimum pension liability in excess of
  unrecognized prior service cost ......................             --              --       --              --       --
                                                              ---------         -------      ---            ----     ----
BALANCE, February 22, 1997 .............................          1,500          99,967        1              --       --
 Exchange of preferred stock and non-voting common stock
  for stock warrants (Note 8) ..........................         (1,500)        (99,967)        (1)           --       --
 Issuance of common stock (Note 8) .....................             --                                8,000,000       80
 Issuance of stock options (Note 10) ...................             --              --       --              --       --
 Amortization of unearned stock-based compensation (Note
  11) ..................................................             --              --       --              --       --
 Net income ............................................             --              --       --              --       --
                                                              ---------         -------      -----     ---------     ----
BALANCE, February 28, 1998 .............................      $      --              --      $ --      8,000,000     $ 80
                                                              =========         =======      =====     =========     ====

                                                                         ADDITIONAL       UNEARNED
                                                            WARRANTS       PAID-IN       PORTION OF     ACCUMULATED
                                                          OUTSTANDING      CAPITAL     STOCK OPTIONS      DEFICIT
                                                         ------------- -------------- --------------- --------------
BALANCE, February 25, 1995 .............................      $ --        $158,273       $     --       $ (285,700)
 Issuance of common stock (Note 8) .....................        --               (1)           --               --
 Issuance of preferred stock (Note 8) ..................        --             --              --               --
 Redemption of equity and other ........................        --           (171)             --               --
 Net loss ..............................................        --             --              --          (34,759)
 Reduction of minimum pension liability in excess of
  unrecognized prior service cost ......................        --             --              --               44
                                                              ----        ---------      --------       ----------
BALANCE, February 24, 1996 .............................        --        158,101              --         (320,415)
 Redemption of common and preferred stock ..............        --             --              --               --
 Net loss ..............................................        --             --              --           (1,954)
 Reduction of minimum pension liability in excess of
  unrecognized prior service cost ......................        --             --              --              701
                                                              ----        ---------      --------       ----------
BALANCE, February 22, 1997 .............................        --        158,101              --         (321,668)
 Exchange of preferred stock and non-voting common stock
  for stock warrants (Note 8) ..........................       536            965              --               --
 Issuance of common stock (Note 8) .....................        --            (80)             --               --
 Issuance of stock options (Note 10) ...................        --          6,507          (6,507)              --
 Amortization of unearned stock-based compensation (Note
  11) ..................................................        --             --           1,718               --
 Net income ............................................        --             --              --          155,759
                                                              ----        ---------      --------       ----------
BALANCE, February 28, 1998 .............................      $536        $165,493       $ (4,789)      $ (165,909)
                                                              ====        =========      ========       ==========



                                                              TOTAL
                                                         --------------
BALANCE, February 25, 1995 .............................   $ (127,427)
 Issuance of common stock (Note 8) .....................           --
 Issuance of preferred stock (Note 8) ..................        1,500
 Redemption of equity and other ........................         (171)
 Net loss ..............................................      (34,759)
 Reduction of minimum pension liability in excess of
  unrecognized prior service cost ......................           44
                                                           ----------
BALANCE, February 24, 1996 .............................     (160,813)
 Redemption of common and preferred stock ..............           --
 Net loss ..............................................       (1,954)
 Reduction of minimum pension liability in excess of
  unrecognized prior service cost ......................          701
                                                           ----------
BALANCE, February 22, 1997 .............................     (162,066)
 Exchange of preferred stock and non-voting common stock
  for stock warrants (Note 8) ..........................           --
 Issuance of common stock (Note 8) .....................           --
 Issuance of stock options (Note 10) ...................           --
 Amortization of unearned stock-based compensation (Note
  11) ..................................................        1,718
 Net income ............................................      155,759
                                                           ----------
BALANCE, February 28, 1998 .............................   $   (4,589)
                                                           ==========

  The accompanying notes are an integral part of these consolidated statements.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                                                    FISCAL YEAR ENDED
                                                                       -------------------------------------------
                                                                        FEBRUARY 24,   FEBRUARY 22,   FEBRUARY 28,
                                                                            1996           1997           1998
                                                                       -------------- -------------- -------------
Cash Flows From Operating Activities:
 Net income (loss) ...................................................   $ (34,759)     $  (1,954)    $  155,759
 Adjustments to reconcile net income (loss) to net cash flows from operating activities:
   Extraordinary gain on extinguishment of debt ......................          --             --       (166,935)
   Gain on sale of investment ........................................          --             --         (2,260)
   Depreciation ......................................................       3,836          5,426          7,027
   Deferred compensation expense .....................................          --             --          2,735
   Amortization of goodwill and licensing agreements .................       4,024          2,487          2,126
   Amortization of deferred financing costs ..........................       4,720          2,653          1,715
   Loss on sale of property, plant and equipment .....................          65             --            459
   Other .............................................................       1,068          1,210          1,089
   Changes in operating assets and liabilities:
    Accounts receivable, net .........................................      13,541          5,287         (7,867)
    Inventories ......................................................      31,075        (11,113)       (21,591)
    Prepaid expenses and other current assets ........................       2,451           (117)        (2,060)
    Other assets .....................................................         (19)           128             27
    Acounts payable ..................................................      (6,365)           980           (463)
    Accrued expenses .................................................       5,864          2,294           (829)
    Accrued restructuring charges ....................................     (17,488)        (5,804)        (1,138)
    Other long-term liabilities ......................................         198             --            485
                                                                         ---------      ---------     ----------
      Net cash flows from operating activities .......................       8,211          1,477        (31,721)
                                                                         ---------      ---------     ----------
Cash Flows From Investing Activities:
 Capital expenditures ................................................      (4,696)        (7,703)       (11,844)
 Proceeds from sale of investment ....................................          --             --          2,260
 Other ...............................................................         284            933            569
                                                                         ---------      ---------     ----------
      Net cash flows from investing activities .......................      (4,412)        (6,770)        (9,015)
                                                                         ---------      ---------     ----------
Cash Flows From Financing Activities:
 Increase in borrowings under revolving credit facility ..............          --             --         18,176
 Payments on long-term debt ..........................................        (377)          (417)          (464)
 Borrowings under long-term debt arrangements ........................       7,000             --             --
 Payment of deferred financing costs .................................      (4,766)            --         (3,677)
 Other ...............................................................          --             --            426
                                                                         ---------      ---------     ----------
      Net cash flows from financing activities .......................       1,857           (417)        14,461
                                                                         ---------      ---------     ----------
NET INCREASE (DECREASE) IN CASH ......................................       5,656         (5,710)       (26,275)
CASH AND CASH EQUIVALENTS, beginning of period .......................      26,895         32,551         26,841
                                                                         ---------      ---------     ----------
CASH AND CASH EQUIVALENTS, end of period .............................   $  32,551      $  26,841     $      566
                                                                         =========      =========     ==========
CASH PAID FOR:
 Interest ............................................................   $   8,495      $   9,215     $   12,535
                                                                         =========      =========     ==========
 Income taxes ........................................................   $     219      $     184     $      165
                                                                         =========      =========     ==========


  The accompanying notes are an integral part of these consolidated statements.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

     London Fog Industries, Inc. , a Delaware corporation, and its subsidiaries (the "Company") design, market and distribute men's and women's rainwear and men's, women's and children's outerwear and skiwear and related accessories under the LONDON FOG(Reg. TM) brand name, the PACIFIC TRAIL(Reg. TM) brand name and related brand names. The Company sells its products to a variety of apparel retailers located throughout the United States. Also, the Company receives licensing revenues from licensing agreements with third parties which provide for the manufacture and marketing of various apparel and accessories under trade names owned by the Company. In addition, certain of the Company's revenues are generated directly from consumers through its chain of retail stores (primarily factory outlet stores) located in the United States and Puerto Rico.

     On February 27, 1998, the Company completed a restructuring of the Company's outstanding subordinated debt and equity capitalization (the "1998 Recapitalization") which significantly decreased the Company's debt obligations. In addition to the 1998 Recapitalization, over the past three years management has significantly restructured the Company's operations (see Note 16). Subsequent to the 1998 Recapitalization (see Note 8), the Company remains highly leveraged. The Company's viability is dependent upon its ability to finance its operations and meet its debt obligations when due. While there can be no assurance that these will occur, based on the Company's 1998 Recapitalization and the Company's operating plan for Fiscal 1999, management believes that its current capitalization and financing structure will be adequate to finance its operations and meet its debt service obligations during Fiscal 1999 and beyond.

2. BASIS OF PRESENTATION

     The Company was a wholly-owned subsidiary of London Fog Corporation ("Holdings") until May 31, 1995. Pursuant to the Company's Recapitalization on May 31, 1995, Holdings was dissolved and all assets and liabilities of Holdings were transferred to or assumed by the Company (see Note 8).

     The Company reports on a 52-53 week fiscal year ending the last Saturday in February. The fiscal years ended February 24, 1996 ("Fiscal 1996") and February 22, 1997 ("Fiscal 1997") consisted of 52 weeks. The fiscal year ended February 28, 1998 ("Fiscal 1998") consisted of 53 weeks.

     The consolidated financial statements include the accounts of London Fog Industries, Inc. and its subsidiaries. All intercompany transactions have been eliminated in consolidation.

     In June 1997, the Company effected a 1 for 1,000 reverse stock split with respect to the cumulative voting preferred stock and the nonvoting common stock. All shares and per share amounts in the accompanying financial statements and related notes have been restated for all periods to reflect this reverse stock split.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents

     Cash and cash equivalents consist of operating and petty cash balances that are used to conduct day-to-day business operations, as well as cash equivalents having a maturity of 90 days or less.

     Inventories

     Inventories are stated at the lower of first-in, first-out cost or market.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. The Company depreciates property, plant and equipment and amortizes leasehold improvements on a straight-line basis over the following useful lives:


                   ASSET CLASS                           USEFUL LIVES

------------------------------------------------   -----------------------
            Building and improvements ..........   5-30 years
            Equipment ..........................   3-15 years
            Furniture and fixtures .............   2-10 years
            Leasehold improvements .............   Initial term of lease,
                                                   not to exceed 15 years


     Goodwill

     Goodwill, representing the excess of acquisition cost over the fair value of net identifiable assets acquired, is being amortized on a straight-line basis over a period of forty years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business units' operating earnings over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" (SFAS 107), requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates of future cash flows. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The fair value of the Company's debt is estimated using a discounted cash flow analysis based on the Company's borrowing costs for similar credit facilities at February 28, 1998. Other than with respect to the Company's 1998 10% Senior Subordinated Notes, ("Notes") (see Note 8), management believes the carrying value of its financial instruments approximates fair value. With respect to the Company's Notes issued on February 27, 1998, SFAS No. 15, "Accounting By Debtors and Creditors for Troubled Debt Restructurings" (SFAS 15) required the Company to record such debt on its balance sheet at $150 million, representing the $100 million principal amount of such notes and $50 million of future interest payments due during the five year term of the notes (see Note
8). Management believes the fair value of the Notes as of February 28, 1998 approximates its principal amount of $100 million.

     This disclosure relates to financial instruments only. The fair value assumptions were based upon subjective estimates of market conditions and perceived risks of the financial instruments.

     Deferred Financing Costs

     Deferred financing costs are amortized over the lives of the related debt using the effective interest method (see Note 8).

     Advertising Expense

     Advertising costs are generally expensed as the advertisements are run. Advertising expense was approximately $10.4 million, $7.6 million and $9.9 million for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively. Advertising costs recorded in prepaid expenses were $468,000, $310,000 and $201,000 at the end of Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     New Accounting Pronouncements

     During June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Management intends to implement the pronouncement at year end Fiscal 1999 and expects to report changes in the Company's minimum pension liability as a component of comprehensive income.

     During June 1997, the FASB issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS 131), which establishes a new approach for determining segments within a company and reporting information on those segments. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Management intends to adopt the pronouncement at year end Fiscal 1999. The Company has not yet completed its analysis of which operating segments, if any, on which it will report.

     During June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which standardizes the accounting for derivative instruments by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. SFAS 133 is effective for fiscal quarters of all fiscal years beginning after June 15, 1999. Management believes that the implementation of SFAS 133 would not have had a material effect on the accompanying financial statements.

     Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. As a result of historical losses, the Company has recorded a valuation allowance against its deferred tax assets as of February 22, 1997 and February 28, 1998 (see Note 13).

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

4. ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following as of February 22, 1997 and February 28, 1998 (dollars in thousands):

                                                           1997         1998
                                                        ----------   ----------
     Trade ..........................................    $23,678      $30,168
     Other ..........................................      1,949        2,578
                                                         -------      -------
                                                          25,627       32,746
     Less- Allowance for doubtful accounts ..........      1,985        1,237
                                                         -------      -------
     Accounts receivable, net .......................    $23,642      $31,509
                                                         =======      =======

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     As of February 28, 1998, the Company had $2,288,000 of trade accounts receivable due from several apparel retailers that are considered highly leveraged.

5. INVENTORIES

     Inventories consisted of the following as of February 22, 1997 and February 28, 1998 (dollars in thousands):


                                     1997         1998
                                  ----------   ----------
     Finished goods ...........    $33,257      $52,716
     Work in process ..........      3,291        8,883
     Raw materials ............     11,590        8,130
                                   -------      -------
                                   $48,138      $69,729
                                   =======      =======


6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following as of February 22, 1997 and February 28, 1998 (dollars in thousands):

                                                                        1997        1998
                                                                     ---------   ---------
     Land ........................................................    $ 1,400     $ 1,400
     Buildings, improvements and leasehold improvements ..........     22,738      27,150
     Equipment, furniture and fixtures ...........................     18,613      23,813
                                                                      -------     -------
                                                                       42,751      52,363
     Less- Accumulated depreciation and amortization .............     10,193      16,016
                                                                      -------     -------
     Property, plant and equipment, net ..........................    $32,558     $36,347
                                                                      =======     =======


     Depreciation and amortization expense included in cost of goods sold was $270,000, $345,000 and $137,000 for Fiscal 1996, Fiscal 1997 and Fiscal 1998,
respectively. Depreciation and amortization expense included in selling, general and administrative expenses was $3,566,000, $5,081,000 and $6,890,000 for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively.

7. GOODWILL AND OTHER ASSETS

     Goodwill and other assets consisted of the following as of February 22, 1997 and February 28, 1998 (dollars in thousands):

                                                                         1997         1998
                                                                      ----------   ----------
     Goodwill, net of accumulated amortization of $12,153 and
       $14,240 ....................................................    $71,414      $69,327
     Deferred financing costs, net of accumulated amortization of
       $4,841 and $917 ............................................        369        2,236
     Other ........................................................      1,133        1,067
                                                                       -------      -------
                                                                       $72,916      $72,630
                                                                       =======      =======


     Amortization expense related to goodwill and other assets was $8,744,000, $5,140,000 and $3,841,000 for Fiscal 1996, Fiscal 1997 and Fiscal 1998, which includes amortization of deferred financing costs of $4,720,000, $2,653,000 and $1,715,000, respectively, recorded as interest expense. In connection with the 1995 Recapitalization and obtaining the 1995 Credit Facility (see Note 8), the Company capitalized $4,766,000 of financing costs which were amortized over the terms of the related debt.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     In connection with obtaining or amending certain of the Company's debt facilities during Fiscal 1998, the Company capitalized $3,677,000 of financing costs.

8. LONG-TERM DEBT

     Long-term debt consisted of the following as of February 22, 1997 and February 28, 1998 (dollars in thousands):


                                                                1997         1998
                                                             ----------   ----------
       Mortgage note payable .............................    $ 11,784     $ 11,322
       10% Senior Subordinated Notes due 2003
        Principal ........................................          --      100,000
        Future interest capitalized per SFAS 15 ..........          --       50,000
                                                              --------     --------
        Total recorded amount ............................          --      150,000

       1995 Term Loan
        Principal plus deferred interest .................     196,601           --
        Future interest capitalized per SFAS 15 ..........      63,141           --
                                                              --------     --------
        Total recorded amount ............................     259,742           --

       1995 Note
        Principal plus deferred interest .................      44,557           --
        Future interest capitalized per SFAS 15 ..........      14,242           --
                                                              --------     --------
        Total recorded amount ............................      58,799           --
                                                              --------     --------
       Total long-term debt
        Principal plus deferred interest .................     252,942      111,322
        Future interest capitalized per SFAS 15 ..........      77,383       50,000
                                                              --------     --------
        Total recorded amount ............................     330,325      161,322
                                                              --------     --------
       Less - Current portion
        Principal payments ...............................         463          512
        Future interest capitalized per SFAS 15 ..........          --       10,000
                                                              --------     --------
        Total recorded amount ............................         463       10,512
                                                              --------     --------
        Long-term debt, net of current portion ...........    $329,862     $150,810
                                                              ========     ========

     Interest Rate Protection Agreements

     In July 1994, the Company entered into an interest rate cap agreement with the agent for its May 1994 Bank Credit Agreement. This agreement effectively limited the Company's interest rate exposure on $50 million of its floating rate debt to a Eurodollar rate of 7% (plus the applicable spreads per the terms of the May 1994 Bank Credit Agreement) through June 27, 1996. In connection with this agreement, the Company paid $365,000. This amount was amortized through the June 27, 1996 maturity date as additional interest expense.

     Mortgage Note

     The mortgage note payable bears interest at 10.25% and requires monthly principal and interest payments of $137,430 through June 1999, with a final payment of $10,626,505 in July 1999. The mortgage is secured by the land and the building and improvements constructed thereon which house the Company's Eldersburg, Maryland corporate offices and distribution center.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     1995 Credit Facility

     On March 30, 1995, the Company obtained a revolving credit and letter of credit facility (the "1995 Credit Facility") with various maximum line of credit limits as high as $120 million, which accrued interest, payable monthly in arrears, at the ABR (Alternate Base Rate) plus 2% or, at the Company's option, one-, two- or three-month LIBOR plus 3%. The ABR was, for any day, the greatest of the prime rate, the base certificate of deposit rate plus 1%, or the Federal Funds effective rate plus 1/2%. The obligations outstanding on the facility were secured by substantially all of the assets of the Company, except as otherwise encumbered.

     In addition to the payment terms noted above, the 1995 Credit Facility stipulated certain prepayment terms and fees. An additional fee at an annual rate of .5% was payable monthly in arrears on the average daily unused amount of the available commitment. Additional fees were payable on the outstanding balance of letters of credit under the 1995 Credit Facility at an annual rate of 1.5% for commercial letters of credit and 2.0% for standby letters of credit.

     The average and highest amounts outstanding under the 1995 Credit Facility were approximately $33.7 million and $69.6 million, respectively, for the period from March 30, 1995 through February 24, 1996. The average and highest amounts outstanding for Fiscal 1997 were approximately $42.9 million and $76.5 million, respectively. The average and highest amounts outstanding under the 1995 Credit Facility were approximately $61.0 million and $106.5 million, respectively, for the period from February 23, 1997 through May 14, 1997. The average interest rate on the revolving credit borrowings under the 1995 Credit Facility for the period from March 30, 1995 through February 24, 1996, Fiscal 1997 and the period from February 23, 1997 through May 14, 1997 were 9.3%, 8.8% and 10.5%, respectively. Effective interest rates, including related fees and the amortization of related deferred financing costs, for the period from March 30, 1995 through February 24, 1996, Fiscal 1997 and the period from February 23, 1997 through May 14, 1997, were 19.6%, 15.8% and 17.3%, respectively.

     As of March 31, 1997, the Company negotiated an amendment of the 1995 Credit Facility which extended the expiration date from the original expiration date of March 31, 1997 to May 15, 1997. This amendment established various maximum lines of credit through May 15, 1997.

     On May 15, 1997, the Company obtained a revolving credit and letter of credit facility to replace the 1995 Credit Facility.

     Senior Credit Facility

     On May 15, 1997, the Company obtained a revolving credit and letter of credit facility (the "Senior Credit Facility") with a maximum line of credit of $140 million through April 30, 1998 and $150 million from May 1, 1998 through April 30, 2000. In connection with the 1998 Recapitalization, on February 27, 1998 the Company amended certain terms and provisions of the Senior Credit Facility (the "1998 Amendment"), including increasing the maximum line of credit to $200 million and extending the expiration date of the facility from April 30, 2000 to April 30, 2001. Within this $200 million limit, up to $90 million may be used for outstanding letters of credit. The balance outstanding on the facility cannot exceed the aggregate of stipulated percentages of collateral values associated with the Company's eligible inventory, accounts receivable and letters of credit goods, plus certain amounts during certain periods of the year. The obligations outstanding on the facility are secured by substantially all of the assets of the Company (including trademarks), except as otherwise encumbered. The original terms of the Senior Credit Facility required that revolving credit borrowings under the facility be no more than $10 million for at least 30 consecutive days during each December 1 through March 31 period for the duration of the agreement. The terms of the 1998 Amendment eliminated this provision. The terms of the Senior Credit Facility require that the Company maintain excess availability (as defined) under the facility of greater than $15 million for at least 30 consecutive days during each December 1 through March 31 period for the duration of the agreement.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     The Senior Credit Facility accrues interest, payable in cash monthly in arrears, at the prime rate plus 0.75% per annum, or, at the Company's option, one-, two- or three-month LIBOR plus 2.75% per annum. An interest rate reduction of 0.25% per annum for the LIBOR option interest rate (to one-, two-or three-month LIBOR plus 2.50% per annum) will be available to the Company beginning in May 1998 if it attains certain financial performance benchmarks.

     At February 28, 1998, based on collateral value restrictions, the Company had additional borrowings available of approximately $31 million under the Senior Credit Facility. The average and highest amounts outstanding under the Senior Credit Facility were approximately $85.7 million and $131.5 million, respectively, for the period from May 15, 1997 through February 28, 1998. For this same period, the average interest rate on revolving credit borrowings under the Senior Credit Facility was 8.8% and the effective interest rate, including related fees and the amortization of related deferred financing costs, was 9.8%.

     In addition to the payment terms noted above, the Senior Credit Facility stipulates certain prepayment terms and fees. The original terms of the Senior Credit Facility stipulated a fee at an annual rate of 0.5% payable in cash monthly in arrears on the amount by which $110,000,000 exceeds the average daily amount of the facility outstanding during the months of May through November. Pursuant to the 1998 Amendment, beginning February 27, 1998 such fee becomes payable in cash monthly in arrears at an annual rate of 0.5% on the amount by which $145,000,000 exceeds the average daily amount of the facility outstanding during the months of May through November. Additional fees at an annual rate of 1.5% are payable in cash monthly in arrears on the daily outstanding balance of both commercial and standby letters of credit issued and outstanding for the immediately preceding month.

     1995 Recapitalization

     On May 31, 1995, the Company consummated a restructuring of the Company's outstanding debt and equity capitalization (the "1995 Recapitalization"). In the accompanying financial statements the 1995 Recapitalization has been accounted for in accordance with SFAS No. 15 "Accounting By Debtors and Creditors For Troubled Debt Restructurings" (SFAS 15).

     The aggregate outstanding debt as of May 31, 1995 of approximately $317.8 million (including approximately $6.8 million of accrued interest) under its May 1994 Bank Credit Agreement was restructured into a new facility (the "1995 Restructured Facility") consisting of: (i) a $175 million term loan (the "1995 Term Loan"), (ii) a $36 million note (the "1995 Note"), (iii) approximately $106.8 million liquidation value of cumulative voting preferred stock, which was recorded at its May 1995 appraised value of $1.5 million, and (iv) nonvoting common shares representing 80% of the common stock of the Company. The debt and equity securities issued in the 1995 Recapitalization were restructured and retired on February 27, 1998 in connection with the 1998 Recapitalization.

     1995 Term Loan. Tranche 1 of the 1995 Restructured Facility was a term loan having a principal amount of $175 million (the "1995 Term Loan") which accrued interest from April 1, 1995 at a rate of prime plus 1%.

     From April, 1995 through May 31, 1997, the 1995 Term Loan bore cash interest, payable monthly beginning in June 1995, at the rate of 3% per annum with the difference (the "Deferred Interest") accruing on a non-interest bearing basis. On May 15, 1997, the 1995 Term Loan was amended to extend through April 30, 2000, the period during which the 1995 Term Loan bore cash interest at the rate of 3% per annum, with the difference accruing on a non-interest bearing basis. Giving effect to the May 15, 1997 amendment, there were no scheduled principal payments prior to the maturity date of May 31, 2002, at which time the principal amount of $175 million, plus Deferred Interest would have become due and payable.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     1995 Note. Tranche 2 of the 1995 Restructured Facility was a note having a principal amount of $36 million (the "1995 Note") with a scheduled maturity of May 31, 2002, which accrued interest on a non-interest bearing basis, at a fixed rate per annum of 12.5%.

     In accordance with SFAS 15, the Company recorded equity interests granted under the 1995 Restructured Facility as partial settlement of the debt outstanding under the May 1994 Bank Credit Agreement at their estimated fair value. SFAS 15 requires the debtor to continue to record debt on its books at the lesser of the outstanding balance prior to the restructuring or the total amount due under the restructured debt. Since the remaining outstanding debt of $316.3 million, net of $1.5 million of appraised value of equity interests granted, under the May 1994 Bank Credit Agreement, including accrued interest, was less than the total future principal and interest payments required under the 1995 Term Loan and the 1995 Note, the Company continued to record the restructured term debt at $316.3 million as of May 31, 1995, even though the restructured principal amount of the 1995 Term Loan and the 1995 Note totaled only $211 million. The difference of $105.3 million as of May 31, 1995 effectively represented future interest payments and, therefore, reduced interest expense in subsequent periods.

     Cumulative voting preferred stock. In connection with the 1995 Recapitalization, the Lenders also received 106,764 shares of Series A cumulative voting preferred stock. In addition, the holders of the common stock of Holdings (the "Old Common Stock") received 8,493 shares of Series B cumulative voting preferred stock. The Company also granted options to certain executive officers to purchase 6,066 shares of Series C cumulative preferred stock at an exercise price of $13 per share.

     Each series of the cumulative voting preferred stock has a liquidation value of $1,000 per share and is redeemable at the Company's option, after the 1995 Term Loan, the 1995 Note and the Deferred Interest have been paid in full in cash, at liquidation value plus dividends accrued and unpaid to that date. The cumulative voting preferred stock accrued dividends quarterly from April 1, 1995 at an annual rate of 17.5%; however, no cash dividend payments on the preferred stock could be made until the 1995 Term Loan, the 1995 Note and the Deferred Interest had been paid in full, at which time the dividends, if declared, would become payable in cash.

     Nonvoting common stock. In connection with the 1995 Recapitalization, the Lenders received 80,000 shares of $.01 par value nonvoting common stock of the Company (the "1995 Nonvoting Common Stock") with an additional 20,000 shares issued to holders of the Old Common Stock.

     Reverse Stock Split. As discussed in Note 2, the accompanying financial statements and related notes have been restated for all periods to reflect a 1 for 1,000 reverse stock split with respect to the cumulative voting preferred stock and the 1995 Nonvoting Common Stock.

     1998 Recapitalization

     On February 27, 1998, the Company consummated a restructuring of the Company's outstanding subordinated debt and equity capitalization (the "1998 Recapitalization"). The objectives of the 1998 Recapitalization were to improve the Company's financial condition and provide the Company with a capital structure to facilitate its continued growth through execution of its strategic business plan. The Company has accounted for the 1998 Recapitalization in accordance with the provisions of SFAS 15.

     The aggregate principal plus deferred interest outstanding under the 1995 Term Loan and 1995 Note of approximately $257.2 million as of February 27, 1998 (including Deferred Interest on the 1995 Term Loan and accrued interest on the 1995 Note totaling approximately $46.2 million) was restructured into: (i) $100 million of 10% Senior Subordinated Notes (the "Notes") and (ii) 8,000,000 shares of newly issued common stock of the Company, representing 100% of the outstanding shares of common stock as of February 28, 1998, which represents 80% of the common shares outstanding after giving pro forma effect to the potential issuance of 2,000,000 shares of common stock pursuant to the 1998 Stock Option Plan, but not giving pro forma effect to the potential shares to be issued upon the exercise of the 1998 Recapitalization Warrants or the 1998 Management Warrants (see Note 10).

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     Pursuant to the 1998 Recapitalization transactions, all of the aggregate outstanding shares of cumulative voting preferred stock as of February 27, 1998 (represented by 106,764 shares of Series A cumulative voting preferred stock and 8,479 shares of Series B cumulative voting preferred stock) were converted into warrants to purchase an aggregate of 530,726 common shares of the Company (the "1998 Recapitalization Warrants"), with such shares of preferred stock being cancelled pursuant to the 1998 Recapitalization transactions. Each of the 1998 Recapitalization Warrants represents the right to purchase one share of common stock of the Company at a price of $15.72 per share at any time up to and including the expiration date of February 28, 2005. The 1998 Recapitalization Warrants were recorded on the February 28, 1998 balance sheet at their appraised fair value of approximately $536,000 based on an appraisal of $1.01 per warrant as of the date of the 1998 Recapitalization. The options held by certain executive officers to purchase 6,066 shares of Series C cumulative preferred stock at an exercise price of $13 per share were cancelled as a result of the 1998 Recapitalization transactions.

     Also pursuant to the 1998 Recapitalization transactions, all of the 99,967 outstanding shares of the 1995 Nonvoting Common Stock were cancelled as of February 27, 1998, with those shares of the 1995 Nonvoting Common Stock held by holders of the Series B cumulative voting preferred stock being converted into the right to receive $.01 in cash for each such share of 1995 Nonvoting Common Stock.

     Notes. The Notes were issued as of February 27, 1998 in an aggregate principal amount of $100 million, with a maturity of February 27, 2003, and bear interest at the rate of 10% per annum payable in semiannual interest payments on March 1 and September 1 of each year, beginning September 1, 1998. The Notes are redeemable at the Company's option, in whole or in part, at any time at a defined redemption price. In addition, in the event of the occurrence of a Change of Control Triggering Event (as defined), each holder of the Notes has the right to require that the Company purchase all or a portion of such holder's Notes at a purchase price of 101% of principal amount, plus accrued interest to the date of purchase. The obligations under the Notes are secured, on a subordinated basis, by substantially all of the assets of the Company, except as otherwise encumbered, and are subordinated to all amounts due pursuant to the Senior Credit Facility or any eligible successor facility on the terms and conditions set forth in the Subordination Agreement.

     As of February 26, 1998, the total recorded debt outstanding under the 1995 Term Loan and the 1995 Note, including future interest recorded in accordance with SFAS 15, totaled approximately $319.7 million. Since the Notes issued pursuant to the 1998 Recapitalization require total future payments of $150 million, including $50 million of interest payments over five years, SFAS 15 requires the Company to continue to record $150 million of debt on its books related to the $100 million principal amount of the Notes. As a result, the Company will record all future payments on the Notes, including principal and interest, as a reduction of the recorded debt and no interest expense will be recorded on the Company's Consolidated Statements of Operations with respect to the Notes. The excess of the $319.7 million of debt previously recorded over the $150 million recorded as of February 27, 1998, or $169.7 million, less $2.7 million of transaction costs incurred, has been recorded as an extraordinary gain on early extinguishment of debt, less an income tax provision of $6.1 million.

     Covenants

     The Company's debt agreements contain various covenants, certain of which require the maintenance of certain financial ratios and restrictions on the declaration or payment of dividends and other distributions. The Company is in compliance with all covenants related to its debt agreements.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     Aggregate Scheduled Maturities

     Aggregate scheduled maturities of long-term debt for each of the fiscal years subsequent to February 28, 1998 are as follows (dollars in thousands):


                                 SCHEDULED            SCHEDULED
                                 PRINCIPAL     FUTURE INTEREST PAYMENTS
FISCAL YEAR ENDING FEBRUARY       PAYMENTS     CAPITALIZED PER SFAS 15       TOTAL
-----------------------------   -----------   -------------------------   ----------
1999 ........................    $    512              $10,000             $ 10,512
2000 ........................      10,810               10,000               20,810
2001 ........................          --               10,000               10,000
2002 ........................          --               10,000               10,000
2003 and thereafter .........     100,000               10,000              110,000
                                 --------              -------             --------
                                 $111,322              $50,000             $161,322
                                 ========              =======             ========

9. ACCRUED EXPENSES

     Accrued expenses consisted of the following as of February 22, 1997 and February 28, 1998 (dollars in thousands):


                                           1997        1998
                                        ---------   ---------
         Payroll ....................    $ 5,439     $ 5,388
         Employee benefits ..........      4,767       3,559
         Returns reserve ............      2,766       2,901
         Advertising ................      3,084       2,815
         Other ......................      4,415       8,121
                                         -------     -------
                                         $20,471     $22,784
                                         =======     =======


10. STOCK-BASED COMPENSATION PLANS

     Effective February 27, 1998, the Board of Directors adopted, and the shareholders approved, a stock option plan (the "1998 Stock Option Plan"), which provides for the grant to eligible participants of options to purchase up to a total of 2,000,000 shares of the Company's common stock, subject to adjustment for future stock dividends, stock splits, reorganizations and other events. The 1998 Stock Option Plan authorizes the Compensation Committee of the Board of Directors to administer the plan and to grant to eligible participants stock options under the plan. Pursuant to the provisions of the 1998 Stock Option Plan, options granted under the plan expire ten years from the date of grant and have an exercise price equal to at least 25% of the fair value of the Company's common stock at the date of grant.

     As of February 28, 1998, options to purchase a total of 1,925,334 shares had been granted under the 1998 Stock Option Plan and there remained available for future grant options to purchase 74,666 shares under the plan. The options granted under the plan have an exercise price of $2.00 per share, expire on February 27, 2008, and vest in equal annual installments, with the first installment vesting on the date of grant and the final installment vesting two years to four years from the date of grant, subject to accelerated vesting provisions under certain circumstances as described in the plan.

     Effective February 27, 1998, as part of the 1998 Recapitalization transactions and pursuant to the 1998 Stock Option Plan, the Company's shareholders and Board of Directors approved the issuance of warrants (the "1998 Management Warrants") to purchase up to an aggregate of 83,799 shares of the Company's common stock at a purchase price of $15.72 per share. The 1998 Management Warrants expire on February 28, 2005 (subject to adjustment as specified in the Warrant Agreement) and vest in proportional installments as the options vest which are held by such participant under the 1998 Stock

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

Option Plan. In addition, the 1998 Management Warrants are only exercisable after the first date on which any of the 1998 Recapitalization Warrants are exercised. As of February 28, 1998, the Company had issued 1998 Management Warrants to purchase an aggregate of 80,667 shares to participants under the 1998 Stock Option Plan.

     As permitted under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company has elected to follow the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), whereby the intrinsic value method is used to measure compensation expense for its stock-based employee compensation plans. As required by SFAS 123, the Company provides pro forma disclosures of net income as if the fair value-based method prescribed by SFAS 123 had been applied in measuring compensation expense.

     The table below summarizes the activity in the Company's outstanding options and warrants, represented by those granted pursuant to the 1998 Stock Option Plan and the 1998 Management Warrants:


                                                             WEIGHTED-AVERAGE                     WEIGHTED-AVERAGE
                                                SHARES        EXERCISE PRICE      EXERCISABLE      EXERCISE PRICE
                                             ------------   ------------------   -------------   -----------------
Outstanding at February 24, 1996 and
 February 22, 1997 .......................           --        --                        --         --
Fiscal 1998 Activity:
 Granted .................................    2,006,001     $ 2.55                       --         --
 Exercised ...............................           --        --                        --         --
 Forfeited ...............................           --        --                        --         --
                                              ---------     ------                       --         --
Outstanding at February 28, 1998 .........    2,006,001     $ 2.55                  529,748      $ 2.55
                                              =========                             =======

     The following table summarizes information concerning options and 1998 Management Warrants outstanding at February 28, 1998:


                                        OUTSTANDING                                       EXERCISABLE
               -------------------------------------------------------------   ---------------------------------
                                 WEIGHTED-AVERAGE        WEIGHTED-AVERAGE
  EXERCISE         NUMBER       REMAINING VESTING     REMAINING CONTRACTUAL        NUMBER       WEIGHTED-AVERAGE
    PRICE       OUTSTANDING     PERIOD (IN YEARS)        LIFE (IN YEARS)        EXERCISABLE      EXERCISE PRICE
------------   -------------   -------------------   -----------------------   -------------   -----------------
$  2.00          1,925,334     1.5                   10.0                         508,445       $ 2.00
   15.72            80,667     1.5                    7.0                          21,303        15.72
--------         ---------     ---                   ----                         -------       ------
$  2.55          2,006,001     1.5                    9.9                         529,748       $ 2.55
                 =========                                                        =======

     Using the provisions of APB 25 and an appraised fair value (including valuation discounts for minority interest and lack of marketability) of $5.38 per share for the Company's common stock as of the date of grant of the options, the Company recorded compensation expense (included under the caption Deferred Compensation Expense) of approximately $1,718,000 for Fiscal 1998 with respect to vested options granted under the 1998 Stock Option Plan. No compensation expense was recorded with respect to vested 1998 Management Warrants, since the exercise price of such warrants exceeded the appraised fair value of the common stock as of the date of grant.

     If the Company had elected to recognize compensation expense based upon the fair value at the date of grant of the options and 1998 Management Warrants, consistent with the provisions of SFAS 123, the Company's net income for Fiscal 1998 would be reduced by approximately $540,000. The fair value of the options and the 1998 Management Warrants for pro forma disclosure purposes was computed as of the date of grant of such options or warrants using the Black-Scholes option pricing model and the following weighted average assumptions: expected volatility of approximately 41%; risk-free

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES interest rate of 5.24% - 5.53%; expected lives of six to ten years; and expected dividend yield of zero. The weighted-average fair value of the options and 1998 Management Warrants granted was $3.63 per share for Fiscal 1998.

11. DEFERRED COMPENSATION EXPENSE

     During Fiscal 1998, the Company recorded deferred compensation expense of approximately $2,735,000, consisting of: (i) approximately $1,718,000 of compensation expense calculated using the provisions of APB 25 related to stock-based compensation (see Note 10); and (ii) approximately $1,017,000 of compensation expense related to non-cash accruals under a deferred compensation plan adopted at the time of the 1998 Recapitalization.

12. COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

     Leases

     The Company has various noncancelable operating leases for retail stores, manufacturing, warehouse and administrative office facilities. In addition to the minimum lease payments, certain leases require additional payments for insurance, property taxes and a proportional share of maintenance costs. The retail store leases generally provide for annual base minimum rentals plus contingent rentals based upon sales in excess of specified minimums.

     Future minimum lease payments under noncancelable operating leases for all facilities and equipment with lease terms exceeding one year as of February 28, 1998 are as follows (dollars in thousands):


            FISCAL YEAR ENDING FEBRUARY
            --------------------------------
            1999 ...........................    $12,926
            2000 ...........................     11,683
            2001 ...........................     10,388
            2002 ...........................      8,852
            2003 ...........................      7,061
            2004 and thereafter ............     29,942
                                                -------
            Total minimum payments .........    $80,852
                                                =======


     Rent expense was approximately $13.7 million, $12.8 million and $15.7 million for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively.

     Compensation

     As of February 28, 1998, the Company is committed to employment arrangements with certain of its executives, through 2002, aggregating base compensation of approximately $9.4 million over the remaining terms after February 28, 1998. The arrangements also provide for additional incentive payments subject to performance standards.

     Litigation

     The Company is a defendant in several lawsuits arising from the normal course of business. Management believes that the ultimate outcome of such cases will not have a material adverse effect on the Company's financial condition.

     Concentrations

     Certain of the raw materials (such as fabrics, linings and trim items) used by the Company are manufactured to its custom specifications to be shipped to its independent manufacturers and may be available in the short term from only one or a very limited number of vendors. While the Company

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES believes it could find additional vendors to produce these raw materials, the interruption or delay of supply of these materials by existing vendors, for any reason, could have a material adverse effect on the Company. Four of the Company's raw material suppliers accounted for approximately 37% of the Company's raw material needs (excluding trim items) for the fall 1997 and spring 1998 seasons. South Korean-based suppliers account for a significant majority of the Company's fabric purchases.

     Other Contingencies

     As  of  February  28,  1998,  the  Company  was  contingently   liable  for
outstanding letters of credit, aggregating approximately $24.8 million, relating to the purchase of inventories.

13. INCOME TAXES

     In connection with the 1998 Recapitalization, the Company triggered a taxable gain of approximately $16 million, which has been offset by current year net operating losses. In accordance with SFAS 109, the extraordinary gain for financial reporting purposes has been recorded net of a $6.1 million tax provision. Primarily due to the debt restructuring, the Company's available net operating loss carryforward balance has been reduced from approximately $66 million as of February 22, 1997 to approximately $19 million as of February 28, 1998, which will begin to expire in 2011. This amount has been fully reserved in the accompanying financial statements.

     The provision (benefit) for income taxes is comprised of the following for Fiscal 1996, Fiscal 1997 and Fiscal 1998 (dollars in thousands):


                                                                            FISCAL YEAR ENDED
                                                             -----------------------------------------------
                                                              FEBRUARY 24,     FEBRUARY 22,     FEBRUARY 28,
                                                                  1996             1997             1998
                                                             --------------   --------------   -------------
Provision (benefit) for income taxes before
 extraordinary gain ......................................        $ 176            $158          $ (5,932)
Provision for income taxes on extraordinary gain .........           --              --             6,080
                                                                  -----            ----          --------
   Provision for income taxes ............................        $ 176            $158          $    148
                                                                  =====            ====          ========
Federal:
 Current .................................................        $ 155            $140          $    119
 Deferred ................................................           --              --                --
State:
 Current .................................................           21              18                29
 Deferred ................................................           --              --                --
                                                                  -----            ----          --------
   Provision for income taxes ............................        $ 176            $158          $    148
                                                                  =====            ====          ========


                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     The reconciliation of the provision (benefit) for income taxes before extraordinary items to amounts computed by applying the Federal statutory rate to earnings before provision for income taxes and extraordinary items is as follows for Fiscal 1996, Fiscal 1997 and Fiscal 1998 (dollars in thousands):


                                                                                  FISCAL YEAR ENDED
                                                                     -------------------------------------------
                                                                      FEBRUARY 24,   FEBRUARY 22,   FEBRUARY 28,
                                                                          1996           1997           1998
                                                                     -------------- -------------- -------------
Tax benefit at federal statutory rate ..............................   $ (11,758)       $ (611)      $ (3,750)
Increase (decrease) in taxes resulting from:
 State income taxes, net of federal benefit ........................          14            12             19
 Effect of nondeductible goodwill amortization .....................         842           808            808
 Valuation allowance ...............................................      10,629          (352)        (3,213)
 Other .............................................................         449           301            204
                                                                       ---------        ------       --------
Provision (benefit) for income taxes before extraordinary gain .....   $     176        $  158       $ (5,932)
                                                                       =========        ======       ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at February 22, 1997 and February 28, 1998 are presented below (dollars in thousands):

                                                                       1997           1998
                                                                   ------------   ------------
     Deferred tax assets:
       Accounts receivable reserves ............................    $     735      $     459
       Inventories .............................................        4,064          5,414
       Other accrued expenses ..................................        1,749          1,414
       Accrued employee benefits (current) .....................        1,243            995
       Accrued employee benefits (noncurrent) ..................        4,153          4,071
       Accrued restructuring expenses ..........................          761            256
       Capital loss carryforward ...............................        1,898             --
       Deferred financing fees .................................        4,226          3,421
       Long-term debt under SFAS 15 ............................       27,899         18,980
       Deferred compensation ...................................           --          1,038
       Net operating loss and tax credit carryforwards .........       25,613          7,112
       Other ...................................................        3,131          3,099
       Valuation allowance .....................................      (70,691)       (41,234)
                                                                    ---------      ---------
        Gross deferred tax assets ..............................        4,781          5,025
                                                                    ---------      ---------
     Deferred tax liabilities:
       Plant and equipment .....................................       (4,752)        (5,010)
       Other ...................................................          (29)           (15)
                                                                    ---------      ---------
        Gross deferred tax liabilities .........................       (4,781)        (5,025)
                                                                    ---------      ---------
        Net deferred tax asset .................................    $      --      $      --
                                                                    =========      =========


                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

14. SALE OF INVESTMENT

     During Fiscal 1998, the Company sold an equity investment for approximately $2,260,000 which resulted in a gain of approximately $2,260,000.

15. BENEFIT PLANS

     The Company has a defined benefit "account balance" pension plan covering all nonunion employees. Prior to January 1, 1996, plan participant accounts were credited annually with 4% of compensation up to 62.5% of social security taxable wage base plus 4.75% of the excess. As of January 1, 1996, all further annual credits based on compensation have been frozen. Accounts of active participants are also credited with interest at a variable rate equal to the five year Treasury constant maturity rate, compounded annually to retirement. Accounts of terminated participants are credited annually with interest at 4%. However, there is a minimum benefit equal to the participant's January 1, 1994 account balance, compounded annually with 7.5% interest to retirement. Participants are 100% vested in their account balance after five years of credited service. Net periodic pension costs for Fiscal 1996, Fiscal 1997 and Fiscal 1998 with respect to the plan were $451,000, $23,000 and ($29,000), respectively.

     The following table sets forth the plan's funded status at December 31, 1996 and 1997, based upon calculations made by the Company's consulting actuaries (dollars in thousands):

                                                                                        1996        1997
                                                                                     ---------   ---------
Actuarial present value of obligations:
 Accumulated benefit obligation including vested benefits of $5,342 and $6,371
   as of December 31, 1996 and 1997, respectively ................................    $5,690      $6,659
                                                                                      ======      ======
 Projected benefit obligation for services rendered to date ......................    $5,690      $6,659
Plan assets at fair value ........................................................     5,487       6,710
                                                                                      ------      ------
Projected benefit obligation in excess of (less than) plan assets ................       203         (51)
Unrecognized net gain from past experience different from that assumed and
 effects of changes in assumptions ...............................................       459          72
Unrecognized prior service cost ..................................................       (55)        (51)
                                                                                      ------      ------
 Accrued (prepaid) pension cost ..................................................    $  607      $  (30)
                                                                                      ======      ======


     The plan's assets at December 31, 1997 consisted of U.S. government and agency debt securities, equity securities and short-term debt securities, with the majority of the plan's assets comprised of U.S. government and agency debt securities.

     Net periodic pension cost, as determined by the Company's consulting actuaries, included the following for the years ended December 31, 1996 and 1997 (dollars in thousands):

                                                                      1996        1997
                                                                   ---------   ---------
         Service costs--benefits earned during the period .         $   --      $   --
         Interest cost on projected benefit obligation .........       442         442
         Actual return on plan assets ..........................      (341)       (793)
         Net amortization and deferral .........................       (78)        322
                                                                    ------      ------
                                                                    $   23      $  (29)
                                                                    ======      ======

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.75% and 7.25% as of December 31, 1996 and 1997, respectively. The weighted-average expected long-term rate of return on plan assets for 1996 and 1997 was 8.5%.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     During Fiscal 1996 and Fiscal 1997, the Company recorded a credit to retained earnings of $44,000 and $701,000, respectively, to reflect a reduction in its minimum liability.

     Certain of the Company's employees in its Eldersburg, Maryland distribution facility are covered by collective bargaining agreements and participate in pension and benefit plans administered by the national and local Amalgamated Clothing and Textile Workers Union. Subsequent to signing the contract, the Amalgamated Clothing and Textile Workers Union merged with the International Ladies Garment Workers Union becoming the Union of Needletrades, Industrial and Textile Employees ("UNITE"). The Company makes payments to the plans in accordance with the collective bargaining agreements. Total payments relating to the pension plans were $525,000, $545,000 and $355,000 for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively.

     The Company contributes to the Amalgamated Insurance Fund (the "Clothing Fund"), a multiemployer pension plan, on behalf of the union employees at its Eldersburg, Maryland facility pursuant to a collective bargaining agreement with the Union. Under a separate collective bargaining agreement with the Union, the Company contributed to another multiemployer pension plan, the Textile Pension Fund (the "Textile Fund"), on behalf of the union employees at its former Savannah, Georgia distribution center. Under the Multiemployer Pension Plan Amendments Act of 1980 ("MPPAA"), an employer that completely or partially withdraws from a multiemployer pension plan may be liable to such plan for a share of the plan's unfunded vested benefits. Management believes, based upon information received from the Textile Fund in March 1995, that the Company has no contingent MPPAA withdrawal liability attributable to the Textile Fund. The Clothing Fund has advised the Company that its contingent MPPAA withdrawal liability for a complete withdrawal from the Clothing Fund was estimated to be approximately $18.3 million as of the end of 1996, which is the last date as of which such information is available. During Fiscal 1995, the Company recorded a contingent liability of $8,250,000 related to a partial withdrawal from the plan in connection with the restructuring of its domestic production operations. During Fiscal 1996, an additional $665,000 was provided to increase this provision to $8,915,000. During Fiscal 1998, an additional $485,000 was provided to increase this provision to $9,400,000. The increase in the provision was due to the closing of the Company's Baltimore Maryland manufacturing facility (see
Note 16). Under the terms of the plan, the Company believes it triggered a partial withdrawal liability as of the end of calendar year 1997. The Company estimates that this will result in an annual cash payment, consisting of principal and interest, of approximately $1.8 million. This payment will be due in quarterly installments, commencing in January 1998 or later, and continuing until the liability is satisfied.

     The Company has a 401(k) savings plan (the "Savings Plan") covering all non-union employees except factory store hourly wage employees. Participants can elect to make pre-tax contributions up to 15% of their salary to the Savings Plan subject to legal limitations. The Company matches the contributions of participating employees on the basis of a formula specified in the Savings Plan. Total costs relating to the Savings Plan were $56,000, $224,000 and $235,000 for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively.

     Prior to Fiscal 1997, in addition to providing pension benefits, the Company provided certain life insurance benefits for retired employees. Such benefits were available to employees who had certain minimum years of continuous service at retirement. On February 28, 1993, the Company implemented Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" (SFAS 106), which requires that liabilities be accrued for such postretirement benefit obligations over the service lives of the employees eligible for coverage. During Fiscal 1997, those benefits were discontinued, which resulted in the elimination of a corresponding $103,000 liability.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

16. RESTRUCTURING AND SPECIAL CHARGES

     Fiscal 1995 Restructuring

     During Fiscal 1995, the Company recorded a $61.2 million charge related to the restructuring of its manufacturing, distribution and other operations, the changes in its senior management, the restructuring of its debt and equity capitalization, the closing of certain factory outlet stores, the relocation of its corporate headquarters and the consolidation of other office facilities, and the write-down of a receivable from Holdings related to its investment in a joint venture. Included in restructuring charges were approximately $24.4 million of noncash charges primarily related to asset writedowns resulting from the closing of two production facilities and certain factory outlet stores and the writedown of Holdings' investment in a joint venture.

     Fiscal 1998 Restructuring

     During Fiscal 1998, the Company discontinued operations at its rainwear manufacturing plant located in Baltimore, Maryland. This action represents the conclusion of a two year experiment in cooperation with the City of Baltimore, the State of Maryland and the plant's employee union to determine whether a domestic-based, rainwear manufacturing facility could provide quick response to retail inventory demand and compete on a cost basis with off-shore contractors. The results of this effort determined that the experiment was too costly to continue. In connection with the closing of this facility, the Company recorded a Fiscal 1998 restructuring charge of $3.7 million. Included in this restructuring charge are $1.2 million of cash expenditures primarily related to employee severance and ongoing occupancy costs and a $2.5 million charge related to the loss from sale of fixed assets as well as the increase in the Company's multiemployer pension liability resulting from the closure of the facility.

     In addition, during Fiscal 1998, the Company made special payments of approximately $3.8 million to certain executives of the Company due to the triggering of contractual "change of control" payment rights in the employment agreements of such executives. Such amount has been included in the $7.5 million Restructuring and Special Charges figure for Fiscal 1998.

     As of February 22, 1997 and February 28, 1998, the accrued restructuring liability related to the Fiscal 1995 and Fiscal 1998 restructuring charges was approximately $2,554,000 and $1,416,000, respectively.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

17. EARNINGS PER SHARE

     During 1997, the FASB issued Statement No. 128,  "Earnings per Share" (SFAS
128), which establishes new standards for computing and presenting earnings per share. SFAS 128 requires presentation of basic earnings per share and diluted earnings per share. There were no adjustments to net income available to common stockholders in computing diluted earnings per share for the periods presented. The income (loss) available to common stockholders and the weighted average shares used to calculate basic and diluted earnings per share in accordance with SFAS 128 are as follows (dollars in thousands, except per share data):


                                                                             FISCAL YEAR ENDED
                                                               -----------------------------------------------
                                                                FEBRUARY 24,     FEBRUARY 22,     FEBRUARY 28,
                                                                    1996             1997             1998
                                                               --------------   --------------   -------------
Income (loss) before extraordinary gain ....................     $  (34,759)      $   (1,954)    $   (5,096)
Preferred stock dividends declarable .......................         18,053           23,237         27,864
                                                                 ----------       ----------     -----------
Income (loss) before extraordinary gain available to
 common stockholders .......................................        (52,812)         (25,191)       (32,960)
Extraordinary gain .........................................             --               --        160,855
                                                                 ----------       ----------     -----------
Net income (loss) available to common stockholders .........     $  (52,812)      $  (25,191)    $  127,895
                                                                 ==========       ==========     ===========
Weighted average shares outstanding for basic earnings
 per share .................................................      8,000,000        8,000,000      8,000,000
Dilutive effect of common stock equivalents ................             --               --             --
                                                                 ----------       ----------     -----------
Weighted average shares outstanding for diluted earnings
 per share .................................................      8,000,000        8,000,000     8,000,000
                                                                 ==========       ==========     ===========
Income (loss) before extraordinary gain per share avail-
 able to common stockholders -- basic and diluted ..........     $    (6.60)      $    (3.15)    $    (4.12)
Extraordinary gain per share available to common
 stockholders -- basic and diluted .........................             --               --          20.11
                                                                 ----------       ----------     -----------
Net income (loss) per share available to common
 stockholders -- basic and diluted .........................     $    (6.60)      $    (3.15)    $    15.99
                                                                 ==========       ==========     ===========

     For the fiscal years ended February 24, 1996, February 22, 1997 and February 28, 1998, dividends of $18,053, $23,237 and $27,864, respectively, on the 17.5% cumulative voting preferred stock had accumulated and therefore are deducted from earnings in arriving at net income (loss) available to common stockholders. However, given that such dividends had not been declared and that management believed there was a remote chance that such dividends would be declared, the Company has not recorded such dividends in the accompanying financial statements.

     Pursuant to the 1998 Recapitalization, on February 27, 1998, the Company issued 8,000,000 shares of common stock (see Note 8). For purposes of calculating earnings per share, all shares and per share amounts for the fiscal years ended February 24, 1996, February 22, 1997 and February 28, 1998, have been restated to reflect the 1998 Recapitalization. Weighted average shares outstanding for calculating diluted earnings per share include basic shares outstanding, plus shares issuable upon the exercise of stock options, using the treasury stock method. As of February 28, 1998, the Company had outstanding stock options and warrants with an anti-dilutive effect of 1,925,334 shares and 611,393 shares, respectively.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

18. SUMMARY FINANCIAL INFORMATION

     The Notes are guaranteed, jointly and severally, on a senior subordinated basis, by all of the Company's subsidiaries other than London Fog Raincoats Limited, the Company's United Kingdom subsidiary, (collectively, the "Subsidiary Guarantors"). The obligations under the Notes are secured, on a senior subordinated basis, by the capital stock of each Subsidiary Guarantor, and by substantially all of the assets of the Company and each Subsidiary Guarantor. The following represents summary financial information for London Fog Industries, Inc., the Subsidiary Guarantors and London Fog Raincoats Limited (dollars in thousands):

                      FISCAL YEAR ENDED FEBRUARY 24, 1996


                                             LONDON FOG      SUBSIDIARY       LONDON FOG
                                          INDUSTRIES, INC.   GUARANTORS   RAINCOATS LIMITED   CONSOLIDATED
                                         ------------------ ------------ ------------------- -------------
Net sales ..............................     $ 166,005        $108,014          $ 375          $ 274,394
Gross profit ...........................        43,444          27,424             57             70,925
Income (loss) before extraordinary gain        (25,925)         (8,779)           (55)           (34,759)
Net income (loss) ......................       (25,925)         (8,779)           (55)           (34,759)
Current assets .........................     $  80,585        $ 20,321          $ 409          $ 101,315
Non-current assets .....................        94,042          15,356             --            109,398
Current liabilities ....................        26,311           5,685             43             32,039
Non-current liabilities ................       339,487              --             --            339,487

                      FISCAL YEAR ENDED FEBRUARY 22, 1997

                                             LONDON FOG      SUBSIDIARY       LONDON FOG
                                          INDUSTRIES, INC.   GUARANTORS   RAINCOATS LIMITED   CONSOLIDATED
                                         ------------------ ------------ ------------------- -------------
Net sales ..............................      $149,389        $129,200           $518          $279,107
Gross profit ...........................        46,291          47,567            147            94,005
Income (loss) before extraordinary gain         (6,304)          4,329             21            (1,954)
Net income (loss) ......................        (6,304)          4,329             21            (1,954)
Current assets .........................      $ 68,597        $ 31,481           $793          $100,871
Non-current assets .....................        98,893           6,581             --           105,474
Current liabilities ....................        25,713           2,378             86            28,177
Non-current liabilities ................       340,211              23             --           340,234

                      FISCAL YEAR ENDED FEBRUARY 28, 1998

                                             LONDON FOG      SUBSIDIARY       LONDON FOG
                                          INDUSTRIES, INC.   GUARANTORS   RAINCOATS LIMITED   CONSOLIDATED
                                         ------------------ ------------ ------------------- -------------
Net sales ..............................     $ 166,300        $168,990         $  331          $335,621
Gross profit ...........................        47,623          60,518             75           108,216
Income (loss) before extraordinary gain        (10,444)          5,379            (31)           (5,096)
Net income (loss) ......................       150,411           5,379            (31)          155,759
Current assets .........................     $  62,898        $ 42,186         $1,030          $106,114
Non-current assets .....................       100,799           8,178             --           108,977
Current liabilities ....................        53,715           3,346             53            57,114
Non-current liabilities ................       162,543              23             --           162,566

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                     FEBRUARY 28,       MAY 30,
                                                                         1998            1998
                                                                    --------------   ------------
                                                                                      (UNAUDITED)
                          ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ......................................     $      566      $    2,714
 Accounts receivable, net .......................................         31,509           7,856
 Inventories ....................................................         69,729         124,829
 Prepaid expenses and other current assets ......................          4,310           4,224
                                                                      ----------      ----------
   Total current assets .........................................        106,114         139,623
PROPERTY, PLANT AND EQUIPMENT, net ..............................         36,347          34,701
GOODWILL AND OTHER ASSETS .......................................         72,630          71,908
                                                                      ----------      ----------
   Total assets .................................................     $  215,091      $  246,232
                                                                      ==========      ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Revolving credit borrowings ....................................     $   18,176      $   63,213
 Current portion of long-term debt ..............................         10,512          10,526
 Accounts payable ...............................................          4,226           8,470
 Accrued expenses ...............................................         22,784          16,813
 Accrued restructuring charges ..................................          1,416           2,868
                                                                      ----------      ----------
   Total current liabilities ....................................         57,114         101,890
LONG-TERM DEBT, net of current portion ..........................        150,810         150,674
OTHER LONG-TERM LIABILITIES .....................................         11,756          11,069
                                                                      ----------      ----------
 Total liabilities ..............................................        219,680         263,633
                                                                      ----------      ----------
COMMITMENTS AND CONTINGENCIES ...................................
STOCKHOLDERS' EQUITY (DEFICIT):
 Common Stock ...................................................             80              80
 Warrants outstanding ...........................................            536             536
 Additional paid-in capital .....................................        165,493         165,493
 Unearned portion of stock options ..............................         (4,789)         (4,359)
 Accumulated deficit ............................................       (165,909)       (179,151)
                                                                      ----------      ----------
   Total stockholders' equity (deficit) .........................         (4,589)        (17,401)
                                                                      ----------      ----------
   Total liabilities and stockholders' equity (deficit) .........     $  215,091      $  246,232
                                                                      ==========      ==========


              The accompanying notes are an integral part of these
                unaudited condensed consolidated balance sheets.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   FOR THE FOURTEEN     FOR THE THIRTEEN
                                                                      WEEKS ENDED         WEEKS ENDED
                                                                     MAY 31, 1997         MAY 30, 1998
                                                                  ------------------   -----------------
                                                                                (UNAUDITED)
Net sales .....................................................       $   41,678          $   36,627
Cost of goods sold ............................................           27,022              22,753
                                                                      ----------          ----------
 Gross profit .................................................           14,656              13,874
Licensing revenues ............................................            1,010                 860
                                                                      ----------          ----------
                                                                          15,666              14,734
Selling, general and administrative expenses ..................           20,039              21,754
Restructuring and special charges .............................            3,500               3,500
Deferred compensation expense .................................               --                 684
Amortization of goodwill and licensing agreements .............              561                 532
                                                                      ----------          ----------
 Operating loss ...............................................           (8,434)            (11,736)
Interest expense, net .........................................            4,011               1,455
                                                                      ----------          ----------
 Loss before provision for income taxes .......................          (12,445)            (13,191)
Provision for income taxes ....................................               48                  51
                                                                      ----------          ----------
 Net loss .....................................................       $  (12,493)         $  (13,242)
                                                                      ==========          ==========
Basic and diluted earnings (loss) per share available to
  common stockholders:
 Net loss .....................................................       $    (2.43)         $    (1.66)
                                                                      ==========          ==========
Weighted average shares outstanding ...........................        8,000,000           8,000,000
                                                                      ==========          ==========

              The accompanying notes are an integral part of these
                  unaudited condensed consolidated statements.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                              FOR THE FOURTEEN     FOR THE THIRTEEN
                                                                                 WEEKS ENDED         WEEKS ENDED
                                                                                MAY 31, 1997         MAY 30, 1998
                                                                             ------------------   -----------------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .................................................................       $ (12,493)           $ (13,242)
 Adjustments to reconcile net loss to net cash flows from operating activities:
   Depreciation ..........................................................           1,676                1,958
   Deferred compensation .................................................              --                  684
   Amortization of goodwill and licensing agreements .....................             561                  532
   Amortization of deferred financing costs ..............................           1,139                  181
   Loss on sale of property, plant and equipment .........................              78                   --
   Anticipated loss on disposal of property, plant and equipment .........              --                1,900
   Other .................................................................             290                   --
   Changes in operating assets and liabilities:
    Accounts receivable, net .............................................          16,991               23,653
    Inventories ..........................................................         (48,526)             (55,100)
    Prepaid expenses and other current assets ............................          (2,694)                  86
    Other assets .........................................................               7                    9
    Accounts payable .....................................................             834                4,244
    Accrued expenses .....................................................          (5,214)              (5,376)
    Accrued restructuring charges ........................................             739                1,452
    Other long-term liabilities ..........................................           1,250                 (687)
                                                                                 ---------            ---------
      Net cash flows from operating activities ...........................         (45,362)             (39,706)
                                                                                 ---------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures ....................................................          (2,173)              (2,212)
 Other ...................................................................             357                   --
                                                                                 ---------            ---------
      Net cash flows from investing activities ...........................          (1,816)              (2,212)
                                                                                 ---------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in borrowings under revolving credit facility ..................          26,341               45,037
 Payments on long-term debt ..............................................            (111)                (122)
 Payment of deferred financing costs .....................................          (2,917)                  --
 Other ...................................................................             750                 (849)
                                                                                 ---------            ---------
      Net cash flows from financing activities ...........................          24,063               44,066
                                                                                 ---------            ---------
NET INCREASE (DECREASE) IN CASH ..........................................         (23,115)               2,148
CASH AND CASH EQUIVALENTS, beginning of period ...........................          26,841                  566
                                                                                 ---------            ---------
CASH AND CASH EQUIVALENTS, end of period .................................       $   3,726            $   2,714
                                                                                 =========            =========
CASH PAID FOR:
 Interest ................................................................       $   2,835            $   1,201
                                                                                 =========            =========
 Income taxes ............................................................       $      20            $      19
                                                                                 =========            =========

              The accompanying notes are an integral part of these
                  unaudited condensed consolidated statements.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

     The condensed consolidated financial statements include the accounts of London Fog Industries, Inc., a Delaware corporation, and its subsidiaries (the Company). The Company designs, markets and distributes men's and women's rainwear and men's, women's and children's outerwear and skiwear and related accessories under the LONDON FOG(Reg. TM) brand name, the PACIFIC TRAIL(Reg. TM) brand name and related brand names. The Company sells its products to a variety of apparel retailers located throughout the United States. Also, the Company receives licensing revenues from licensing agreements with third parties which provide for the manufacture and marketing of various apparel and accessories under trade names owned by the Company. In addition, certain of the Company's revenues are generated directly from consumers through its chain of retail stores (primarily factory outlet stores) located in the United States and Puerto Rico.

     The condensed consolidated financial statements for the thirteen weeks ended May 30, 1998, and the fourteen weeks ended May 31, 1997, are unaudited, but, in the opinion of management, such condensed consolidated financial statements have been presented on the same basis as the audited consolidated financial statements for the year ended February 28, 1998, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. These condensed consolidated financial statements do not include all disclosures normally included with audited consolidated financial statements and, accordingly, should be read in conjunction with the audited consolidated financial statements and notes as of February 28, 1998.

     Sales of rainwear and outerwear, the principal products of the Company, are highly seasonal. Historically, the Company has realized its highest level of sales in its third fiscal quarter (September through November) and its lowest level of sales in its first fiscal quarter (March through May). The results of operations for the periods presented are not necessarily indicative of the operating results for an entire year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents

     Cash and cash equivalents consist of operating and petty cash balances that are used to conduct day-to-day business operations, as well as cash equivalents having a maturity of 90 days or less.

     Inventories

     Inventories are stated at the lower of first-in, first-out cost or market.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. The Company depreciates property, plant and equipment and amortizes leasehold improvements on a straight-line basis over the following useful lives:

                ASSET CLASS                   USEFUL LIVES
-------------------------------------------   -----------------------
       Building and improvements ..........   5-30 years
       Equipment ..........................   3-15 years
       Furniture and fixtures .............   2-10 years
       Leasehold improvements .............   Initial term of lease,
                                              not to exceed 15 years

     Goodwill

     Goodwill, representing the excess of acquisition cost over the fair value of net identifiable assets acquired, is being amortized on a straight-line basis over a period of forty years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining esti-

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES mated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business units' operating earnings over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     Deferred Financing Costs

     Deferred financing costs are amortized over the lives of the related debt using the effective interest method.

     New Accounting Pronouncements

     During June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Management intends to implement the pronouncement at year end Fiscal 1999 and expects to report changes in the Company's minimum pension liability as a component of comprehensive income.

     During June 1997, the FASB issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS 131), which establishes a new approach for determining segments within a company and reporting information on those segments. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Management intends to adopt the pronouncement at year end Fiscal 1999. The Company has not yet completed its analysis of which operating segments, if any, on which it will report.

     During June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which standardizes the accounting for derivative instruments by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. SFAS 133 is effective for fiscal quarters of all fiscal years beginning after June 15, 1999. Management believes that the implementation of SFAS 133 would not have had a material effect on the accompanying financial statements.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

3. INVENTORIES

     Inventories consisted of the following as of February 28, 1998 and May 30, 1998 (dollars in thousands):


                                    FEBRUARY 28,       MAY 30,
                                        1998            1998
                                   --------------   ------------
                                                     (UNAUDITED)
       Finished goods ..........       $52,716        $ 73,625
       Work in process .........         8,883          43,205
       Raw materials ...........         8,130           7,999
                                       -------        --------
                                       $69,729        $124,829
                                       =======        ========

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

4. RESTRUCTURING CHARGES

     During the thirteen week period ended May 30, 1998, the Company recorded a restructuring charge of $3.5 million related to the planned closing or downsizing of five of the Company's eight test retail superstores open as of May 30, 1998. These superstores, the first of which was opened in May 1997, were opened to test an alternative, larger format retail distribution channel for the Company's product offerings to supplement the Company's traditional wholesale and factory outlet store retail distribution channels. Based on initial sales results for these test retail superstores, management has determined that most of the existing superstores, many of which are greater than 25,000 square feet in size, are too large to generate acceptable profitability within an acceptable period of time. As a result, the Company has adopted a plan to restructure its larger concept store strategy by closing or significantly downsizing most of the Company's current superstores and focusing on a store size significantly smaller than 25,000 square feet. The restructuring charge of $3.5 million included an accrual of $1.6 million for anticipated cash restructuring expenditures, primarily to cover costs associated with amending or terminating store leases, and $1.9 million of non-cash charges related to anticipated write-offs of fixed assets in the stores to be closed or downsized.

     During the fourteen week period ended May 31, 1997, the Company recorded a restructuring charge of $3.5 million related to the closing of the Company's Baltimore, Maryland rainwear manufacturing facility. In the fourth quarter of Fiscal 1998, the Company increased the restructuring charge related to this facility to $3.7 million.

5. EARNINGS PER SHARE

     During 1997, the FASB issued Statement No. 128,  "Earnings per Share" (SFAS
128), which establishes new standards for computing and presenting earnings per share. SFAS 128 requires presentation of basic earnings per share and diluted earnings per share. There were no adjustments to net income available to common stockholders in computing diluted earnings per share for the periods presented. The income (loss) available to common stockholders and the weighted average shares used to calculate basic and diluted earnings per share in accordance with SFAS 128 are as follows (dollars in thousands, except per share data):

                                                                            FOURTEEN       THIRTEEN
                                                                          WEEKS ENDED     WEEKS ENDED
                                                                            MAY 31,         MAY 30,
                                                                              1997           1998
                                                                         -------------   ------------
Net Loss .............................................................    $   12,493     $ 13,242
Preferred stock dividends declarable .................................         6,953           --
                                                                          ----------     ---------
Net loss available to common stockholders ............................    $   19,446     $ 13,242
                                                                          ==========     =========
Weighted average shares outstanding for basic earnings per share .....     8,000,000     8,000,000
Dilutive effect of common stock equivalents ..........................            --           --
                                                                          ----------     ---------
Weighted average shares outstanding for diluted earnings per share .       8,000,000     8,000,000
                                                                          ==========     =========
Net loss per share available to common stockholders --
 basic and diluted ...................................................    $    (2.43)    $  (1.66)
                                                                          ==========     =========

     During the fourteen weeks ended May 31, 1997, dividends of $6,953 on the 17.5% cumulative voting preferred stock had accumulated and therefore are deducted from earnings in arriving at net loss available to common stockholders. However, given that such dividends had not been declared and that management believed there was a remote chance that such dividends would be declared, the Company has not recorded such dividends in the accompanying financial statements.

                 LONDON FOG INDUSTRIES, INC. AND SUBSIDIARIES

     Pursuant to the 1998 Recapitalization, on February 27, 1998, the Company issued 8,000,000 shares of common stock. For purposes of calculating earnings per share, all shares and per share amounts for the fourteen weeks ended May 31, 1997 have been restated to reflect the 1998 Recapitalization. Weighted average shares outstanding for calculating diluted earnings per share include basic shares outstanding, plus shares issuable upon the exercise of stock options, using the treasury stock method. As of May 30, 1998, the Company had outstanding stock options and warrants with an anti-dilutive effect of 1,910,194 shares and 610,758 shares, respectively.

6. SUMMARY FINANCIAL INFORMATION

     The Notes are guaranteed, jointly and severally, on a senior subordinated basis, by all of the Company's subsidiaries other than London Fog Raincoats Limited, the Company's United Kingdom subsidiary (collectively, the "Subsidiary Guarantors"). The obligations under the Notes are secured, on a senior subordinated basis, by the capital stock of each Subsidiary Guarantor, and by substantially all of the assets of the Company and each Subsidiary Guarantor. The following represents summary financial information for London Fog Industries, Inc., the Subsidiary Guarantors and London Fog Raincoats Limited (dollars in thousands):

                       FOURTEEN WEEKS ENDED MAY 31, 1997

                                      LONDON FOG      SUBSIDIARY       LONDON FOG
                                   INDUSTRIES, INC.   GUARANTORS   RAINCOATS LIMITED   CONSOLIDATED
                                  ------------------ ------------ ------------------- -------------
Net sales .......................      $ 17,374        $ 24,228           $ 76          $  41,678
Gross profit ....................         5,740           8,893             23             14,656
Net income (loss) ...............        (6,765)         (5,728)            --            (12,493)
Current assets ..................      $ 63,105        $ 48,077           $800          $ 111,982
Non-current assets ..............        99,610           7,136             --            106,746
Current liabilities .............        48,334           2,891             36             51,261
Non-current liabilities .........       342,003              23             --            342,026

                       THIRTEEN WEEKS ENDED MAY 30, 1998


                                      LONDON FOG      SUBSIDIARY       LONDON FOG
                                   INDUSTRIES, INC.   GUARANTORS   RAINCOATS LIMITED   CONSOLIDATED
                                  ------------------ ------------ ------------------- -------------
Net sales .......................      $ 14,520        $ 22,032           $ 75          $  36,627
Gross profit ....................         5,487           8,366             21             13,874
Net income (loss) ...............        (6,833)         (6,410)             1            (13,242)
Current assets ..................      $ 77,890        $ 61,372           $361          $ 139,623
Non-current assets ..............        98,895           7,714             --            106,609
Current liabilities .............        98,359           3,500             30            101,889
Non-current liabilities .........       161,720              23             --            161,743

======================================  ======================================
     No person has been  authorized to
give  any  information  or to make any
representations   other   than   those
contained in this Prospectus,  and, if
given or  made,  such  information  or
representations  must  not  be  relied
upon as having been  authorized.  This
Prospectus   does  not  constitute  an        LONDON FOG INDUSTRIES, INC.
offer to sell or the  solicitation  of
an offer to buy any  securities  other
than  the   securities   to  which  it
relates  or an  offer  to  sell or the
solicitation  of an  offer to buy such
securities  in  any  circumstances  in
which  such offer or  solicitation  is
unlawful. Neither the delivery of this
Prospectus nor any sale made hereunder
shall, under any circumstances, create
any implication that there has been no       8,614,525 SHARES COMMON STOCK
change in the  affairs of the  Company                    AND
since  the  date  hereof  or that  the   $100,000,000 10% SENIOR SUBORDINATED
information    contained   herein   is              NOTES DUE 2003
correct as of any time  subsequent  to
its date.

   --------------------------------
           TABLE OF CONTENTS


                                  PAGE
                                  ----
Prospectus Summary ...............   2
Risk Factors .....................  10
The Recapitalization. ............  17
The Company ......................  17
Use of Proceeds ..................  18             [LONDON FOG LOGO]
Dividend Policy ..................  18
Capitalization ...................  19
Unaudited Pro Forma Consolidated
   Financial Data ................  20
Selected Historical Consolidated
   Financial Data ................  22
Management's    Discussion   and
   Analysis     of     Financial
   Condition   and   Results  of
   Operations ....................  25
Business .........................  33
Management .......................  46
Principal  and  Selling                          [PACIFIC TRAIL LOGO]
   Securityholders ...............  52
Plan of Distribution .............  53
Description of Common Stock ......  54
Description of Notes .............  54
Description of Warrants ..........  79
Description  of  Certain
   Indebtedness ..................  80
Validity of the Common Stock and
   the Notes .....................  81
Experts ..........................  81
Available Information ............  81
Index to Financial Statements .... F-1

   --------------------------------               _____________, 1998

     Until   __________,    2000   all
dealers  that effect  transactions  in
these   securities,   whether  or  not
participating in this offering, may be
required to deliver a Prospectus. This
is  in   addition   to  the   dealers'
obligation  to  deliver  a  Prospectus
when acting as  underwriters  and with
respect to their unsold  allotments or
subscriptions.
======================================  ======================================

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses and costs expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered under this registration statement. Except for the SEC filing fees, all expenses have been estimated and are subject to future contingencies.

       SEC registration fee ....................................    $43,172
       Legal fees and expenses* ................................
       Printing and engraving expenses* ........................
       Accounting fees and expenses* ...........................
       Other legal fees and expenses* ..........................
       Transfer agent and registrar fees and expenses* .........
       Miscellaneous* ..........................................    -------
       Total* ..................................................    $
                                                                    =======
----------
* To be provided in an amendment to this Registration Statement.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article SIXTH of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Registrant as directors, officers, employees or agents of other enterprises.

     In addition, Article FIFTH of the Registrant's Certificate of Incorporation provides that no director shall be personally liable for monetary damages for any breach of fiduciary duty. Article FIFTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Registrant or its stockholders, (ii) for acts of intentional misconduct, (iii) under Section 174 of the Delaware General Corporation Law for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-laws of the Registrant, the Registrant maintains directors' and officers' liability insurance coverage.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following information is furnished with regard to all securities sold by the Registrant within the past three years which were not registered under the Securities Act:

       (1) In connection with a recapitalization of the Registrant, on February 27, 1998, the Registrant restructured its outstanding subordinated debt and equity capitalization (the "1998 Recapitalization"). Pursuant to the 1998 Recapitalization an aggregate of approximately $257.2 million of the Registrant's outstanding debt, including accrued interest, was restructured into (i) $100 million of 10% senior subordinated notes (the "Notes") and (ii) 8,000,000 shares (the "Shares") of newly issued common stock of the Registrant, representing 100% of the outstanding shares of common stock. The Shares and Notes were issued to the holders of the Registrant's debt.

       (2) Also in connection with the 1988 Recapitalization, all of the aggregate outstanding shares of cumulative preferred stock as of February 27, 1998 (represented by 106,764 shares of Series A cumulative voting preferred stock and 8,479 shares of Series B cumulative voting preferred stock) were converted into warrants to purchase at an exercise price of $15.72 an aggregate of 530,726 shares of common stock of the Registrant and issued to the holders of the Registrant's cumulative preferred stock.

       (3) Pursuant to the Registrant's 1998 Stock Option Plan, (i) options to purchase 1,925,334 shares have been granted to officers and other employees of the Registrant, in each case exercisable for $2.00 per share (ii) and warrants to purchase 80,667 shares have been granted to officers and other employees of the Registrant, in each case exercisable for $15.72.

     The sales described in this Item 15 were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. The foregoing transactions did not involve a distribution or public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


2 Master Restructuring Agreement dated as of February 27, 1998, among the Registrant, the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), The Chase Manhattan Bank, as agent for the Lenders, and the Existing Management Holders (as defined therein)

3.1     Amended and Restated Certificate of Incorporation of the Registrant.

3.2     Amended and Restated By-Laws of the Registrant.

4.1 Loan and Security Agreement (the "Loan and Security Agreement"), dated as of May 15, 1997, by and among Congress Financial Corporation, the Registrant, Pacific Trail, Inc., and The Scranton Outlet Corporation.

4.2     Amendment No. 1 to the Loan and Security  Agreement,  dated February 27,
        1998.

4.3     Amendment  No. 2 to the Loan and  Security  Agreement,  dated  April 28,
        1998.

4.4 Indenture dated as of February 27, 1998, between the Registrant and IBJ Schroder Bank & Trust Company.

5.1*    Opinion of Proskauer Rose LLP

10.1    Registrant's 1998 Stock Option Plan

10.2    Form of Management Stock Option Agreement

10.3 Form of Robert E. Gregory, Jr.'s Option Agreement issued pursuant to the Registrant's 1998 Stock Option Plan

10.4 Form of C. William Crain's Option Agreement issued pursuant to the Registrant's 1998 Stock Option Plan

10.5    Registrant's Deferred Compensation Plan.

10.6    Form of Management Anti-dilution Warrant.

10.7    Form of 1998 Recapitalization Warrant.

10.8 Lease Agreement, dated May 4, 1994, between London Fog Corporation and 40th Street Associates (the "May 4 Lease").

10.9 Agreement dated August 11, 1994, between London Fog Corporation and 40th Street Associates.

10.10 Assignment and Assumption of the May 4 Lease between London Fog Corporation, as assignor, and London Fog Industries, Inc., as assignee.

10.11 Lease Agreement, dated August 23, 1994, between Pacific Trail, Inc. and The Bartell Drug Company.

10.12   Lease Addendum between Pacific Trail, Inc. and the Bartell Drug Company.

10.13 Deed of Trust and Security Agreement dated December 27, 1989 by Londontown Corporation to Daniel L. Wiencke and Jack N. Zemil, as trustees for the benefit of MetLife Capital Credit Corporation.

10.14 Assignment of Leases and Rents dated December 27, 1989 by Londontown Corporation to MetLife Capital Credit Corporation.

10.15   Deed of  Trust  Note  dated  December  27,  1989  signed  by  Londontown
        Corporation,   as  borrower,   in  favor  of  MetLife   Capital   Credit
        Corporation, as lender.

10.16 Second Amended and Restated Employment Agreement between Robert E. Gregory, Jr. and the Registrant dated as of February 27, 1998.

10.17 Second Amended and Restated Employment Agreement between C. William Crain and the Registrant dated as of February 27, 1998.

12.1    Computation of Ratio of Earnings to Fixed Charges.

21.1    Subsidiaries.

23.1    Consent of Arthur Andersen LLP

23.2*   Consent of Proskauer  Rose LLP  (contained  in opinion  filed as Exhibit
        5.1)

24.1    Power of Attorney (included on signature page)

25*     Statement of Eligibility of Trustee

27.1    Financial Data Schedule

----------
* To be filed by amendment

     (b) Financial Statement Schedules

     The following financial statement schedule of the Registrant included herein should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Registration Statement.

     Schedule II -- Valuation and Qualifying Accounts

     All other schedules for the Registrant are omitted because either they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

       (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   LONDON FOG INDUSTRIES, INC.

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman,  Chief  Executive  Officer  and
                                       Director


                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Robert E. Gregory, Jr., Edward M. Krell and Stuart B. Fisher, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                               TITLE                          DATE
-------------------------------   ---------------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman, Chief Executive Officer and     August 28, 1998
-----------------------------       Director (principal executive officer)
    Robert E. Gregory, Jr.

/s/ C. William Crain              President and Chief Operating Officer     August 28, 1998
-----------------------------
      C. William Crain

/s/ Edward M. Krell               Executive Vice President and Chief        August 28, 1998
-----------------------------        Financial Officer (principal financial
     Edward M. Krell                 and accounting officer)

/s/ James J. Gaffney              Director                                  August 28, 1998
-----------------------------
    James J. Gaffney

/s/ Walker Lewis                  Director                                  August 28, 1998
-----------------------------
     Walker Lewis


           SIGNATURE                               TITLE                          DATE
-------------------------------   ---------------------------------------   ---------------
/s/ Christopher H. Smith          Director                                  August 28, 1998
-----------------------------
   Christopher H. Smith

/s/ Michael J. Starshak           Director                                  August 28, 1998
-----------------------------
    Michael J. Starshak


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th of August, 1998.

                                   CLIPPER MIST, INC.

                                   By:/s/  Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director


                                  SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                               TITLE                          DATE
-------------------------------   ---------------------------------------   ---------------
/s/ Robert E. Gregory, Jr.        Chairman and Director (principal          August 28, 1998
-----------------------------       executive officer)
  Robert E. Gregory, Jr.

/s/ C. William Crain              President and Director                    August 28, 1998
-----------------------------
    C. William Crain

/s/ Edward M. Krell               Senior Vice President -- Finance          August 28, 1998
-----------------------------       and Director (principal financial
    Edward M. Krell                 and accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.


                                   LONDON FOG SPORTSWEAR, INC.

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director


                                  SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                               TITLE                          DATE
-------------------------------   ---------------------------------------   ---------------
/s/ Robert E. Gregory, Jr.        Chairman and Director (principal          August 28, 1998
-----------------------------       executive officer)
   Robert E. Gregory, Jr.



/s/ C. William Crain              President and Director                    August 28, 1998
-----------------------------
    C. William Crain

/s/ Edward M. Krell               Senior Vice President -- Finance          August 28, 1998
-----------------------------       and Director (principal financial
    Edward M. Krell                 and accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   MATTHEW MANUFACTURING CO., INC.

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director


                                  SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated


           SIGNATURE                               TITLE                          DATE
-------------------------------   ---------------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman and Director (principal          August 28, 1998
-----------------------------        executive officer)
   Robert E. Gregory, Jr.


/s/ C. William Crain              President and Director                    August 28, 1998
-----------------------------
     C. William Crain


/s/ Edward M. Krell               Senior Vice President -- Finance          August 28, 1998
-----------------------------        and Director (principal financial
     Edward M. Krell                 and accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   PACIFIC TRAIL, INC.

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director


                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Robert E. Gregory, Jr., Edward M. Krell and Stuart B. Fisher, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                               TITLE                         DATE
-------------------------------   --------------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman and Director (principal         August 28, 1998
-----------------------------       executive officer)
   Robert E. Gregory, Jr.


/s/ William Dragon, Jr.           President and Director                   August 28, 1998
-----------------------------
     William Dragon, Jr.


/s/ Edward M. Krell               Senior Vice President -- Finance and     August 28, 1998
-----------------------------        Director (principal financial and
     Edward M. Krell                 accounting officer)


/s/ C. William Crain              Director                                 August 28, 1998
-----------------------------
     C. William Crain


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   PTI HOLDING CORP.

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director


                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Robert E. Gregory, Jr., Edward M. Krell and Stuart B. Fisher, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                        DATE
-------------------------------   -----------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman and Director (principal      August 28, 1998
-----------------------------       executive officer)
  Robert E. Gregory, Jr.


/s/ William Dragon, Jr.           President and Director                August 28, 1998
-----------------------------
    William Dragon, Jr.


/s/ Edward M. Krell               Senior Vice President-Finance and     August 28, 1998
-----------------------------        Director (principal financial and
      Edward M. Krell                accounting officer)

/s/ C. William Crain              Director                              August 28, 1998
-----------------------------
    C. William Crain


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   PTI TOP COMPANY, INC.

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director

                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Robert E. Gregory, Jr., Edward M. Krell and Stuart B. Fisher, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           SIGNATURE                             TITLE                        DATE
-------------------------------   -----------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman and Director (principal      August 28, 1998
-----------------------------       executive officer)
  Robert E. Gregory, Jr.


/s/ William Dragon, Jr.           President and Director                August 28, 1998
-----------------------------
    William Dragon, Jr.


/s/ Edward M. Krell               Senior Vice President-Finance and     August 28, 1998
-----------------------------        Director (principal financial and
      Edward M. Krell                accounting officer)

/s/ C. William Crain              Director                              August 28, 1998
-----------------------------
    C. William Crain


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   STAR SPORTSWEAR MANUFACTURING
                                    CORPORATION

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director

                                  SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                        DATE
-------------------------------   -----------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman and Director (principal      August 28, 1998
-----------------------------       executive officer)
  Robert E. Gregory, Jr.

/s/ Edward M. Krell               President  and Director               August 28, 1998
-----------------------------
    C. William Crain


/s/ Edward M. Krell               Senior Vice President-Finance and     August 28, 1998
-----------------------------        Director (principal financial and
      Edward M. Krell                accounting officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   THE MOUNGER CORPORATION

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director

                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Robert E. Gregory, Jr., Edward M. Krell and Stuart B. Fisher, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




           SIGNATURE                             TITLE                        DATE
-------------------------------   -----------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman and Director (principal      August 28, 1998
-----------------------------       executive officer)
  Robert E. Gregory, Jr.


/s/ William Dragon, Jr.           President and Director                August 28, 1998
-----------------------------
    William Dragon, Jr.


/s/ Edward M. Krell               Senior Vice President-Finance and     August 28, 1998
-----------------------------        Director (principal financial and
      Edward M. Krell                accounting officer)

/s/ C. William Crain              Director                              August 28, 1998
-----------------------------
    C. William Crain


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   THE SCRANTON OUTLET CORPORATION

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director


                                  SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                        DATE
-------------------------------   -----------------------------------   ---------------
/s/ Robert E. Gregory, Jr.        Chairman and Director (principal      August 28, 1998
-----------------------------       executive officer)
  Robert E. Gregory, Jr.


/s/ C. William Crain              President and Director                August 28, 1998
-----------------------------
    C. William Crain


/s/ Edward M. Krell               Senior Vice President-Finance and     August 28, 1998
-----------------------------        Director (principal financial and
      Edward M. Krell                accounting officer)



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1998.

                                   WASHINGTON HOLDING COMPANY

                                   By:/s/ Robert E. Gregory, Jr.
                                       ----------------------------------------
                                       Robert E. Gregory, Jr.
                                       Chairman and Director


                                  SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                        DATE
-------------------------------   -----------------------------------   ---------------

/s/ Robert E. Gregory, Jr.        Chairman and Director (principal      August 28, 1998
-----------------------------       executive officer)
   Robert E. Gregory, Jr.

/s/ C. William Crain              President and Director                August 28, 1998
-----------------------------
    C. William Crain

/s/ Edward M. Krell               Senior Vice President-Finance and     August 28, 1998
-----------------------------       Director (principal financial and
    Edward M. Krell                 accounting officer)


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
London Fog Industries, Inc.:

     We have audited in accordance with generally accepted auditing standards, the financial statements of London Fog Industries, Inc. included in this prospectus and have issued our report thereon dated April 3, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying Schedule of Valuation and Qualifying Accounts is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                            ARTHUR ANDERSEN LLP

Baltimore, Maryland
April 3, 1998

                                                                     SCHEDULE II

                           LONDON FOG INDUSTRIES, INC

                       VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)


                                            BALANCE AT    CHARGED TO                                     BALANCE AT
                                           BEGINNING OF    COST AND      CHARGED TO                        END OF
               DESCRIPTION                    PERIOD       EXPENSES    OTHER ACCOUNTS   DEDUCTIONS (A)     PERIOD
----------------------------------------- -------------- ------------ ---------------- ---------------- -----------
 Fiscal 1996
Allowance for doubtful accounts .........     $2,825        $  954          $ --            $1,036         $2,743
 Fiscal 1997
Allowance for doubtful accounts .........      2,743           381            --             1,139          1,985
 Fiscal 1998
Allowance for doubtful accounts .........      1,985          (490)           --               258          1,237

----------
(a) Amounts written off net of recoveries on accounts previously written off.

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                 DESCRIPTION OF EXHIBIT
-------- -----------------------------------------------------------------------
2       Master Restructuring  Agreement dated as of February 27, 1998, among the
        Registrant,  the Subsidiary Guarantors (as defined therein), the Lenders
        (as  defined  therein),  The Chase Man-  hattan  Bank,  as agent for the
        Lenders, and the Existing Management Holders (as defined therein)

3.1     Amended and Restated Certificate of Incorporation of the Registrant.

3.2     Amended and Restated By-Laws of the Registrant.

4.1 Loan and Security Agreement (the "Loan and Security Agreement"), dated as of May 15, 1997, by and among Congress Financial Corporation, the Registrant, Pacific Trail, Inc., and The Scranton Outlet Corporation.

4.2     Amendment No. 1 to the Loan and Security  Agreement,  dated February 27,
        1998.

4.3     Amendment  No. 2 to the Loan and  Security  Agreement,  dated  April 28,
        1998.

4.4     Indenture dated as of February 27, 1998,  between the Registrant and IBJ
        Schroder Bank & Trust Company.

5.1*    Opinion of Proskauer Rose LLP

10.1    Registrant's 1998 Stock Option Plan

10.2    Form of Management Stock Option Agreement

10.3    Form of Robert E. Gregory, Jr.'s Option Agreement issued pursuant to the
        Registrant's 1998 Stock Option Plan

10.4    Form of C.  William  Crain's  Option  Agreement  issued  pursuant to the
        Registrant's 1998 Stock Option Plan

10.5    Registrant's Deferred Compensation Plan.

10.6    Form of Management Anti-dilution Warrant.

10.7    Form of 1998 Recapitalization Warrant.

10.8    Lease Agreement,  dated May 4, 1994,  between London Fog Corporation and
        40th Street Associates (the "May 4 Lease").

10.9    Agreement dated August 11, 1994, between London Fog Corporation and 40th
        Street Associates.

10.10   Assignment  and  Assumption  of  the  May 4  Lease  between  London  Fog
        Corporation, as assignor, and London Fog Industries, Inc., as assignee.

10.11   Lease Agreement,  dated August 23, 1994, between Pacific Trail, Inc. and
        The Bartell Drug Company.

10.12   Lease Addendum between Pacific Trail, Inc. and the Bartell Drug Company.

10.13   Deed  of  Trust  and  Security  Agreement  dated  December  27,  1989 by
        Londontown Corporation to Daniel L. Wiencke and Jack N. Zemil, as trustees for the benefit of MetLife Capital Credit Corporation.

10.14   Assignment  of Leases and Rents dated  December  27, 1989 by  Londontown
        Corporation to MetLife Capital Credit Corporation.

10.15   Deed of  Trust  Note  dated  December  27,  1989  signed  by  Londontown
        Corporation,   as  borrower,   in  favor  of  MetLife   Capital   Credit
        Corporation, as lender.

10.16   Second  Amended and  Restated  Employment  Agreement  between  Robert E.
        Gregory, Jr. and the Registrant dated as of February 27, 1998.

10.17   Second  Amended and  Restated  Employment  Agreement  between C. William
        Crain and the Registrant dated as of February 27, 1998.

12.1    Computation of Ratio of Earnings to Fixed Charges.

21.1    Subsidiaries.

23.1    Consent of Arthur Andersen LLP

23.2*   Consent of Proskauer  Rose LLP  (contained  in opinion  filed as Exhibit
        5.1)

24.1    Power of Attorney (included on signature page)

25*     Statement of Eligibility of Trustee

27.1    Financial Data Schedule

----------
* To be filed by amendment